FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-180779-16

MSBAM 2015-C23

Free Writing Prospectus
Structural and Collateral Term Sheet

$1,072,706,368

(Approximate Total Mortgage Pool Balance)

$933,254,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC
Bank of America, National Association
CIBC Inc.
Starwood Mortgage Funding III LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2015-C23

June 1, 2015

MORGAN STANLEY	BofA MERRILL LYNCH

Co-Lead Bookrunning Manager CIBC World Markets	Co-Lead Bookrunning Manager Drexel Hamilton
Co-Managers

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-180779) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Free Writing Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Free Writing Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Free Writing Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Free Writing Prospectus and the Prospectus attached thereto as Exhibit A. The information contained herein will be more fully described in the Free Writing Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Free Writing Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-1

MSBAM 2015-C23	Structural Overview

Offered Certificates

Class	Expected Ratings (Moody’s/Fitch/DBRS)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)(8)	Certificate Principal to Value Ratio(7)(8)
Class A-1	Aaa(sf)/AAAsf/AAA(sf)	$45,800,000	30.000%	(4)	2.87	1-58	14.3%	47.5%
Class A-2	Aaa(sf)/AAAsf/AAA(sf)	$122,100,000	30.000%	(4)	4.89	58-60	14.3%	47.5%
Class A-SB	Aaa(sf)/AAAsf/AAA(sf)	$67,600,000	30.000%	(4)	7.31	60-113	14.3%	47.5%
Class A-3	Aaa(sf)/AAAsf/AAA(sf)	$230,000,000	30.000%	(4)	9.77	113-119	14.3%	47.5%
Class A-4	Aaa(sf)/AAAsf/AAA(sf)	$285,394,000	30.000%	(4)	9.93	119-120	14.3%	47.5%
Class X-A	Aaa(sf)/AAAsf/AAA(sf)	$750,894,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class A-S(11)	Aa2(sf)/AAAsf/AAA(sf)	$75,089,000	23.000%	(4)	9.99	120-120	13.0%	52.2%
Class B(11)	NR/AA-sf/AA(sf)	$60,340,000	17.375%	(4)	9.99	120-120	12.1%	56.0%
Class PST(11)	NR/A-sf/A(sf)	$182,360,000	13.000%	(4)	9.99	120-120	11.5%	59.0%
Class C(11)	NR/A-sf/A(sf)	$46,931,000	13.000%	(4)	9.99	120-120	11.5%	59.0%

Privately Offered Certificates(12)

Class	Expected Ratings (Moody’s/Fitch/DBRS)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class X-B	NR/AA-sf/AAA(sf)	$135,429,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class X-FG	NR/NR/AAA(sf)	$26,818,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class X-H	NR/NR/AAA(sf)	$32,181,368(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class D	NR/BBB-sf/BBB(low)(sf)	$56,317,000	7.750%	(4)	9.99	120-120	10.8%	62.5%
Class E	NR/BB-sf/BB(sf)	$24,136,000	5.500%	(4)	9.99	120-120	10.6%	64.1%
Class F	NR/B-sf/B(high)(sf)	$10,727,000	4.500%	(4)	9.99	120-120	10.5%	64.7%
Class G	NR/NR/B(low)(sf)	$16,091,000	3.000%	(4)	9.99	120-120	10.3%	65.8%
Class H	NR/NR/NR	$32,181,368	0.000%	(4)	9.99	120-120	10.0%	67.8%

(1)
Ratings shown are those of Moody’s Investors Service, Inc., Fitch Ratings, Inc. and DBRS, Inc. Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency” and “Ratings” in the other free writing prospectus, which is expected to be dated June 1, 2015 (the “Free Writing Prospectus”), to which the prospectus dated October 1, 2013 (the “Prospectus”) is attached as Exhibit A. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Free Writing Prospectus.

(2)
The certificate principal balances and notional amounts are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within the same maximum permitted variance. Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial certificate principal balance or notional amount of each class of certificates shown in the table above and to the other statistical data contained herein and in the Free Writing Prospectus. In addition, the notional amounts of the Class X-A, Class X-B, Class X-FG and Class X-H Certificates may vary depending upon the final pricing of the classes of principal balance certificates and/or trust components whose certificate principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of the Class X-A, Class X-B, Class X-FG or Class X-H Certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the closing date of this securitization.

(3)
The percentages indicated under the column “Approximate Initial Credit Support” with respect to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates in the aggregate. The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class C Certificates and the Class PST Certificates represents the approximate credit support for the underlying Class C trust component.

(4)
The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months) less a specified percentage, which percentage may be zero. The Class PST Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class PST components. The pass-through rates for the Class A-S Certificates, the Class A-S trust component and the Class PST Component A-S will, at all times, be the same. The pass-through rates for the Class B Certificates, the Class B trust component and the Class PST Component B will, at all times, be the same. The pass-through rates for the Class C Certificates, the Class C trust component and the Class PST Component C will, at all times, be the same.

(5)
The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of the mortgage loans; (iii) payment in full on the stated maturity date or, in the case of any mortgage loan having an anticipated repayment date, on the anticipated repayment date; and (iv) no prepayments of the mortgage loans prior to maturity or, in the case of a mortgage loan having an anticipated repayment date, prior to such anticipated repayment date. See the structuring assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Free Writing Prospectus.

(Footnotes continued on next page)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-2

MSBAM 2015-C23	Structural Overview

(6)
Certificate Principal UW NOI Debt Yield for any class of principal balance certificates (other than the Exchangeable Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and trust components, and the denominator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the Exchangeable Certificates) and trust components, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(7)
Certificate Principal to Value Ratio for any class of principal balance certificates (other than the Exchangeable Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the Exchangeable Certificates) and trust components, if any, that are senior to such class, and the denominator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and trust components. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(8)
Certificate Principal UW NOI Debt Yield for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and trust components, and the denominator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates (other than the Exchangeable Certificates) and trust components that are senior to such trust component. Certificate Principal to Value Ratio for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates (other than the Exchangeable Certificates) and trust components that are senior to such trust component, and the denominator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and trust components. The Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio of the Class PST Certificates are equal to the respective amounts for the Class C Certificates.

(9)
The Class X-A, Class X-B, Class X-FG and Class X-H Certificates (collectively, the “Class X Certificates”) will not have certificate principal balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B, Class X-FG and Class X-H Certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A Certificates will equal the aggregate certificate principal balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates outstanding from time to time. The notional amount of the Class X-B Certificates will equal the aggregate certificate principal balance of the Class A-S trust component and the Class B trust component outstanding from time to time. The notional amount of the Class X-FG Certificates will equal the aggregate certificate principal balance of the Class F and Class G Certificates outstanding from time to time. The notional amount of the Class X-H Certificates will equal the certificate principal balance of the Class H Certificates outstanding from time to time.

(10)
The pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates as described in the Free Writing Prospectus. The pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (b) the weighted average of the pass-through rates of the Class A-S trust component and the Class B trust component as described in the Free Writing Prospectus. The pass-through rate on the Class X-FG Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (b) the weighted average of the pass-through rates of the Class F and Class G Certificates as described in the Free Writing Prospectus. The pass-through rate on the Class X-H Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (b) the pass-through rate of the Class H Certificates as described in the Free Writing Prospectus.

(11)
The Class A-S, Class B, Class PST and Class C Certificates are “Exchangeable Certificates.” On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”), which will have outstanding principal balances on the closing date of $75,089,000, $60,340,000 and $46,931,000, respectively. The trust components will be held in the grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. The Class A-S, Class B, Class PST and Class C Certificates will, at all times, represent undivided beneficial ownership interests, held through the grantor trust, in one or more of such trust components. Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding certificate principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust components, and such portions of those trust components are respectively referred to in this Term Sheet as the Class PST Component A-S, Class PST Component B and Class PST Component C (collectively, the “Class PST Components”). Following any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates or any exchange of Class PST Certificates for Class A-S, Class B and Class C Certificates as described in the Free Writing Prospectus, the percentage interests of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust components that are represented by the Class A-S, Class B, Class PST and Class C Certificates will be increased or decreased accordingly. The initial certificate principal balance of each class of the Class A-S, Class B and Class C Certificates shown in the table represents the maximum certificate principal balance of such class without giving effect to any exchange. The initial certificate principal balance of the Class PST Certificates shown in the table is equal to the aggregate of the initial certificate principal balances of the Class A-S, Class B and Class C Certificates shown in the table and represents the maximum certificate principal balance of the Class PST Certificates that could be issued in an exchange; such initial certificate principal balance is not included in the aggregate certificate principal balance of the offered certificates set forth on the cover page of this Term Sheet. The certificate principal balances of the Class A-S, Class B and Class C Certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the Class PST Certificates issued on the closing date. Distributions and allocations of payments and losses with respect to the Exchangeable Certificates are described in this Term Sheet under “Allocations and Distributions on the Exchangeable Certificates” and under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus.

* For purposes of the foregoing chart, the Class A Senior Certificates include the Class X-A Certificates, which are also offered certificates, in regards to payments of interest.
** For purposes of the foregoing chart, the Class X-B, Class X-FG and Class X-H Certificates have the same payment priority as the Class A Senior Certificates in regards payments of interest. The foregoing chart does not address the Class V Certificates (which represent interests in excess interest in respect of any anticipated repayment date loans).

(Footnotes continued on next page)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-3

MSBAM 2015-C23	Structural Overview

(12)
Not offered pursuant to the Prospectus, the Free Writing Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R Certificates, which do not have a certificate principal balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class V Certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R Certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-4

MSBAM 2015-C23	Structural Overview

Issue Characteristics

Offered Certificates:
$933,254,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of nine principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class PST and Class C) and one interest-only class (Class X-A)

Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated
Co-Managers:	CIBC World Markets Corp. and Drexel Hamilton, LLC
Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association, CIBC Inc. and Starwood Mortgage Funding III LLC
Rating Agencies:	Moody’s Investors Service, Inc., Fitch Ratings, Inc. and DBRS, Inc.
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	LNR Partners, LLC (or, with respect to Excluded Mortgage Loans, Wells Fargo Bank, National Association)
Trustee:	Wilmington Trust, National Association
Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association
Trust Advisor:	Pentalpha Surveillance LLC
Initial Controlling Class Representative:	LNR Securities Holdings, LLC or an affiliate thereof
Cut-off Date:
June 1, 2015. For purposes of the information contained in this term sheet (this “Term Sheet”), scheduled payments due in June 2015 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on June 1, 2015, not the actual day on which such scheduled payments were due

Expected Pricing Date:	Week of June 8, 2015
Expected Closing Date:	Week of June 15, 2015
Determination Dates:	The 11th calendar day of each month (if the 11th calendar day is not a business day, the next succeeding business day), commencing in July 2015
Distribution Dates:	The 4th business day following the Determination Date in each month, commencing in July 2015
Rated Final Distribution Date:	The Distribution Date in July 2050
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Class A-S, Class B, Class PST and Class C Certificates will evidence an interest in the grantor trust
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A); $100,000 for the Class X-A Certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:
The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Free Writing Prospectus.

Bloomberg Ticker:	MSBAM 2015-C23 <MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS AND THE “RISK FACTORS” SECTION OF THE PROSPECTUS.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-5

MSBAM 2015-C23	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:
On each distribution date, certificateholders will be entitled to receive distributions of interest and principal from funds received with respect to the mortgage loans and available for distribution. Funds available for distribution on the certificates will be net of excess interest, excess liquidation proceeds and specified trust expenses, including, without limitation, all advance reimbursements (with interest) and all servicing fees and expenses, certificate administrator fees (including trustee fees and custodian fees) and expenses, special servicer compensation, trust advisor fees (together with certain trust advisor consulting fees), CREFC® license fees and expenses as set forth below. Distributions to certificateholders on each distribution date out of payments (or advances in lieu thereof) and other collections on the mortgage loans will be in an amount equal to each class’s interest and principal entitlement, subject to:

(i) payment of the respective interest entitlement for any other class of certificates bearing an earlier alphanumeric designation (except (x) in respect of the distribution of interest among the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-FG and Class X-H Certificates, which will have the same senior priority and be distributed pro rata and (y) in respect of the distribution of interest among the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Exchangeable Certificates”);

(ii) if applicable, payment of the respective principal entitlement for the distribution date to the outstanding classes of principal balance certificates, first, to the Class A-SB Certificates, until the principal balance of such class has been reduced to the planned principal balance for the related distribution date set forth on Appendix VII to the Free Writing Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, in that order (or pro rata among such classes if the principal balance of all other classes of certificates has been reduced to zero as a result of the allocation of mortgage loan losses or trust advisor expenses to such other classes, or if the aggregate appraisal reduction equals or exceeds the aggregate principal balance of the Class A-S through Class H Certificates (including the Class PST Certificates)), until the principal balance of each such class has been reduced to zero, then, to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Exchangeable Certificates” until the principal balance of each such class has been reduced to zero, and then to the Class D, Class E, Class F, Class G and Class H Certificates, in that order, until the principal balance of each such class has been reduced to zero; and

(iii) the allocation of trust advisor expenses, (a) first, to reduce payments of interest on the Class D Certificates, the Class C trust component and the Class B trust component, in that order, (b) second, to reduce payments of principal on the Class D Certificates, the Class C trust component, the Class B trust component and the Class A-S trust component, in that order, and (c) third, to reduce payments of principal on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates on a pro rata basis.

No trust advisor expenses (which do not include the trust advisor fee) will be allocated to or otherwise borne by the Control Eligible Certificates. As a result, none of the classes of such certificates will provide protection to the more senior classes of certificates for the purposes of allocating losses based on trust advisor expenses.

Trust advisor expenses allocated to the Class A-S trust component, the Class B trust component and the Class C trust component will be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Exchangeable Certificates.”

Interest and Principal Entitlements:
Interest distributable on any class of certificates (other than the Exchangeable Certificates and the Class V and Class R Certificates) or trust component on any distribution date, with various adjustments described under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, represents all unpaid interest accrued with respect to that class of certificates or trust component through the end of the interest accrual period that corresponds to that distribution date. Interest accrues with respect to each such interest-bearing certificate and each trust component during each interest accrual period at the applicable pass-through rate for, and on the principal balance or notional amount, as applicable, of that certificate or trust component outstanding immediately prior to, the distribution date that corresponds to that interest accrual period. However, as described in “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, there are circumstances relating to the timing of prepayments in which the interest entitlement with respect to any certificate or trust component for a distribution date could be less than one full month’s interest at the pass-through rate on the certificate’s or trust component’s principal balance or notional amount. In addition, certain specified trust fund expenses, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of advances (with interest thereon), and the rights of such parties and of the certificate administrator, the custodian and, subject to certain limitations, the trust advisor to the payments of compensation and reimbursement of certain costs and expenses will be prior to a certificateholder’s right to receive distributions of principal or interest. In addition, the right of the trust advisor to receive reimbursement of trust advisor expenses will be prior to the right of the holders of the Class B, Class PST, Class C and Class D Certificates to receive payments of interest, and to the right of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class PST, Class C and Class D Certificates to receive payments of principal.

The amount of principal available to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to the sum of: (i) the principal portion of all scheduled payments,

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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other than balloon payments, to the extent received during the related collection period or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) in respect of such distribution date; (ii) all principal prepayments and the principal portion of balloon payments received during the related collection period; (iii) the principal portion of other collections on the mortgage loans received during the related collection period, for example liquidation proceeds, condemnation proceeds, insurance proceeds and income on other “real estate owned” (“REO”); and (iv) the principal portion of proceeds of mortgage loan repurchases received during the related collection period; subject to certain adjustments described in the Free Writing Prospectus relating to the payment or reimbursement of nonrecoverable advances, workout-delayed reimbursement amounts and trust advisor expenses, and exclusive of any late collections of principal received during the related collection period for which there is an outstanding advance. The Class V, Class R, Class X-A, Class X-B, Class X-FG and Class X-H Certificates will not be entitled to principal distributions.

Allocations and Distributions on the Exchangeable Certificates:

On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”), which will have outstanding principal balances on the closing date of $75,089,000, $60,340,000 and $46,931,000, respectively. The trust components will be held in the grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest, held through the grantor trust, in a percentage of the outstanding principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest, held through the grantor trust, in the remaining percentages of the outstanding principal balances of the Class A-S, Class B and Class C trust components, which portions of these trust components are respectively referred to in this Term Sheet as the “Class PST Component A-S,” “Class PST Component B” and “Class PST Component C” (collectively, the “Class PST Components”).

Distributions of principal and interest will be made sequentially with respect to the trust components in alphabetic order of class designation after all required distributions of interest and principal have been made with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-FG and Class X-H Certificates.

Interest, principal, prepayment premiums, yield maintenance charges, voting rights and any losses (including, without limitation, as a result of trust advisor expenses) or collateral support deficits that are allocated to the Class A-S, Class B or Class C trust component will be distributed or allocated, as applicable, as between the Class A-S, Class B or Class C Certificates, as applicable, on the one hand, and Class PST Component A-S, Class PST Component B or Class PST Component C, as applicable (and correspondingly, the Class PST Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C trust component, as applicable. For a complete description of the allocations and distributions with respect to the Class A-S trust component, the Class B trust component and the Class C trust component (and correspondingly the Class A-S, Class B, Class PST and Class C Certificates and the Class PST Component A-S, Class PST Component B and Class PST Component C), see “Description of the Offered Certificates” in the Free Writing Prospectus. See “Material Federal Income Tax Consequences” in the Free Writing Prospectus for a discussion of the tax treatment of the Exchangeable Certificates.

Exchanges of Exchangeable Certificates:

If you own Class A-S, Class B and Class C Certificates, you will be able to exchange them for a proportionate interest in the Class PST Certificates, and vice versa, as described in the Free Writing Prospectus. You can exchange your Exchangeable Certificates by notifying the certificate administrator. Holders of Class PST Certificates will be entitled to receive principal and interest that would otherwise be payable on the applicable proportion of the Class A-S, Class B and Class C Certificates exchangeable therefor. Any such allocations of principal and interest as between classes of Exchangeable Certificates will have no effect on the principal or interest entitlements of any other class of certificates. The Free Writing Prospectus describes the available combinations of Exchangeable Certificates eligible for exchange.

Special Servicer Compensation:
The special servicer is entitled to a special servicing fee payable from general collections on the mortgage loans (other than any non-serviced mortgage loan, including the TKG 3 Retail Portfolio mortgage loan following the TKG 3 Retail Portfolio Companion Loan Securitization Date) and any related B note or serviced companion loan. The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan (other than any non-serviced mortgage loan, including the TKG 3 Retail Portfolio mortgage loan following the TKG 3 Retail Portfolio Companion Loan Securitization Date) that is a specially serviced mortgage loan (and any related B note or serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be 0.25% per annum or, if such rate would result in a special servicing fee that would be less than $2,000 in any given month, such higher rate as would result in a special servicing fee equal to $2,000 for such month. Any primary servicing fee or sub-servicing fee will be paid by the special servicer out of the fees described above. The special servicer is also entitled to additional fees and amounts, including, without limitation, income on the amounts held in certain permitted investments. The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced mortgage loan (and any related B note or serviced companion loan) or REO property and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan (and any related B note or serviced companion loan), subject to a cap with respect to each such fee of $1,000,000 with respect to any mortgage loan, loan pair or non-serviced loan combination, A/B whole loan or REO property and subject to certain adjustments and exceptions as described in the Free Writing Prospectus under “Servicing of the

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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Mortgage Loans—The Special Servicer—Special Servicer Compensation.”

With respect to any non-serviced mortgage loan (including the TKG 3 Retail Portfolio mortgage loan following the TKG 3 Retail Portfolio Companion Loan Securitization Date), the related special servicer under the related other servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other servicing agreement as further described in the Free Writing Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

On any distribution date, prepayment premiums or yield maintenance charges collected in respect of each mortgage loan during the related collection period will be distributed by the certificate administrator on the classes of certificates or trust components as follows: to each class of principal balance certificates (other than the Exchangeable Certificates and the Class E, Class F, Class G and Class H Certificates) and each trust component then entitled to distributions of principal on such distribution date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to that class or trust component on that distribution date, and the denominator of which is the total amount distributed as principal to all classes of principal balance certificates (other than the Exchangeable Certificates) and trust components on that distribution date, (b) the Base Interest Fraction for the related principal prepayment and that class or trust component and (c) the amount of the prepayment premium or yield maintenance charge collected in respect of such principal prepayment during the one month period ending on the related determination date. Any prepayment premiums or yield maintenance charges relating to the mortgage loans collected during the related collection period and remaining after those distributions described above (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X Certificates, as follows:  first, to the holders of the Class X-A, Class X-B and Class X-FG Certificates, in each case in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the class(es) of certificates and/or trust component(s) whose certificate principal balances comprise the notional amount of the applicable class of Class X Certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to all classes of principal balance certificates (other than the Exchangeable Certificates) and trust components, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date, and then, to holders of the Class X-H Certificates in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of each class of Class X Certificates (other than the Class X-H Certificates). Distributions of prepayment premiums and yield maintenance charges made on the Class A-S trust component, the Class B trust component and the Class C trust component will be distributed to the Class A-S, Class B and Class C Certificates and the Class PST Components (and correspondingly the Class PST Certificates) as described above in “Allocations and Distributions on the Exchangeable Certificates.” No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E, Class F, Class G, Class H, Class V or Class R Certificates.

The “Base Interest Fraction,” with respect to any principal prepayment of any mortgage loan that provides for payment of a prepayment premium or yield maintenance charge, and with respect to any class of principal balance certificates (other than the Exchangeable Certificates and the Class E, Class F, Class G and Class H Certificates) or trust component, is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class of certificates or trust component, as applicable, and (ii) the applicable discount rate and (B) whose denominator is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided that under no circumstances will the Base Interest Fraction be greater than one. If the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided that if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, but is less than the pass-through rate on the subject class of certificates or trust component, then the Base Interest Fraction shall be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Collateral Support Deficits:
On each distribution date, immediately following the distributions made to the certificateholders on that date, the certificate administrator will be required to calculate the amount, if any, by which (1) the aggregate stated principal balance of pool of the mortgage loans, including any mortgage loans as to which the related mortgaged properties have become REO properties, expected to be outstanding immediately following that distribution date, is less than (2) the aggregate principal balance of the principal balance certificates after giving effect to distributions of principal on that distribution date and the allocation of any excess trust advisor expenses to reduce the principal balances of the principal balance certificates that are not Control Eligible Certificates on that distribution date (any such deficit, a “Collateral Support Deficit”).

On each distribution date, the certificate administrator will be required to allocate any Collateral Support Deficit to the respective classes of principal balance certificates (other than the Exchangeable Certificates) and the trust components in the following order: to the Class H Certificates, the Class G Certificates, the Class F Certificates, the Class E Certificates, the Class D Certificates, the Class C trust component, the Class B trust component, and the Class A-S trust component, in that order, in each case in reduction of and until the remaining principal balance of that class of certificates or trust components has been reduced to zero. Following the reduction of the principal balances of all such classes of certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit to the Class A-1, Class A-2, Class A-

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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SB, Class A-3 and Class A-4 Certificates, pro rata (based upon their respective principal balances), until the remaining principal balances of those classes of certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of certificates will be allocated to the respective certificates of such class in proportion to the percentage interests evidenced by the respective certificates. Any Collateral Support Deficit allocated to the Class A-S, Class B and Class C trust components will, in turn, be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described above in “Allocations and Distributions on the Exchangeable Certificates.”

A/B Whole Loans and Loan Pairs:
The mortgaged property identified on Appendix I to the Free Writing Prospectus as TKG 3 Retail Portfolio secures on a pari passu basis (i) a mortgage loan (the “TKG 3 Retail Portfolio mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $79,708,750, representing approximately 7.4% of the initial pool balance, and (ii) a companion loan that has an outstanding principal balance as of the Cut-off Date of $80,000,000 that is not part of the mortgage pool and that is currently held by Morgan Stanley Bank, N.A. The TKG 3 Retail Portfolio mortgage loan and the related companion loan together constitute the “TKG 3 Retail Portfolio loan pair” and a “loan pair” and are pari passu in right of payment.

The TKG 3 Retail Portfolio loan pair will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement related to this transaction only until the securitization of the related companion loan (such date, the “TKG 3 Retail Portfolio Companion Loan Securitization Date”). On and after the TKG 3 Retail Portfolio Companion Loan Securitization Date, the TKG 3 Retail Portfolio mortgage loan and related companion will together constitute a “non-serviced loan combination” and will be serviced pursuant to the pooling and servicing agreement entered into in connection with the securitization of the related companion loan (the “TKG 3 Retail Portfolio PSA”) and the related intercreditor agreement. Accordingly, on and after the TKG 3 Retail Portfolio Companion Loan Securitization Date, various servicing actions described in this Term Sheet will be performed by the master servicer and/or special servicer under, and in accordance with, the TKG 3 Retail Portfolio PSA, which provisions are expected to be substantially similar to or consistent with the pooling and servicing agreement related to this transaction. At all times, the holder of the related companion loan, or a representative of such holder, will act as directing holder with respect to the TKG 3 Retail Portfolio loan pair. For additional information regarding the TKG 3 Retail Portfolio loan pair, see “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The TKG 3 Retail Portfolio Loan Pair” in the Free Writing Prospectus.

The mortgaged property identified on Appendix I to the Free Writing Prospectus as 32 Old Slip Fee secures on a pari passu basis (i) a mortgage loan (the “32 Old Slip Fee mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $66,000,000, representing approximately 6.2% of the initial pool balance, and (ii) three promissory notes that have an aggregate outstanding principal balance as of the Cut-off Date of $110,000,000 (collectively, the “32 Old Slip Fee serviced companion loan” and a “serviced companion loan”) that is not part of the mortgage pool and that is currently held by Morgan Stanley Bank, N.A. The 32 Old Slip Fee mortgage loan and the 32 Old Slip Fee serviced companion loan together constitute the “32 Old Slip Fee loan pair” and a “loan pair,” are pari passu in right of payment and are to be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction. With respect to the 32 Old Slip Fee mortgage loan, any holder of the 32 Old Slip Fee serviced companion loan will have certain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters related to the 32 Old Slip Fee loan pair.

The mortgaged property identified on Appendix I to the Free Writing Prospectus as Aviare Place Apartments secures on a pari passu basis (i) a mortgage loan (the “Aviare Place Apartments mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $20,850,000, representing approximately 1.9% of the initial pool balance, and (ii) a promissory note with an outstanding principal balance as of the Cut-off Date of $5,472,000 (the “Aviare Place Apartments serviced companion loan” and a “serviced companion loan”) that is not part of the mortgage pool and that is currently held by Bank of America, National Association. The Aviare Place Apartments mortgage loan and the Aviare Place Apartments serviced companion loan together constitute the “Aviare Place Apartments loan pair” and a “loan pair,” are pari passu in right of payment and are to be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction. With respect to the Aviare Place Apartments mortgage loan, any holder of the Aviare Place Apartments serviced companion loan will have certain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters related to the Aviare Place Apartments loan pair.

There are no other “loan pairs” and there are no “A/B whole loans,” related to the issuing entity. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.

With respect to any mortgage loan that is part of a loan pair, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations herein include the related pari passu serviced companion loan.

Non-Serviced Loan Combinations:	The mortgaged property identified on Appendix I to the Free Writing Prospectus as Hilton Garden Inn W 54th Street secures (1) on a generally senior pari passu basis (a) a mortgage loan (the “Hilton Garden Inn W 54th Street mortgage loan”) with an outstanding principal balance as of the cut-off date of $40,000,000, representing approximately 3.7% of the initial pool balance, and (b) two pari passu promissory notes with an aggregate outstanding principal balance as of the cut-off date of $115,000,000 (collectively, the “Hilton Garden Inn W 54th Street non-serviced companion loan” and a “non-serviced companion loan”), which promissory notes are pari passu in right of payment with the Hilton Garden Inn W 54th Street mortgage loan, are not included in the issuing entity and are currently held by the MSBAM 2015-C22 securitization trust and by Morgan Stanley Bank, N.A., respectively, and (2) on a generally subordinate basis relative to the Hilton Garden Inn W 54th Street mortgage loan and the Hilton Garden Inn W 54th Street non-serviced companion loan, a subordinated promissory note with an outstanding principal balance as of the cut-off date of

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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$20,000,000 (the “Hilton Garden Inn W 54th Street B note” and a “B note”), which promissory note is, in general, subordinate in right of payment to the Hilton Garden Inn W 54th Street mortgage loan and the Hilton Garden Inn W 54th Street non-serviced companion loan, is not included in the issuing entity and is currently held by Aareal Capital Corporation. The Hilton Garden Inn W 54th Street mortgage loan, the Hilton Garden Inn W 54th Street non-serviced companion loan and the Hilton Garden Inn W 54th Street B note are collectively referred to herein as the “Hilton Garden Inn W 54th Street non-serviced loan combination” and a “non-serviced loan combination.” The Hilton Garden Inn W 54th Street non-serviced loan combination will be serviced pursuant to the related intercreditor agreement and the MSBAM 2015-C22 pooling and servicing agreement.

The portfolio of mortgaged properties identified on Appendix I to the Free Writing Prospectus as US StorageMart Portfolio secures (1) on a generally senior pari passu basis (a) a mortgage loan (the “US StorageMart Portfolio mortgage loan”) with an outstanding principal balance as of the cut-off date of $31,231,500, representing approximately 2.9% of the initial pool balance, and (b) five pari passu promissory notes with an aggregate outstanding principal balance as of the cut-off date of $157,694,500 (collectively, the “US StorageMart Portfolio non-serviced companion loan” and a “non-serviced companion loan”), which promissory notes are pari passu in right of payment with the US StorageMart Portfolio mortgage loan, are not included in the issuing entity and are currently held by the CGBAM 2015-SMRT securitization trust and Citigroup Global Markets Realty Corp., respectively, and (2) on a generally subordinate basis relative to the US StorageMart Portfolio mortgage loan and the US StorageMart Portfolio non-serviced companion loan, two subordinated promissory notes with an aggregate outstanding principal balance as of the cut-off date of $223,574,000 (collectively, the “US StorageMart Portfolio B note” and a “B note”), which promissory notes are, in general, subordinate in right of payment to the US StorageMart Portfolio mortgage loan and the US StorageMart Portfolio non-serviced companion loan, are not included in the issuing entity and are currently held by the CGBAM 2015-SMRT securitization trust. The US StorageMart Portfolio mortgage loan, the US StorageMart Portfolio non-serviced companion loan and the US StorageMart Portfolio B note are collectively referred to herein as the “US StorageMart Portfolio non-serviced loan combination” and a “non-serviced loan combination.” The US StorageMart Portfolio non-serviced loan combination will be serviced pursuant to the related intercreditor agreement and the CGBAM 2015-SMRT trust and servicing agreement.

As of the closing date for this securitization, no mortgage loans, other than the Hilton Garden Inn mortgage loan and the US StorageMart Portfolio mortgage loan, will have a non-serviced companion loan associated with them, and all of the mortgage loans, other than the Hilton Garden Inn mortgage loan and the US StorageMart Portfolio mortgage loan, will be serviced under the pooling and servicing agreement for this transaction. Accordingly, other than the TKG 3 Retail 3 Portfolio mortgage loan and related companion loan (on and after the TKG 3 Retail Portfolio Companion Loan Securitization Date), the Hilton Garden Inn non-serviced loan combination and the US StorageMart Portfolio non-serviced loan combination, there are no other “non-serviced loan combinations” with respect to the issuing entity. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

With respect to any mortgage loan that is part of a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations herein include the related pari passu non-serviced companion loan (and, in the case of the Hilton Garden Inn W 54th Street mortgage loan and the US StorageMart Portfolio mortgage loan, such calculations exclude any related B note).

Appraisal Reductions:
The occurrence of certain adverse events affecting a mortgage loan (other than a non-serviced mortgage loan and the TKG 3 Retail Portfolio mortgage loan following the TKG 3 Retail Portfolio Companion Loan Securitization Date) (“Appraisal Events”) will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in the Free Writing Prospectus.

Any appraisal reduction in respect of any non-serviced mortgage loan or the TKG 3 Retail Portfolio mortgage loan (on and after the TKG 3 Retail Portfolio Companion Loan Securitization Date) generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are, or with respect to the TKG 3 Retail Portfolio 3 Mortgage Loan are expected to be, generally similar to those provided for in the pooling and servicing agreement for this transaction.

Notwithstanding the foregoing, if an appraisal is required to be obtained in accordance with the pooling and servicing agreement (or the applicable other servicing agreement with respect to any non-serviced mortgage loan) but is not obtained within 120 days following the applicable Appraisal Event, then, until such appraisal is obtained and solely for purposes of determining the amounts of P&I advances, the appraisal reduction will equal 25% of the stated principal balance of the related mortgage loan; provided that, upon receipt of an appraisal, the appraisal reduction for such mortgage loan will be recalculated generally in accordance with the preceding paragraphs.

If any mortgage loan is part of an A/B whole loan, a loan pair or a non-serviced loan combination, any appraisal reduction will be calculated in respect of such A/B whole loan, loan pair or non-serviced loan combination taken as a whole. With respect to an A/B whole loan, any such appraisal reduction will be allocated first to the related B note and then to the related A note. With respect to a loan pair or non-serviced loan combination, any such appraisal reduction will be allocated between the mortgage loan and the related serviced companion loan or non-serviced companion loan, respectively, on a pro rata basis by unpaid principal balance (provided that in the case of each of the Hilton Garden Inn W 54th Street non-serviced loan combination and the US StorageMart Portfolio non-serviced loan combination, such allocation will occur after the allocation of appraisal reductions first, to any related B note).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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If an appraisal reduction exists for, or is allocable to, any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be reduced in the same proportion that the appraisal reduction bears to the stated principal balance of that mortgage loan. This will reduce the funds available to pay interest on the certificates or trust components, as applicable, then outstanding.

For a discussion of how appraisal reductions are calculated and allocated, see “Description of the Offered Certificates—Appraisal Reductions” in the Free Writing Prospectus.

Control Rights:
During any Subordinate Control Period, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Subordinate Control Period” means any period when the aggregate principal balance of the Class E Certificates (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) is at least 25% of the initial aggregate principal balance of that class.

During any Collective Consultation Period, the controlling class representative will not have any consent rights, but the controlling class representative and the trust advisor will each have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Collective Consultation Period” means any period when both (i) the aggregate principal balance of the Class E Certificates (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class), is less than 25% of the initial aggregate principal balance of the Class E Certificates and (ii) the aggregate principal balance of that class (without regard to any appraisal reductions allocable to such class), is at least 25% of the initial aggregate principal balance of that class.

During any Senior Consultation Period, the controlling class representative will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the trust advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Senior Consultation Period” means a period when the aggregate principal balance of the Class E Certificates (without regard to any appraisal reductions allocable to such class) is less than 25% of the initial aggregate principal balance of that class.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of an A/B whole loan, loan pair or non-serviced loan combination, the controlling class representative’s consent and/or consultation rights with respect thereto may be limited as described in the Free Writing Prospectus. In particular, with respect to the TKG 3 Retail Portfolio loan pair, the Hilton Garden Inn W 54th Street non-serviced loan combination and the US StorageMart Portfolio non-serviced loan combination, the controlling class representative will only have certain consultation rights with respect to certain major decisions and other matters related to such loan pair, in each case only during a Subordinate Control Period and a Collective Consultation Period. See “Servicing of the Mortgage Loans—The Controlling Class Representative” in the Free Writing Prospectus.

A/B Whole Loan, Loan Pair and Non-Serviced Loan Combination Control Rights:

The existence of a Subordinate Control Period, Collective Consultation Period or Senior Consultation Period will not limit any control and/or consultation rights of the holder of any related B note or companion loan. In particular, with respect to the TKG 3 Retail Portfolio loan pair, prior to the TKG 3 Retail Portfolio Companion Loan Securitization Date, the holder of the TKG 3 Retail Portfolio companion loan will be the controlling holder of such loan pair and will have certain consent and consultation rights with respect to the TKG 3 Retail Portfolio loan pair, and will have the right to replace the special servicer with respect to such loan pair.

In addition, with respect to each non-serviced loan combination, the related controlling holder will have certain consent and consultation rights with respect to such non-serviced loan combination under the related other servicing agreement and will have the right to replace the special servicer under such other servicing agreement with respect to such non-serviced loan combination. With respect to the TKG 3 Retail Portfolio mortgage loan (and related companion loan), on and after the TKG 3 Retail Portfolio Companion Loan Securitization Date, the “controlling class representative” or other designated party under the pooling and servicing agreement with respect to the companion loan securitization will be the controlling holder with respect thereto. With respect to the Hilton Garden Inn W 54th Street non-serviced loan combination, the holder of the related B note will be the controlling holder with respect thereto so long as the principal balance of such B note has not been reduced or notionally reduced, as applicable, by the application of payments, losses and appraisal reductions, below 25% of its original principal balance (as reduced by principal payments), and if such B note does not satisfy such criteria, the MSBAM 2015-C22 controlling class representative (during a MSBAM 2015-C22 subordinate control period) will act as the related controlling holder. With respect to the US StorageMart Portfolio non-serviced loan combination, the holder of the promissory note designated Note A-2A will be the controlling holder with respect thereto so long as the principal balance of such note has not been reduced or notionally reduced, as applicable, by the application of payments, losses and appraisal reductions, below 25% of its original principal balance (as reduced by principal payments), and if Note A-2A does not satisfy such criteria, the holder of the promissory note designated Note A-1A will be the controlling holder (provided, that for so long as Note A-2A or Note A-1A, as applicable, is an asset of the CGBAM 2015-SMRT securitization trust, the CGBAM 2015-SMRT controlling class representative (during a CGBAM 2015-SMRT subordinate control period) will act as the related controlling holder.

See “Risk Factors—Risks Related to the Offered Certificates—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C23	Structural Overview

Loan Combinations” in the Free Writing Prospectus.
Control Eligible Certificates:	The “Control Eligible Certificates” will be the Class E, Class F, Class G and Class H Certificates.
Controlling Class Representative/ Controlling Class:

The controlling class representative will be the representative appointed by more than 50% of the Controlling Class (by principal balance); provided that there will be deemed to be no controlling class representative with respect to any Excluded Mortgage Loan, as described under “—Excluded Mortgage Loan Special Servicer” below. The “Controlling Class” will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class; provided that if no class of Control Eligible Certificates has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class, then the Controlling Class will be the most senior class of Control Eligible Certificates. A summary of the consent and consultation rights of the controlling class representative, and the limitations thereon, is set forth above under “Control Rights.” The Controlling Class on the closing date will be the Class H Certificates.

The initial controlling class representative is expected to be LNR Securities Holdings, LLC or an affiliate thereof.

Appraised-Out Class:
Any class of Control Eligible Certificates, the aggregate principal balance of which (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) has been reduced to less than 25% of its initial aggregate principal balance, is referred to as an “Appraised-Out Class.”

Appraisal Remedy:
The holders of the majority (by principal balance) of an Appraised-Out Class will have the right, at their sole expense, to present to the special servicer a second appraisal for any mortgage loan (other than with respect to any non-serviced mortgage loan and the TKG 3 Retail Portfolio mortgage loan following the TKG 3 Retail Portfolio Companion Loan Securitization Date) for which an Appraisal Event has occurred prepared by an MAI appraiser on an “as-is” basis acceptable to the special servicer in accordance with the Servicing Standard. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable appraisal reduction is warranted and, if so warranted, will be required to recalculate such appraisal reduction based upon such second appraisal. If required by any such recalculation, any applicable Appraised-Out Class will have its related principal balance notionally restored to the extent required by such recalculation of the appraisal reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect. However, until an Appraised-Out Class is restored as the Controlling Class, the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class (or, if all classes of Control Eligible Certificates are Appraised-Out Classes, the most senior class of Control Eligible Certificates), if any, will be the Controlling Class. The right of any Appraised-Out Class to present a second appraisal of any mortgage loan for which an Appraisal Event has occurred is limited to one appraisal with respect to each mortgaged property relating to the affected mortgage loan, subject to certain exceptions regarding a material change in circumstance. No certificateholders of an Appraised-Out Class will have appraisal remedies under the pooling and servicing agreement for this transaction in respect of a non-serviced mortgage loan or, following the TKG 3 Retail Portfolio Companion Loan Securitization Date, the TKG 3 Retail Portfolio mortgage loan.

If, as a result of an appraisal reduction, the Hilton Garden Inn W 54th Street B note is no longer the “Control Note” under the related intercreditor agreement, the holder of such B note will have a similar right to present a second appraisal of the Hilton Garden Inn W 54th Street non-serviced loan combination to the master servicer or special servicer, as applicable, under the pooling and servicing agreement governing the servicing of such non-serviced loan combination. Any resulting recalculation of an appraisal reduction with respect to the Hilton Garden Inn W 54th Street mortgaged property may result in such B note holder remaining the directing holder with respect to the Hilton Garden Inn W 54th Street non-serviced loan combination.

For so long as the controlling note with respect to the US StorageMart Portfolio non-serviced loan combination is an asset of the CGBAM 2015-SMRT securitization trust, the holder of the CGBAM 2015-SMRT controlling class (if, as a result of an appraisal reduction, such class would cease to be the controlling class) will have a similar right to present a second appraisal of the US StorageMart Portfolio non-serviced loan combination to the master servicer or special servicer, as applicable, under the pooling and servicing agreement governing the servicing of such non-serviced loan combination. Any resulting recalculation of an appraisal reduction with respect to the US StorageMart Portfolio mortgaged properties may result in such holder remaining the controlling holder with respect to the US StorageMart Portfolio non-serviced loan combination.

Sale of Defaulted Loans:
Defaulted serviced mortgage loans will be sold in a process similar to the sale process for REO property, as described under “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in the Free Writing Prospectus. There will be no “fair market value purchase option,” and the controlling class representative will have no right of first refusal with respect to the sale of defaulted loans. Non-serviced mortgage loans that become defaulted loans may be sold pursuant to a similar process under the related pooling and servicing agreement governing the servicing thereof.

In addition, with respect to the TKG 3 Retail Portfolio mortgage loan, if such mortgage loan becomes a defaulted mortgage loan and the special servicer determines to sell such mortgage loan (or, following the TKG 3 Retail Portfolio Companion Loan Securitization Date, the special servicer under the TKG 3 Retail Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C23	Structural Overview

PSA determines to sell the related companion loan), such mortgage loan will be required to be sold together with the related companion loan as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the pooling and servicing agreement (or, following the TKG 3 Retail Portfolio Companion Loan Securitization Date, the TKG 3 Retail Portfolio PSA). See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The TKG 3 Retail Portfolio Loan Pair” in the Free Writing Prospectus.

With respect to the 32 Old Slip Fee mortgage loan, if such mortgage loan becomes a defaulted mortgage loan and the special servicer determines to sell such mortgage loan, the special servicer will be required to sell such mortgage loan together with the related serviced companion loan as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the pooling and servicing agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The 32 Old Slip Fee Loan Pair” in the Free Writing Prospectus.

With respect to the Hilton Garden Inn W 54th Street mortgage loan, if such mortgage loan becomes a defaulted mortgage loan and the special servicer under the MSBAM 2015-C22 pooling and servicing agreement determines to sell the related non-serviced companion loan, such special servicer will be required to sell such non-serviced companion loan and the Hilton Garden Inn W 54th Street mortgage loan together as one whole loan, in accordance with the provisions of the related intercreditor agreement and the MSBAM 2015-C22 pooling and servicing agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Hilton Garden Inn W 54th Street Non-Serviced Loan Combination” in the Free Writing Prospectus.

With respect to the US StorageMart Portfolio mortgage loan, if such mortgage loan becomes a defaulted mortgage loan and the special servicer under the trust and servicing agreement governing the securitization of the related non-serviced companion loan determines to sell the related non-serviced companion loan, such special servicer will be required to sell such non-serviced companion loan, the US StorageMart Portfolio mortgage loan and the related B notes together as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and such trust and servicing agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The US StorageMart Portfolio Non-Serviced Loan Combination” in the Free Writing Prospectus.

With respect to the Aviare Place Apartments mortgage loan, if such mortgage loan becomes a defaulted mortgage loan and the special servicer determines to sell such mortgage loan, the special servicer will be required to sell such mortgage loan together with the related serviced companion loan as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the pooling and servicing agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Aviare Place Apartments Loan Pair” in the Free Writing Prospectus.

Appointment and Termination of Special Servicer:

The controlling class representative will appoint the initial special servicer (but not with respect to any non-serviced mortgage loan or the TKG 3 Retail Portfolio mortgage loan). At any time during the Subordinate Control Period, the special servicer (other than with respect to any non-serviced mortgage loan or the TKG 3 Retail Portfolio mortgage loan) may be replaced by the controlling class representative, if any (a) for cause at any time and (b) without cause if (i) LNR Partners, LLC or its affiliate is no longer the special servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the then controlling class of certificates. During any Collective Consultation Period and any Senior Consultation Period, the special servicer (other than with respect to any non-serviced mortgage loan or the TKG 3 Retail Portfolio mortgage loan) will be subject to termination without cause if certificateholders evidencing not less than 25% of voting rights of the certificates request a vote of certificateholders to replace the special servicer. The certificate administrator would present the proposal to all certificateholders, and replacement would be conditioned on receipt, within one hundred eighty (180) days thereafter, of approval of the termination from holders of 75% of the voting rights of the certificates. The holders initiating such vote will be responsible for the fees and expenses of the issuing entity in connection with the replacement.

During any Senior Consultation Period, if the trust advisor determines that the special servicer is not performing its duties in accordance with the Servicing Standard, the trust advisor will have the right to recommend the replacement of the special servicer with respect to the applicable mortgage loan or mortgage loans. The trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of a majority of the voting rights of the principal balance certificates.

For purposes of the voting rights described above, the Class A-S, Class B, Class PST and Class C Certificates will be allocated voting rights in accordance with their respective percentage interests in the applicable Class A-S, Class B and Class C trust components as described in the Free Writing Prospectus.

If any mortgage loan is part of an A/B whole loan or loan pair, to the extent set forth in the related intercreditor agreement, the related directing holder, if any, may have the right to replace the special servicer, with respect to such A/B whole loan or loan pair to the extent set forth in the related intercreditor agreement. In particular, and notwithstanding any of the foregoing to the contrary, the holder of the TKG 3 Retail Portfolio companion loan (prior to the TKG 3 Retail Portfolio Companion Loan Securitization Date) will have the right to replace the special servicer with respect to the TKG 3 Retail Portfolio loan pair.

In addition, subject to the terms of any related intercreditor agreement (including the rights of any related directing holder thereunder), with respect to any non-serviced loan combination (including, following the TKG 3 Retail Portfolio Companion Loan Securitization Date, the TKG 3 Retail Portfolio mortgage loan and the related companion loan), the related special servicer under the related other servicing agreement pursuant to which such non-serviced loan combination is being serviced may be replaced on terms set forth in such other

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C23	Structural Overview

servicing agreement that are substantially similar to those described above for the special servicer under the pooling and servicing agreement for this transaction; provided, that with respect to the Hilton Garden Inn W 54th Street non-serviced loan combination, for so long as the principal balance of the Hilton Garden Inn W 54th Street B note (as reduced or notionally reduced, as applicable, by the application of payments, losses and appraisal reductions) is at least 25% of its original principal balance (as reduced by principal payments), such B note holder will have the sole right to replace the special servicer with respect to the Hilton Garden Inn W 54th Street non-serviced loan combination. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

In addition, so long as LNR Securities Holdings LLC or an affiliate thereof owns more than 50% of the controlling class or is the representative appointed by such holders, such party will have no right to replace or remove Wells Fargo Bank, National Association as special servicer with respect to any Excluded Mortgage Loan.

Servicing Standard:
Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the related B notes and serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Free Writing Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan and the TKG 3 Retail Portfolio mortgage loan (on and after the TKG 3 Retail Portfolio Companion Loan Securitization Date) will be serviced by another master servicer or special servicer under the servicing agreement with respect to the securitization of the related companion loan or applicable portion thereof.

Defaulted Mortgage Loan Waterfall:

Amounts received by the issuing entity in respect of defaulted mortgage loans in connection with liquidation of any mortgage loan, net of unreimbursed advances and interest thereon, servicing compensation and other amounts payable or reimbursable therefrom, will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions. After the adjusted interest amount is so allocated, any remaining net proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions.

Excluded Mortgage Loan Special Servicer:

LNR Partners, LLC, the special servicer, is an affiliate of certain equity holders in the borrowers under the mortgage loans secured by the mortgaged properties identified on Appendix I to the Free Writing Prospectus as Aviare Place Apartments, Residence Inn - North Dartmouth, MA and Hawthorne House Apartments, representing approximately 1.9%, 1.2% and 1.1%, respectively, of the initial pool balance. So long as LNR Partners, LLC is an affiliate of a borrower under a mortgage loan or a property manager of a mortgaged property with respect to a mortgage loan (any such mortgage loan, including the mortgage loans referred to in the preceding sentence, an “Excluded Mortgage Loan”), then Wells Fargo Bank, National Association, will act as special servicer with respect to such Excluded Mortgage Loan.

LNR Partners, LLC will not be permitted to access asset status reports or CREFC® special servicer loan files or any other reports specific to the Excluded Mortgage Loans; however, there can be no assurance that LNR Partners, LLC or any of its affiliates will not obtain sensitive information related to the strategy of any contemplated workout, liquidation or resolution of an Excluded Mortgage Loan or otherwise seek to exert its influence over the special servicer with respect to an Excluded Mortgage Loan. In addition, a borrower or borrower affiliate that owns certificates generally will not be entitled to exercise voting rights associated with those certificates; however, if LNR Partners, LLC or an affiliate thereof (including LNR Securities Holdings LLC, which is expected to purchase 51% of each class of Control Eligible Certificates) owns certificates (including Control Eligible Certificates), it will nevertheless be permitted to exercise voting rights associated with those certificates, including the right to appoint or serve as the controlling class representative, despite the ownership interests of its affiliate in any of the borrowers under any Excluded Mortgage Loan; provided, that such party will not be entitled to vote on matters with respect to any Excluded Mortgage Loan, and under such circumstances, there shall be deemed to be no controlling class representative with respect to any Excluded Mortgage Loan and, consequently, such party will have no right to replace or remove Wells Fargo Bank, National Association as special servicer with respect to any Excluded Mortgage Loan.

References herein to the “special servicer” mean individually or collectively, as the context may require, LNR Partners, LLC as special servicer with respect to all mortgage loans other than the Excluded Mortgage Loans and any non-serviced mortgage loans, and Wells Fargo Bank, National Association, as special servicer with respect to Excluded Mortgage Loans. Any rights, conditions or obligations of or applicable to the “special servicer” described herein (including with respect to qualification under the pooling and servicing agreement, compensation and resignation) apply equally to both LNR Partners, LLC and Wells Fargo Bank, National Association.

Trust Advisor:
The trust advisor will be required to promptly review all information available to certain privileged persons on the certificate administrator’s website related to any specially serviced mortgage loan or REO property and each asset status report with respect to specially serviced mortgage loans (provided that during any Subordinate Control Period, the trust advisor may only review final asset status reports).

During any Collective Consultation Period and any Senior Consultation Period, within 60 days after the end of each calendar year during which any mortgage loan was a specially serviced mortgage loan or any mortgaged property was an REO property, the trust advisor will be required to meet with representatives of the special

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C23	Structural Overview

servicer that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such meeting to review certain operational practices of the special servicer related to specially serviced mortgage loans and REO properties.

In addition, during any Collective Consultation Period and any Senior Consultation Period, based on (i) the trust advisor’s annual meeting with the special servicer and (ii) the trust advisor’s review of any asset status reports and other information delivered to the trust advisor by the special servicer and any other information available to certain privileged persons on the certificate administrator’s website, the trust advisor will be required to prepare an annual report to be provided to the certificate administrator (and to be made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans and REO properties. If the special servicer is replaced, the trust advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. No such annual report will be required to be prepared or delivered with respect to any calendar year as to which no annual meeting is required to be held or with respect to any calendar year during which no asset status reports have been prepared in connection with a specially serviced mortgage loan or REO property.

However, the trust advisor’s obligations described in the preceding three paragraphs will not apply to non-serviced mortgage loans or the TKG 3 Retail Portfolio mortgage loan.

Furthermore, during any Collective Consultation Period and any Senior Consultation Period, the special servicer will be required to consult (on a non-binding basis) the trust advisor in connection with certain major decisions involving any serviced mortgage loan, A/B whole loan, loan pair or any related REO property to the extent described in this Term Sheet and the Free Writing Prospectus and as set forth in the pooling and servicing agreement; provided that, with respect to matters relating to any A/B whole loan or loan pair, the special servicer will only be required to consult the trust advisor with regard to such matters if the holder of the related B note or serviced companion loan, as applicable, is not (or is no longer) the directing holder with respect to such A/B whole loan or loan pair pursuant to the terms of the applicable intercreditor agreement, and prior to such time, the trust advisor will have no obligations under the pooling and servicing agreement with respect to such A/B whole loan or loan pair. The trust advisor will have no consultation rights with respect to any non-serviced mortgage loan, any related non-serviced companion loan or the TKG 3 Retail Portfolio loan pair.

During any Subordinate Control Period, (A) there will be no annual meeting between the trust advisor and the special servicer or any annual report prepared by the trust advisor and (B) the trust advisor will not distribute any report based on any review of the special servicer’s actions. In addition, the trust advisor will not have the right or obligation during any Subordinate Control Period to consult or consent with regard to any particular servicing actions, or otherwise opine on the actions of the special servicer with respect to any mortgage loan during any Subordinate Control Period.

Trust Advisor Expenses:
The trust advisor will be entitled, on each distribution date, to reimbursement for any trust advisor expenses, including unreimbursed indemnification amounts and other expenses (which do not include trust advisor fees) payable to the trust advisor pursuant to the terms of the pooling and servicing agreement. No trust advisor expenses (which do not include trust advisor fees) will be allocated to or otherwise borne by the Control Eligible Certificates, and all trust advisor expenses will be allocated to reduce amounts due and owing to certain classes of the non-Control Eligible Certificates as described in the Free Writing Prospectus and above in this Term Sheet.

Termination and Replacement of Trust Advisor:

The trust advisor may be terminated or replaced without cause as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Trust Advisor—Termination of the Trust Advisor Without Cause.”

Deal Website:
The certificate administrator will be required to maintain a deal website which will include, among other items, (i) distribution date statements, (ii) CREFC® reports, (iii) summaries of final asset status reports, (iv) inspection reports, (v) appraisals, (vi) various special notices described in the Free Writing Prospectus, (vii) the “Investor Q&A Forum” and (viii) a voluntary “Investor Registry.” Investors may access the deal website following execution of an investor certification as described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C23	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Bank of America, National Association	38	104	$457,107,241	42.6%
Morgan Stanley Mortgage Capital Holdings LLC	6	14	$290,752,500	27.1%
CIBC Inc.	19	19	$239,545,226	22.3%
Starwood Mortgage Funding III LLC	12	14	$85,301,401	8.0%
Total:	75	151	$1,072,706,368	100.0%

Pool Statistics
Aggregate Cut-off Date Balance:	$1,072,706,368
Number of Mortgage Loans:	75
Average Cut-off Date Balance per Mortgage Loan:	$14,302,752
Number of Mortgaged Properties:	151
Average Cut-off Date Balance per Mortgaged Property:	$7,104,016
Weighted Average Mortgage Rate:	4.156%
% of Pool Secured by 5 Largest Mortgage Loans:	28.8%
% of Pool Secured by 10 Largest Mortgage Loans:	46.0%
% of Pool Secured by ARD Loans(2):	6.2%
Weighted Average Original Term to Maturity (months)(2):	113
Weighted Average Remaining Term to Maturity (months)(2):	112
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	4.8%
% of Pool Secured by Refinance Loans:	73.0%
% of Pool Secured by Acquisition Loans:	27.0%

Additional Debt
% of Pool with Pari Passu Mortgage Debt:	22.2%
% of Pool with Mezzanine Debt:	12.0%
% of Pool with Subordinate Mortgage Debt:	6.6%

Credit Statistics(3)
Weighted Average UW NOI DSCR:	1.88x
Weighted Average UW NOI Debt Yield:	10.0%
Weighted Average UW NCF DSCR:	1.76x
Weighted Average UW NCF Debt Yield:	9.4%
Weighted Average Cut-off Date LTV Ratio(4):	67.8%
Weighted Average Maturity Date LTV Ratio(2)(4):	60.0%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C23	Collateral Overview

Amortization
Weighted Average Original Amortization Term (months):	355
Weighted Average Remaining Amortization Term (months):	355
% of Pool Amortizing Balloon:	31.4%
% of Pool Interest Only followed by Amortizing Balloon:	44.9%
% of Pool Interest Only through Maturity(2):	23.7%
% of Pool Fully Amortizing:	0.0%

Lockboxes
% of Pool with Hard Lockboxes:	45.4%
% of Pool with Soft Lockboxes:	6.4%
% of Pool with Springing Lockboxes:	47.2%
% of Pool with No Lockboxes:	0.9%

Reserves
% of Pool Requiring Tax Reserves:	76.4%
% of Pool Requiring Insurance Reserves:	29.8%
% of Pool Requiring Replacement Reserves:	74.8%
% of Pool Requiring TI/LC Reserves(5):	78.0%

Call Protection
% of Pool with lockout period, followed by defeasance until open period:	80.6%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	13.7%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	3.1%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	1.9%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance until open period:	0.8%

(1)
Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to June 2015.

(2)
With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(3)
With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Unit calculations in this term sheet include the related pari passu companion loan and exclude any subordinate notes, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Unit figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Unit and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

(4)
The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided, that such LTV ratios may be based on “as-stabilized” values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in the Free Writing Prospectus.

(5)	Excludes hospitality, multifamily, manufactured housing, self-storage and leased fee properties.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-17

MSBAM 2015-C23	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	MSMCH	TKG 3 Retail Portfolio(1)	Various	Various	Retail	$79,708,750	7.4%	1,416,414	$112.76	1.90x	8.9%	75.0%	75.0%
2	MSMCH	32 Old Slip Fee(2)	New York	NY	Leased Fee	$66,000,000	6.2%	1,133,361	$155.29	1.28x	4.8%	78.2%	78.2%
3	BANA	Fairfax Corner	Fairfax	VA	Mixed Use	$58,500,000	5.5%	182,331	$320.85	1.45x	8.8%	63.6%	55.2%
4	MSMCH	Three Corners Multifamily Portfolio	Houston	TX	Multifamily	$58,000,000	5.4%	1,103	$52,583.86	1.69x	9.7%	72.7%	70.5%
5	BANA	Georgian Terrace	Atlanta	GA	Hospitality	$47,000,000	4.4%	326	$144,171.78	1.66x	11.8%	59.9%	48.4%
6	MSMCH	Millennium and Bloom Apartments Portfolio	Bloomington	IN	Multifamily	$42,000,000	3.9%	716	$58,659.22	1.43x	8.7%	66.7%	58.0%
7	MSMCH	Hilton Garden Inn W 54th Street(3)	New York	NY	Hospitality	$40,000,000	3.7%	401	$386,533.67	2.64x	11.7%	61.8%	61.8%
8	CIBC	Green Mountain Plaza	Rutland	VT	Retail	$35,040,000	3.3%	224,686	$155.95	1.48x	9.1%	73.0%	66.6%
9	CIBC	Town Center at Celebration	Celebration	FL	Mixed Use	$34,654,056	3.2%	161,943	$213.99	1.36x	8.2%	71.2%	56.8%
10	BANA	Fairfield Inn Chelsea	New York	NY	Hospitality	$32,459,862	3.0%	110	$295,089.66	1.93x	12.6%	57.6%	46.5%
		Total/Wtd. Avg.				$493,362,669	46.0%			1.67x	9.1%	69.0%	63.7%

(1)
The TKG 3 Retail Portfolio mortgage loan is part of a $159,708,750 loan pair that is evidenced by four pari passu promissory notes. The TKG 3 Retail Portfolio mortgage loan is evidenced by two of such pari passu notes (Note A-2 and Note A-3) with an aggregate outstanding principal balance as of the Cut-off Date of $79,708,750. The pari passu notes not included in the Issuing Entity (Note A-1 and Note A-4) evidence the related companion loan, which had an outstanding balance as of the Cut-off Date of $80,000,000 and is currently held by Morgan Stanley Bank, N.A. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu companion loan. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The TKG 3 Retail Portfolio Loan Pair” in the Free Writing Prospectus.

(2)
The 32 Old Slip Fee mortgage loan is part of a $176,000,000 loan pair that is evidenced by five pari passu promissory notes. The 32 Old Slip Fee mortgage loan is evidenced by two of such pari passu notes (Note A-3 and Note A-4) with an aggregate outstanding principal balance as of the Cut-off Date of $66,000,000. The pari passu notes not included in the Issuing Entity (Note A-1, Note A-2 and Note A-5) evidence the related serviced companion loan, which had an outstanding balance as of the Cut-off Date of $110,000,000 and is currently held by Morgan Stanley Bank, N.A. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu serviced companion loan. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The 32 Old Slip Fee Loan Pair” in the Free Writing Prospectus.

(3)
The Hilton Garden Inn W 54th Street mortgage loan is part of a non-serviced loan combination evidenced by (i) three pari passu senior promissory notes: (a) Note A-3, representing the Hilton Garden Inn W 54th Street mortgage loan, which had an outstanding principal balance as of the Cut-off Date of $40,000,000, (b) Note A-2, which had an outstanding principal balance as of the Cut-off Date of $75,000,000 and was contributed to the MSBAM 2015-C22 securitization trust and (c) Note A-1, which had an outstanding principal balance as of the Cut-off Date of $40,000,000 and is currently held by Morgan Stanley Bank, N.A., and (ii) one subordinate note (Note B), which had an outstanding principal balance as of the Cut-off Date of $20,000,000 and is currently held by Aareal Capital Corporation. The promissory notes described in clauses (i)(b) and (i)(c) in the preceding sentence evidence the related non-serviced companion loan, which had an outstanding balance as of the Cut-off Date of $115,000,000. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include the related pari passu non-serviced companion loan but do not include the related B note. The annual interest rate payable on the Hilton Garden Inn W 54th Street B note is 7.000%, and the UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV for the Hilton Garden Inn W 54th Street non-serviced loan combination, including the Hilton Garden Inn W 54th Street B note, are equal to 2.16x, 10.4% and 69.7%, respectively. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Hilton Garden Inn W 54th Street Non-Serviced Loan Combination” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-18

MSBAM 2015-C23	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR	Combined UW NOI Debt Yield	Combined Cut-off Date LTV
1	MSMCH	TKG 3 Retail Portfolio(1)	$79,708,750	$80,000,000	$159,708,750	MSBAM 2015-C23(2)	Wells Fargo(2)	LNR(2)	(2)	1.90x	8.9%	75.0%
2	MSMCH	32 Old Slip Fee	$66,000,000	$110,000,000	$176,000,000	MSBAM 2015-C23	Wells Fargo	LNR	MSBAM 2015-C23	1.28x	4.8%	78.2%
7	MSMCH	Hilton Garden Inn W 54th Street(3)	$40,000,000	$115,000,000	$155,000,000	MSBAM 2015-C22	Wells Fargo	Midland	MSBAM 2015-C22(4)	2.64x	11.7%	61.8%
11	BANA	US StorageMart Portfolio(5)	$31,231,500	$157,694,500	$188,926,000	CGBAM 2015-SMRT	Midland	Midland	CGBAM 2015-SMRT(6)	5.27x	20.7%	27.9%
16	BANA	Aviare Place Apartments	$20,850,000	$5,472,000	$26,322,000	MSBAM 2015-C23	Wells Fargo	LNR	MSBAM 2015-C23	1.65x	10.0%	77.4%

(1)
The TKG 3 Retail Portfolio mortgage loan is part of a $159,708,750 loan pair that is evidenced by four pari passu promissory notes. The TKG 3 Retail Portfolio mortgage loan is evidenced by two of such pari passu notes (Note A-2 and Note A-3) with an aggregate outstanding principal balance as of the Cut-off Date of $79,708,750. The pari passu notes not included in the Issuing Entity (Note A-1 and Note A-4) evidence the related companion loan, which had an outstanding balance as of the Cut-off Date of $80,000,000 and is currently held by Morgan Stanley Bank, N.A. Unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The TKG 3 Retail Portfolio Loan Pair” in the Free Writing Prospectus.

(2)
Upon a securitization of the TKG 3 Retail Portfolio companion loan, servicing of the TKG 3 Retail Portfolio mortgage loan will be governed by the pooling and servicing agreement to be entered into in connection with such securitization, and the representative of the controlling class under such pooling and servicing agreement will have certain consent rights regarding servicing of the TKG 3 Retail Portfolio Mortgage Loan. The master servicer and the special servicer under such pooling and servicing agreement may not be Wells Fargo or LNR, respectively. See “Servicing of the Mortgage Loans—Additional Matters Relating to the Servicing of the Non-Serviced Mortgage Loans—The TKG 3 Retail Portfolio Mortgage Loan” in the Free Writing Prospectus.

(3)
The Hilton Garden Inn W 54th Street mortgage loan is part of a non-serviced loan combination evidenced by (i) three pari passu senior promissory notes: (a) Note A-3, representing the Hilton Garden Inn W 54th Street mortgage loan, which had an outstanding principal balance as of the Cut-off Date of $40,000,000, (b) Note A-2, which had an outstanding principal balance as of the Cut-off Date of $75,000,000 and was contributed to the MSBAM 2015-C22 securitization trust and (c) Note A-1, which had an outstanding principal balance as of the Cut-off Date of $40,000,000 and is currently held by Morgan Stanley Bank, N.A., and (ii) one subordinate note (Note B), which had an outstanding principal balance as of the Cut-off Date of $20,000,000 and is currently held by Aareal Capital Corporation. The promissory notes described in clauses (i)(b) and (i)(c) in the preceding sentence evidence the related non-serviced companion loan, which had an outstanding balance as of the Cut-off Date of $115,000,000. Unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu non-serviced companion loan but do not include the related B note. The annual interest rate payable on the Hilton Garden Inn W 54th Street B note is 7.000%, and the UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV for the Hilton Garden Inn W 54th Street non-serviced loan combination, including the Hilton Garden Inn W 54th Street B note, are equal to 2.16x, 10.4% and 69.7%, respectively. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Hilton Garden Inn W 54th Street Non-Serviced Loan Combination” in the Free Writing Prospectus.

(4)
The Hilton Garden Inn W 54th Street non-serviced loan combination will be serviced pursuant to the MSBAM 2015-C22 pooling and servicing agreement. Such non-serviced loan combination will be administered by the master servicer and the special servicer under the MSBAM 2015-C22 pooling and servicing agreement in accordance with the servicing standard thereunder, and the special servicer in respect of such non-serviced loan combination may be removed or replaced by the holder of the related B note so long as the principal balance of such B note (as reduced or notionally reduced, as applicable, by the application of payments, losses and appraisal reductions) has not been reduced below 25% of its original principal balance (as reduced by principal payments) and, if the related B note does not satisfy such criteria, by the MSBAM 2015-C22 controlling class representative or MSBAM 2015-C22 certificateholders with the requisite voting rights, as applicable, all pursuant to the terms of the related intercreditor agreement and the MSBAM 2015-C22 pooling and servicing agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Hilton Garden Inn W 54th Street Non-Serviced Loan Combination” in the Free Writing Prospectus.

(5)
The US StorageMart Portfolio mortgage loan is part of a non-serviced loan combination evidenced by (i) six pari passu senior promissory notes: (a) Note A-1F, representing the US StorageMart Portfolio mortgage loan, which had an outstanding principal balance as of the Cut-off Date of $31,231,500, (b) Note A-1A, Note A-1B and Note A-1C, which had an aggregate outstanding principal balance as of the Cut-off Date of $89,000,000 and are currently held by the CGBAM 2015-SMRT securitization trust, and (c) Note A-1D and Note A-1E, which had an aggregate outstanding principal balance as of the Cut-off Date of $68,694,500 and are currently held by Citigroup Global Markets Realty Corp., and (ii) two pari passu subordinate B notes (Note A-2A and Note A-2B), which had an aggregate outstanding principal balance as of the Cut-off Date of $223,574,000 and are currently held by the CGBAM 2015-SMRT securitization trust. The promissory notes described in clauses (i)(b) and (i)(c) in the preceding sentence evidence the related non-serviced companion loan, which had an outstanding balance as of the Cut-off Date of $157,694,500. Unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu non-serviced companion loan but do not include the related B notes. The annual interest rate payable on each US StorageMart Portfolio B note is 3.79788%, and the UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV for the US StorageMart Portfolio non-serviced loan combination, including each US StorageMart Portfolio B note, are equal to 2.41x, 9.5% and 61.0%, respectively. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The US StorageMart Portfolio Non-Serviced Loan Combination” in the Free Writing Prospectus.

(6)
The US StorageMart Portfolio non-serviced loan combination will be serviced pursuant to the CGBAM 2015-SMRT trust and servicing agreement. Such non-serviced loan combination will be administered by the master servicer and the special servicer under the CGBAM 2015-SMRT trust and servicing agreement in accordance with the servicing standard thereunder, and the special servicer in respect of such non-serviced loan combination may be removed or replaced by the CGBAM 2015-SMRT controlling class representative or CGBAM 2015-SMRT certificateholders with the requisite voting rights, as applicable, all pursuant to the terms of the related intercreditor agreement and the CGBAM 2015-SMRT trust and servicing agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The US StorageMart Portfolio Non-Serviced Loan Combination” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-19

MSBAM 2015-C23	Characteristics of the Mortgage Loans

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Loan per Unit/SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Total Mortgage Debt Cut-off Date LTV
7	MSMCH	Hilton Garden Inn W 54th Street(1)	$40,000,000	$386,533.67	$20,000,000	2.64x	11.7%	61.8%	2.16x	10.4%	69.7%
11	BANA	US StorageMart Portfolio(2)	$31,231,500	$41.80	$223,574,000	5.27x	20.7%	27.9%	2.41x	9.5%	61.0%

(1)	See Footnote (3) to the table entitled “Mortgage Loans with Pari Passu Companion Loans” above for a description of the Hilton Garden Inn W 54th Street non-serviced loan combination.

(2)	See Footnote (5) to the table entitled “Mortgage Loans with Pari Passu Companion Loans” above for a description of the US StorageMart Portfolio non-serviced loan combination.

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Loan per Unit/SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
4	MSMCH	Three Corners Multifamily Portfolio	$58,000,000	$52,583.86	$8,400,000	1.69x	9.7%	72.7%	1.32x	8.5%	83.2%
7	MSMCH	Hilton Garden Inn W 54th Street(1)	$40,000,000	$386,533.67	$25,000,000	2.64x	11.7%	61.8%	1.62x	9.1%	79.7%
11	BANA	US StorageMart Portfolio(1)	$31,231,500	$41.80	$102,500,000	5.27x	20.7%	27.9%	1.57x	7.6%	76.1%

(1)
Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on the related pari passu notes, the subordinate note(s) and the mezzanine debt.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-20

MSBAM 2015-C23	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
3	BANA	Fairfax Corner	Fairfax	VA	Mixed Use	$58,500,000	5.5%	182,331	$320.85	1.45x	8.8%	63.6%	55.2%	WBCMT 2004-C10
8	CIBC	Green Mountain Plaza	Rutland	VT	Retail	$35,040,000	3.3%	224,686	$155.95	1.48x	9.1%	73.0%	66.6%	JPMCC 2006-CB17
9	CIBC	Town Center at Celebration	Celebration	FL	Mixed Use	$34,654,056	3.2%	161,943	$213.99	1.36x	8.2%	71.2%	56.8%	GSMS 2005-GG4
12	CIBC	The Quarters	Lafayette	LA	Multifamily	$22,500,000	2.1%	575	$39,130.43	1.35x	8.4%	71.4%	57.5%	FNA 2013-M5
15	CIBC	Sawgrass Landing Shopping Center	Sunrise	FL	Retail	$20,900,000	1.9%	64,500	$324.03	1.30x	7.9%	74.1%	66.1%	LBUBS 2007-C6
21	SMF III	Summerhill Plaza	Las Vegas	NV	Retail	$13,982,557	1.3%	91,163	$153.38	1.41x	9.0%	67.9%	54.7%	BSCMS 2005-T20
22	CIBC	Sunshine Self Storage	Miramar	FL	Self Storage	$13,800,000	1.3%	972	$14,197.53	1.44x	9.0%	73.6%	68.2%	BACM 2005-1
25	SMF III	Chicopee Village Townhomes	Chicopee	MA	Multifamily	$11,700,000	1.1%	290	$40,344.83	1.44x	9.6%	75.0%	60.9%	FREMF 2012-K17
26	BANA	Snowcreek Crossing	Park City	UT	Retail	$11,200,000	1.0%	75,374	$148.59	1.90x	11.5%	64.4%	58.4%	MSC 1999-CAM1
30	SMF III	YoHo Lofts and Nepperhan Plaza	Yonkers	NY	Mixed Use	$9,883,529	0.9%	151,731	$65.14	1.39x	10.4%	62.4%	46.2%	COMM 2005-C6
32	CIBC	Kings Point Shopping Center	Delray Beach	FL	Mixed Use	$8,650,000	0.8%	78,284	$110.50	1.73x	11.1%	72.7%	58.3%	LBUBS 2005-C3
33	CIBC	Parkview Townhomes	Wichita	KS	Multifamily	$8,625,000	0.8%	126	$68,452.38	1.50x	9.6%	69.0%	57.6%	FREMF 2011-K11
39	SMF III	Orange County Retail	Various	CA	Retail	$7,740,458	0.7%	55,474	$139.53	1.81x	11.7%	49.5%	39.9%	GMACC 2005-C1
40	BANA	Bridgeport Landing	University Place	WA	Retail	$7,115,667	0.7%	37,177	$191.40	1.45x	9.1%	74.1%	59.3%	CSFB 2005-C2
44	CIBC	Lindham Court Apartments	Mechanicsburg	PA	Multifamily	$6,200,000	0.6%	96	$64,583.33	1.55x	9.6%	67.6%	54.5%	BSCMS 2006-PW11
45	CIBC	Eastgate Shopping Center	Tampa	FL	Retail	$6,125,000	0.6%	111,999	$54.69	1.89x	11.9%	68.1%	59.0%	JPMCC 2005-CB12
52	SMF III	Country Corners Shopping Center	Howell	MI	Retail	$5,200,000	0.5%	69,927	$74.36	1.44x	10.5%	72.2%	59.0%	JPMCC 2005-LDP2
56	BANA	Putnam Self Storage	Danbury	CT	Self Storage	$4,850,000	0.5%	618	$7,847.90	1.43x	8.9%	73.5%	61.1%	MLMT 2005-CIP1
60	BANA	Delhi Manor MHC	Holt	MI	Manuf. Housing	$4,620,000	0.4%	286	$16,153.85	1.81x	11.4%	70.0%	65.5%	MSDWC 2001-TOP1
61	SMF III	Holiday Inn Express & Suites Plainview	Plainview	TX	Hospitality	$4,517,655	0.4%	62	$72,865.40	2.49x	18.7%	57.2%	42.5%	LBUBS 2006-C6
69	BANA	Cypress Run Plaza	Smithfield	VA	Retail	$3,150,000	0.3%	25,000	$126.00	1.61x	10.5%	74.1%	64.9%	CSFB 2005-C2
70	CIBC	Lindbergh Plaza	Philadelphia	PA	Retail	$3,037,500	0.3%	24,297	$125.02	1.54x	9.9%	75.0%	65.4%	JPMCC 2005-CB13
73	SMF III	Walgreens - Sikeston	Sikeston	MO	Retail	$2,575,000	0.2%	14,820	$173.75	1.47x	9.0%	62.5%	53.6%	JPMCC 2005-LDP4
		Total				$304,566,423	28.4%

(1)
Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu companion loan and exclude any subordinate notes, as applicable.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-21

MSBAM 2015-C23	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)
Class A-2 ($122,100,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF/ Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
4	MSMCH	Three Corners Multifamily Portfolio	TX	Multifamily	$58,000,000	5.4%	$56,251,109	46.1%	1,103	$52,583.86	1.69x	9.7%	72.7%	70.5%	35	59
11	BANA	US StorageMart Portfolio	Various	Self Storage	$31,231,500	2.9%	$31,231,500	25.6%	4,519,664	$41.80	5.27x	20.7%	27.9%	27.9%	58	58
22	CIBC	Sunshine Self Storage	FL	Self Storage	$13,800,000	1.3%	$12,787,916	10.5%	972	$14,197.53	1.44x	9.0%	73.6%	68.2%	5	59
35	BANA	Courtyard - Missoula, MT	MT	Hospitality	$8,439,409	0.8%	$7,719,376	6.3%	92	$91,732.71	1.89x	12.7%	69.2%	63.3%	0	59
36	CIBC	Hyatt Place Jacksonville	FL	Hospitality	$8,300,000	0.8%	$7,626,795	6.2%	127	$65,354.33	1.68x	11.6%	65.9%	60.5%	0	60
60	BANA	Delhi Manor MHC	MI	Manuf. Housing	$4,620,000	0.4%	$4,321,289	3.5%	286	$16,153.85	1.81x	11.4%	70.0%	65.5%	10	58
		Total/Wtd. Avg.			$124,390,909	11.6%	$119,937,985	98.2%			2.58x	12.8%	60.7%	58.2%	32	59

(1)
The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 Certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-22

MSBAM 2015-C23	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	30	$269,327,352	25.1%	4.220%	1.67x	9.5%	71.1%	64.3%
Anchored	11	$178,365,144	16.6%	4.232%	1.70x	9.3%	71.9%	66.5%
Unanchored	10	$57,263,080	5.3%	4.162%	1.64x	10.1%	72.3%	63.1%
Free Standing	6	$25,958,670	2.4%	4.224%	1.47x	8.9%	69.4%	59.1%
Shadow Anchored	3	$7,740,458	0.7%	4.354%	1.81x	11.7%	49.5%	39.9%
Multifamily	17	$241,225,000	22.5%	4.169%	1.54x	9.4%	71.6%	63.1%
Garden	15	$210,175,000	19.6%	4.152%	1.57x	9.6%	71.5%	63.7%
Student Housing	1	$22,500,000	2.1%	4.280%	1.35x	8.4%	71.4%	57.5%
Mid/High Rise	1	$8,550,000	0.8%	4.290%	1.35x	8.3%	74.3%	63.3%
Hospitality	11	$177,503,643	16.5%	4.276%	2.01x	12.3%	62.5%	54.2%
Limited Service	6	$60,804,236	5.7%	4.354%	1.97x	13.2%	62.2%	50.8%
Full Service	2	$55,300,000	5.2%	4.457%	1.66x	11.8%	60.8%	50.2%
Select Service	1	$40,000,000	3.7%	4.013%	2.64x	11.7%	61.8%	61.8%
Extended Stay	2	$21,399,406	2.0%	4.079%	1.89x	12.2%	69.5%	60.4%
Mixed Use	6	$132,685,636	12.4%	4.077%	1.49x	9.1%	67.6%	56.5%
Retail/Office	4	$122,054,056	11.4%	4.040%	1.47x	8.9%	68.3%	57.5%
Industrial/Office/Retail	1	$9,883,529	0.9%	4.567%	1.39x	10.4%	62.4%	46.2%
Self Storage/Retail	1	$748,050	0.1%	3.798%	5.27x	20.7%	27.9%	27.9%
Office	6	$75,247,031	7.0%	4.091%	1.74x	10.2%	64.3%	50.7%
Suburban	3	$43,417,031	4.0%	4.239%	1.36x	9.8%	72.9%	51.6%
CBD	1	$20,500,000	1.9%	3.815%	2.41x	9.9%	48.7%	48.7%
Medical	2	$11,330,000	1.1%	4.023%	2.02x	12.3%	59.7%	50.7%
Leased Fee(2)	1	$66,000,000	6.2%	3.708%	1.28x	4.8%	78.2%	78.2%
Leased Fee	1	$66,000,000	6.2%	3.708%	1.28x	4.8%	78.2%	78.2%
Self Storage	71	$63,388,450	5.9%	4.126%	3.34x	15.0%	49.6%	46.0%
Self Storage	71	$63,388,450	5.9%	4.126%	3.34x	15.0%	49.6%	46.0%
Manufactured Housing	8	$36,329,257	3.4%	4.221%	1.98x	9.9%	66.5%	60.8%
Manufactured Housing	8	$36,329,257	3.4%	4.221%	1.98x	9.9%	66.5%	60.8%
Industrial	1	$11,000,000	1.0%	4.370%	1.57x	10.9%	61.8%	52.7%
Flex	1	$11,000,000	1.0%	4.370%	1.57x	10.9%	61.8%	52.7%
Total/Wtd. Avg.	151	$1,072,706,368	100.0%	4.156%	1.76x	10.0%	67.8%	60.0%

(1)
All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan and exclude any subordinate notes, as applicable.

(2)
One of the mortgaged properties, representing approximately 6.2% of the initial pool balance by allocated loan amount, is comprised of a fee interest in land subject to a ground lease granted by the borrower to another party, which party owns the improvements. The related leasehold estate is not collateral for the mortgage loan included in the issuing entity, and the mortgaged property is operated as an office property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-23

MSBAM 2015-C23	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
New York	9	$195,933,244	18.3%	3.997%	1.93x	9.1%	66.4%	63.8%
Texas	22	$162,199,162	15.1%	4.110%	1.69x	10.5%	72.5%	63.3%
Florida	17	$131,283,506	12.2%	4.160%	1.66x	9.8%	70.3%	60.1%
Virginia	7	$95,894,187	8.9%	4.140%	1.50x	9.1%	67.3%	57.4%
Indiana	3	$64,000,000	6.0%	4.108%	1.43x	8.7%	66.9%	57.7%
Georgia	5	$47,965,428	4.5%	4.410%	1.73x	12.0%	59.2%	48.0%
Nevada	3	$42,582,557	4.0%	4.242%	1.91x	11.0%	61.8%	51.3%
Arizona	4	$35,525,000	3.3%	4.224%	1.61x	9.0%	67.5%	59.3%
Vermont	1	$35,040,000	3.3%	4.200%	1.48x	9.1%	73.0%	66.6%
California	12	$31,142,922	2.9%	4.343%	1.94x	11.7%	62.6%	52.2%
California – Northern(2)	9	$23,402,464	2.2%	4.339%	1.98x	11.7%	66.9%	56.3%
California – Southern(2)	3	$7,740,458	0.7%	4.354%	1.81x	11.7%	49.5%	39.9%
Louisiana	3	$27,380,898	2.6%	4.244%	1.40x	8.5%	71.7%	58.6%
Kansas	11	$27,083,667	2.5%	4.270%	2.10x	10.7%	66.1%	59.4%
Massachusetts	2	$24,860,000	2.3%	4.283%	1.63x	10.7%	72.4%	62.4%
Michigan	4	$21,450,000	2.0%	4.326%	1.79x	11.4%	65.7%	57.2%
Montana	2	$20,767,386	1.9%	4.253%	1.90x	10.4%	72.6%	70.2%
Connecticut	2	$20,000,321	1.9%	4.283%	1.79x	8.9%	74.6%	71.6%
North Carolina	2	$15,402,139	1.4%	4.312%	1.68x	11.7%	63.8%	52.0%
Iowa	1	$13,175,928	1.2%	4.240%	1.90x	8.9%	75.0%	75.0%
Washington	2	$11,915,667	1.1%	4.203%	1.58x	9.8%	74.5%	61.8%
Utah	1	$11,200,000	1.0%	3.918%	1.90x	11.5%	64.4%	58.4%
Pennsylvania	2	$9,237,500	0.9%	4.307%	1.55x	9.7%	70.0%	58.1%
Missouri	16	$7,362,001	0.7%	4.062%	3.94x	16.6%	40.0%	36.9%
Colorado	2	$5,235,954	0.5%	4.190%	2.28x	10.2%	69.7%	69.7%
Illinois	9	$4,516,973	0.4%	3.798%	5.27x	20.7%	27.9%	27.9%
Tennessee	2	$3,905,000	0.4%	4.372%	1.86x	11.7%	64.2%	54.3%
Alabama	1	$3,412,500	0.3%	4.090%	1.39x	8.0%	75.0%	65.2%
New Jersey	2	$2,459,957	0.2%	3.798%	5.27x	20.7%	27.9%	27.9%
Minnesota	1	$721,465	0.1%	3.798%	5.27x	20.7%	27.9%	27.9%
Maryland	1	$585,929	0.1%	3.798%	5.27x	20.7%	27.9%	27.9%
Kentucky	2	$467,075	0.0%	3.798%	5.27x	20.7%	27.9%	27.9%
Total:	151	$1,072,706,368	100.0%	4.156%	1.76x	10.0%	67.8%	60.0%

(1)
All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan and exclude any subordinate notes, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-24

MSBAM 2015-C23	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1 - 10,000,000	47	263,619,643	24.6
10,000,001 - 20,000,000	9	115,017,557	10.7
20,000,001 - 30,000,000	8	169,475,000	15.8
30,000,001 - 40,000,000	5	173,385,419	16.2
40,000,001 - 50,000,000	2	89,000,000	8.3
50,000,001 - 60,000,000	2	116,500,000	10.9
60,000,001 - 70,000,000	1	66,000,000	6.2
70,000,001 - 80,000,000	1	79,708,750	7.4
Total:	75	$1,072,706,368	100.0%
Min: $1,805,000	Max: $79,708,750	Avg: $14,302,752

State or Other Jurisdiction
	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
New York	9	195,933,244	18.3
Texas	22	162,199,162	15.1
Florida	17	131,283,506	12.2
Virginia	7	95,894,187	8.9
Indiana	3	64,000,000	6.0
Georgia	5	47,965,428	4.5
Nevada	3	42,582,557	4.0
Arizona	4	35,525,000	3.3
Vermont	1	35,040,000	3.3
California	12	31,142,922	2.9
California – Northern(2)	9	$23,402,464	2.2
California – Southern(2)	3	$7,740,458	0.7
Louisiana	3	27,380,898	2.6
Kansas	11	27,083,667	2.5
Massachusetts	2	24,860,000	2.3
Michigan	4	21,450,000	2.0
Montana	2	20,767,386	1.9
Connecticut	2	20,000,321	1.9
North Carolina	2	15,402,139	1.4
Iowa	1	13,175,928	1.2
Washington	2	11,915,667	1.1
Utah	1	11,200,000	1.0
Pennsylvania	2	9,237,500	0.9
Missouri	16	7,362,001	0.7
Colorado	2	5,235,954	0.5
Illinois	9	4,516,973	0.4
Tennessee	2	3,905,000	0.4
Alabama	1	3,412,500	0.3
New Jersey	2	2,459,957	0.2
Minnesota	1	721,465	0.1
Maryland	1	585,929	0.1
Kentucky	2	467,075	0.0
Total:	151	$1,072,706,368	100.0%

Property Type
	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	30	269,327,352	25.1
Anchored	11	178,365,144	16.6
Unanchored	10	57,263,080	5.3
Free Standing	6	25,958,670	2.4
Shadow Anchored	3	7,740,458	0.7
Multifamily	17	241,225,000	22.5
Garden	15	210,175,000	19.6
Student Housing	1	22,500,000	2.1
Mid/High Rise	1	8,550,000	0.8
Hospitality	11	177,503,643	16.5
Limited Service	6	60,804,236	5.7
Full Service	2	55,300,000	5.2
Select Service	1	40,000,000	3.7
Extended Stay	2	21,399,406	2.0
Mixed Use	6	132,685,636	12.4
Retail/Office	4	122,054,056	11.4
Industrial/Office/Retail	1	9,883,529	0.9
Self Storage/Retail	1	748,050	0.1
Office	6	75,247,031	7.0
Suburban	3	43,417,031	4.0
CBD	1	20,500,000	1.9
Medical	2	11,330,000	1.1
Leased Fee(3)	1	66,000,000	6.2
Leased Fee	1	66,000,000	6.2
Self Storage	71	63,388,450	5.9
Self Storage	71	63,388,450	5.9
Manufactured Housing	8	36,329,257	3.4
Manufactured Housing	8	36,329,257	3.4
Industrial	1	11,000,000	1.0
Flex	1	11,000,000	1.0
Total/Wtd. Avg.	151	$1,072,706,368	100.0%

Mortgage Rate (%)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3.501 - 4.000	9	226,861,500	21.1
4.001 - 4.500	55	769,434,427	71.7
4.501 - 5.000	11	76,410,441	7.1
Total:	75	$1,072,706,368	100.0%
Min: 3.708%	Max: 4.753%	Wtd Avg: 4.156%

Original Term to Maturity (mos.)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	6	124,390,909	11.6
120	69	948,315,459	88.4
Total:	75	$1,072,706,368	100.0%
Min: 60 mos.	Max: 120 mos.	Wtd Avg: 113 mos.

Remaining Term to Maturity (mos.)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
55 - 60	6	124,390,909	11.6
109 - 114	2	33,150,000	3.1
115 - 120	67	915,165,459	85.3
Total:	75	$1,072,706,368	100.0%
Min: 58 mos.	Max: 120 mos.	Wtd Avg: 112 mos.

Original Amortization Term (mos.)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	7	254,115,250	23.7
240	1	20,475,000	1.9
300	3	18,803,323	1.8
324	1	5,142,031	0.5
360	63	774,170,764	72.2
Total:	75	$1,072,706,368	100.0%
Min: 240 mos.	Max: 360 mos.	Wtd Avg: 355 mos.

Remaining Amortization Term (mos.)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	7	254,115,250	23.7
231 - 300	4	39,278,323	3.7
301 - 350	1	5,142,031	0.5
351 - 360	63	774,170,764	72.2
Total:	75	$1,072,706,368	100.0%
Min: 240 mos.	Max: 360 mos.	Wtd Avg: 355 mos.

Mortgage Loan Sellers
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Bank of America, National Association	38	457,107,241	42.6
Morgan Stanley Mortgage Capital Holdings LLC	6	290,752,500	27.1
CIBC Inc.	19	239,545,226	22.3
Starwood Mortgage Funding III LLC	12	85,301,401	8.0
Total:	75	$1,072,706,368	100.0%

Amortization Type
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Partial Interest Only	40	482,106,250	44.9
Amortizing Balloon	28	336,484,868	31.4
Interest Only	7	254,115,250	23.7
Total:	75	$1,072,706,368	100.0%

Cut-off Date LTV Ratio (%)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
20.1 - 30.0	1	31,231,500	2.9
40.1 - 50.0	4	40,920,458	3.8
50.1 - 60.0	5	89,532,517	8.3
60.1 - 70.0	28	348,837,913	32.5
70.1 - 80.0	37	562,183,980	52.4
Total:	75	$1,072,706,368	100.0%
Min: 27.9%	Max: 78.2%	Wtd Avg: 67.8%

Maturity Date LTV Ratio (%)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
20.1 - 30.0	1	31,231,500	2.9
30.1 - 40.0	1	7,740,458	0.7
40.1 - 50.0	11	175,071,046	16.3
50.1 - 60.0	28	340,854,698	31.8
60.1 - 70.0	29	280,949,916	26.2
70.1 - 80.0	5	236,858,750	22.1
Total:	75	$1,072,706,368	100.0%
Min: 27.9%	Max: 78.2%	Wtd Avg:60.0%

UW DSCR (x)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.21 - 1.30	4	112,925,000	10.5
1.31 - 1.40	8	94,153,755	8.8
1.41 - 1.50	20	278,782,012	26.0
1.51 - 1.60	4	30,137,500	2.8
1.61 - 1.70	12	196,593,750	18.3
1.71 - 1.80	6	38,620,171	3.6
1.81 - 1.90	7	139,833,617	13.0
1.91 - 2.00	4	45,612,002	4.3
2.01 - 2.10	4	27,119,406	2.5
2.41 - 2.50	2	25,017,655	2.3
2.51 - 2.60	1	6,080,000	0.6
2.61 - 2.70	1	40,000,000	3.7
3.11 - 3.20	1	6,600,000	0.6
5.21 - 5.30	1	31,231,500	2.9
Total:	75	$1,072,706,368	100.0%
Min: 1.28x	Max: 5.27x	Wtd Avg: 1.76x

UW NOI Debt Yield (%)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
4.6 - 5.0	1	66,000,000	6.2
7.6 - 8.0	3	29,862,500	2.8
8.1 - 8.5	5	80,449,056	7.5
8.6 - 9.0	16	293,462,476	27.4
9.1 - 9.5	3	44,844,924	4.2
9.6 - 10.0	10	164,204,531	15.3
10.1 - 10.5	9	74,252,279	6.9
10.6 - 11.0	3	19,300,000	1.8
11.1 - 11.5	5	32,495,000	3.0
11.6 - 12.0	9	152,060,629	14.2
12.6 - 13.0	4	52,499,271	4.9
13.1 - 13.5	2	10,044,406	0.9
13.6 - 14.0	2	11,402,139	1.1
15.6 - 16.0	1	6,080,000	0.6
18.6 - 19.0	1	4,517,655	0.4
20.6 - 21.0	1	31,231,500	2.9
Total:	75	$1,072,706,368	100.0%
Min: 4.8%	Max: 20.7%	Wtd Avg: 10.0%

(1)
All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan and exclude any subordinate notes, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

(3)
One of the mortgaged properties, representing approximately 6.2% of the initial pool balance by allocated loan amount, is comprised of a fee interest in land subject to a ground lease granted by the borrower to another party, which party owns the improvements. The related leasehold estate is not collateral for the mortgage loan included in the issuing entity, and the mortgaged property is operated as an office property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-25

MSBAM 2015-C23	Collateral Statistics

Prepayment Restrictions

Percentage of Collateral by Prepayment Restrictions (%)(1)(2)(3)(4)

Prepayment Restrictions	June 2015	June 2016	June 2017	June 2018	June 2019
Locked Out	100.0%	96.1%	81.3%	81.3%	81.2%
Yield Maintenance Total	0.0%	3.9%	18.7%	18.7%	17.6%
Open	0.0%	0.0%	0.0%	0.0%	1.3%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$1,072,706,368	$1,066,657,083	$1,059,368,832	$1,050,765,699	$1,038,222,760
% Initial Pool Balance	100.0%	99.4%	98.8%	98.0%	96.8%

Prepayment Restrictions	June 2020	June 2021	June 2022	June 2023	June 2024
Locked Out	80.0%	79.9%	79.8%	79.6%	79.5%
Yield Maintenance Total	20.0%	20.1%	20.2%	20.4%	16.9%
Open	0.0%	0.0%	0.0%	0.0%	3.6%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$904,776,590	$890,540,497	$875,681,580	$860,172,542	$844,059,212
% Initial Pool Balance	84.3%	83.0%	81.6%	80.2%	78.7%

(1)	The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.

(2)	See description of Yield Maintenance under “Description of the Offered Certificates—Distributions of Prepayment Premiums and Yield Maintenance Charges” in the Free Writing Prospectus.

(3)	Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by YM1 and DEF/YM1 on Appendix I to the Free Writing Prospectus.

(4)	There may be limited exceptions to the indicated prepayment restrictions arising out of casualties, condemnations, property releases and the application of earnout reserves.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-26

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-27

MSBAM 2015-C23	TKG 3 Retail Portfolio

Mortgage Loan No. 1 – TKG 3 Retail Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-28

MSBAM 2015-C23	TKG 3 Retail Portfolio

Mortgage Loan No. 1 – TKG 3 Retail Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-29

MSBAM 2015-C23	TKG 3 Retail Portfolio

Mortgage Loan No. 1 – TKG 3 Retail Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-30

MSBAM 2015-C23	TKG 3 Retail Portfolio

Mortgage Loan No. 1 – TKG 3 Retail Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-31

MSBAM 2015-C23	TKG 3 Retail Portfolio

Mortgage Loan No. 1 – TKG 3 Retail Portfolio

ADIRONDACK MOUNTAINS
ADIRONDACK STATE PARK
Utica
Amsterdam
Schenectady
Albany
Troy
VERMONT
NEW HAMPSHIRE
Manchester
Nashua
Concord
BOSTON
WORCESTER
SPRINGFIELD
Hartford
CONN.
Norwich
New London
PROVIDENCE
Waterbury
New Haven
Bridgeport
Stamford
YONKERS
NEW YORK
NEWARK
Allentown
Scranton
Atlantic Ocean
North Liberty
Coralville
Tiffin
IOWA CITY
University Heights
Wye
RESERVATION DIVIDE RANGE
LOLO NATIONAL FOREST
RATTLESNAKE MOUNTAINS
East Missoula
MISSOULA
Orchard Homes
BITTERROOT MOUNTAINS
SAPPHIRE RANGE
Lolo
MANHATTAN
GRAND VALLEY
BOOK CLIFFS
GRAND JUNCTION
Fruitvale
Clifton
Redlands
Orchard Mesa
COLORADO NATIONAL MONUMENT

TKG 3 Retail Portfolio

1	Riverside Center	Utica, NY
2	Norwichtown Commons	Norwich, CT
3	Coral North	Coralville, IA
4	Grant Creek Town Center	Missoula, MT
5	Manhattan Marketplace	Manhattan, KS
6	Riverside Crossing	Grand Junction, CO

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-32

MSBAM 2015-C23	TKG 3 Retail Portfolio

Mortgage Loan No. 1 – TKG 3 Retail Portfolio

Mortgage Loan Information				Mortgaged Property Information(3)
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$79,708,750			Location:	Various
Cut-off Date Balance(1):	$79,708,750			General Property Type:	Retail
% of Initial Pool Balance:	7.4%			Detailed Property Type:	Anchored/Unanchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	E. Stanley Kroenke			Year Built/Renovated:	Various
Mortgage Rate:	4.240%			Size:	1,416,414 SF
Note Date:	5/15/2015			Cut-off Date Balance per Unit(1):	$113
First Payment Date:	7/1/2015			Maturity Date Balance per Unit(1):	$113
Maturity Date:	6/1/2025			Property Manager:	TKG Management, Inc. (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information(3)
IO Period:	120 months			UW NOI:	$14,184,806
Seasoning:	0 months			UW NOI Debt Yield(1):	8.9%
Prepayment Provisions:	LO (23); YM1 (93); O (4)			UW NOI Debt Yield at Maturity(1):	8.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(1):	1.90x
Additional Debt Type:	Pari Passu			Most Recent NOI:	$14,572,836 (12/31/2014)
Additional Debt Balance:	$80,000,000			2nd Most Recent NOI(4):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(4):	N/A
Reserves(2)				Most Recent Occupancy:	96.3% (3/17/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	N/A
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(4):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$212,945,000 (2/6/2015-2/26/2015)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	75.0%
TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	75.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$159,708,750	94.7%	Loan Payoff:	$167,080,358	99.0%
Borrower Equity:	$9,026,005	5.3%	Closing Costs:	$1,654,397	1.0%
Total Sources:	$168,734,755	100.0%	Total Uses:	$168,734,755	100.0%

(1)
The TKG 3 Retail Portfolio Mortgage Loan is part of the TKG 3 Retail Portfolio Loan Pair, which is comprised of four pari passu notes with an aggregate Cut-off Date principal balance of $159,708,750. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the TKG 3 Retail Portfolio Loan Pair.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(3)	Mortgaged Property Information and Underwriting and Financial Information are based on a combination or sum of all six retail centers that comprise the TKG 3 Retail Portfolio Property.

(4)
Affiliates or associates of the TKG 3 Retail Portfolio Borrower purchased the six retail centers that comprise the TKG 3 Retail Portfolio Property in 2011, 2012 and 2013. Complete historical operating statements and occupancy data prior to 2014 are not available for all six centers.

The Mortgage Loan. The largest mortgage loan (the “TKG 3 Retail Portfolio Mortgage Loan”) is part of a loan pair (the “TKG 3 Retail Portfolio Loan Pair”) evidenced by four pari passu promissory notes with an aggregate Cut-off Date principal balance of $159,708,750, all of which are secured by the same first priority fee mortgages encumbering five anchored shopping centers and one unanchored shopping center in six states (collectively, the “TKG 3 Retail Portfolio Property”). Promissory Notes A-2 and A-3, in the aggregate original principal amount of $79,708,750, represent the TKG 3 Retail Portfolio Mortgage Loan, and Promissory Notes A-1 and A-4, in the aggregate original principal amount of $80,000,000 (collectively, the “TKG 3 Retail Portfolio Companion Loan”), are expected to be held by Morgan Stanley Bank, N.A. on the closing date of this transaction and may be contributed to one or more future securitization transactions. The TKG 3 Retail Portfolio Loan Pair will be serviced pursuant to (a) prior to the securitization of the TKG 3 Retail Portfolio Companion Loan, the pooling and servicing agreement for this transaction and (b) on and after the securitization of the TKG 3 Retail Portfolio Companion Loan, the pooling and servicing agreement entered into in connection with such securitization. See “Description of the Mortgage Pool—The A/B Whole Loans and Loan Pairs —The TKG 3 Retail Portfolio Loan Pair” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

The proceeds of the TKG 3 Retail Portfolio Loan Pair were primarily used to refinance six previous loans secured by the six retail centers comprising the TKG 3 Retail Portfolio Property, which loans totaled approximately $167,080,358 at the time of payoff. The retail centers were purchased by affiliates or associates of the TKG 3 Retail Portfolio Borrower in 2011, 2012 and 2013 for a total purchase price of approximately $206,462,268.

The Borrower and the Sponsor. The borrowers are TKG Riverside Enterprises L.L.C., a New York limited liability company, TKG Norwichtown Commons, LLC, a Delaware limited liability company, TKG Coral North, L.L.C., a Delaware limited liability company, TKG Grant Creek Development, L.L.C., a Delaware limited liability company, Manhattan Marketplace Shopping Center, LLC, a Delaware limited liability company, and Riverside Crossing Three Development, L.L.C, a Delaware limited liability company, (collectively, the “TKG 3 Retail Portfolio Borrower”), which are single purpose

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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entities with independent directors. The TKG 3 Retail Portfolio Borrower is indirectly 100% owned by E. Stanley Kroenke, the sponsor and nonrecourse carve-out guarantor.

Mr. Kroenke was a Wal-Mart Stores, Inc. director from 1995 to 2000. As of November 2014, Mr. Kroenke was noted on the “Forbes 400” list, with an estimated $5.8 billion net worth.

The Mortgaged Property. The TKG 3 Retail Portfolio Property consists of five anchored shopping centers and one unanchored shopping center in six states, listed below in decreasing order of size by allocated loan amount.

Riverside Center, located in Utica, New York, is a 692,658 SF retail center anchored by Walmart Supercenter, Lowe’s and BJ’s Wholesale Club with a gas station.

Norwichtown Commons, located in Norwich, Connecticut, is a 168,753 SF retail center anchored by Super Stop & Shop and Big Lots. The center was converted from an enclosed mall to an open-air center in 2013.

Coral North, located in Coralville, Iowa, a suburb of Iowa City, is a 208,406 SF retail center anchored by Gordmans department store, TJ Maxx, Bed Bath & Beyond and Michaels. Iowa City is home to the University of Iowa, which is located less than three miles from the Coral North center.

Grant Creek Town Center, located in Missoula, Montana, is a 163,420 SF retail center anchored by Ross Dress for Less, TJ Maxx and REI. Missoula is home to the University of Montana, which is located approximately 3.5 miles from the Grant Creek Town Center.

Manhattan Marketplace, located in Manhattan, Kansas, is a 148,173 SF retail center anchored by Dick’s Sporting Goods, Best Buy and Bed Bath & Beyond, and shadow anchored by Hy-Vee grocery store. Manhattan is home to Kansas State University, which is located approximately one mile from Manhattan Marketplace. Manhattan is also home to Fort Riley.

Riverside Crossing, located in Grand Junction, Colorado, is an unanchored 35,004 SF retail center situated approximately one mile from Mesa Mall, a 672,642 SF retail center anchored by Dillard’s, JC Penney and Sears that is not a part of the TKG 3 Retail Portfolio Property.

Property Summary
Property	Location	Size (SF)	Occ. %	Allocated Cut- off Date Loan Amount	% of Allocated Loan Amount	Year Built/ Renovated	Appraised Value	Cut-off Date LTV	UW DSCR
Riverside Center	Utica, NY	692,658	95.6%	$24,306,825	30.5%	1973/1993; 2003; 2015	$66,120,000	75.0%	2.15x
Norwichtown Commons	Norwich, CT	168,753	96.7%	$15,150,321	19.0%	1966/2013	$39,600,000	75.0%	1.63x
Coral North	Coralville IA	208,406	98.4%	$13,175,928	16.5%	2006/N/A	$35,200,000	75.0%	1.81x
Grant Creek Town Center	Missoula, MT	163,420	92.8%	$12,327,977	15.5%	1999/2002	$32,400,000	75.0%	1.73x
Manhattan Marketplace	Manhattan, KS	148,173	98.9%	$10,106,536	12.7%	2006-2011/N/A	$27,000,000	75.0%	1.99x
Riverside Crossing	Grand Junction, CO	35,004	100.0%	$4,641,163	5.8%	2006-2008/N/A	$12,625,000	75.0%	1.98x
Total/Wtd. Avg.		1,416,414	96.3%	$79,708,750	100.0%		$212,945,000	75.0%	1.90x

Major Portfolio Tenants (by underwritten base rents).

Lowe’s (130,019 SF, 9% of portfolio NRA, 10% of portfolio underwritten base rent). Lowe’s Home Centers, Inc. (“Lowe’s”) (NYSE: LOW) leases 130,879 SF at Riverside Center. The lease began on November 11, 1997 and has a current expiration date of November 30, 2027, with six five-year lease renewal options. As of January 30, 2015, Lowe’s operated 1,840 home improvement and hardware stores in the United States, Canada and Mexico.

Stop & Shop (73,239 SF, 5% of portfolio NRA, 9% of portfolio underwritten base rent). The Stop & Shop Supermarket Company LLC (“Stop & Shop”) leases 73,239 SF at Norwichtown Commons. The original lease began on September 1, 1997, was extended and renewed effective September 1, 2012, and has a current lease expiration date of February 28, 2023, with six remaining five-year lease renewal options. Stop & Shop is a subsidiary of Koninklijke Ahold n.v. (AHLN.AS) (“Ahold”). As of December 31, 2014, Ahold, through two U.S. based subsidiaries, operated 398 Stop & Shop stores in New England and Metropolitan New York.

Walmart (204,235 SF, 14% of portfolio NRA, 7% of portfolio underwritten base rent). Wal-Mart Real Estate Business Trust (“Walmart”) leases 204,235 SF at Riverside Center. The lease began on March 1, 1995 and has a current expiration date of February 28, 2020, with 10 five-year lease renewal options. As of the end of fiscal year 2014, Walmart (NYSE: WMT) operated approximately 10,942 stores globally, including 4,203 U.S. based Walmart stores and 632 Sam’s Clubs.

BJ’s (114,489 SF, 8% of portfolio NRA, 6% of portfolio underwritten base rent). BJ’s Wholesale Club, Inc. (“BJ’s”) leases 114,489 SF at Riverside Center. The lease began on November 1, 1993, was renewed effective February 1, 2014, and has a current expiration date of January 31, 2019, with four remaining five-year lease renewal options. BJ’s also operates a gas station at Riverside Center. BJ’s currently operates 205 membership warehouse clubs in 15 states. The company is headquartered in Westborough, MA and, in September 2011, was acquired by Beacon Holding, Inc, an affiliate of Leonard Green & Partners, L.P. (“LGP”). LGP is a Los Angeles based private equity firm.

Dick’s Sporting Goods (45,000 SF, 3% of portfolio NRA, 4% of portfolio underwritten base rent). Dick’s Sporting Goods, Inc. (“Dick’s Sporting Goods”) leases 45,000 SF at Manhattan Marketplace. The lease began on July 27, 2011 and has a current expiration date of January 31, 2022, with four five-year lease renewal options. As of January 1, 2015, Dick’s Sporting Goods (NYSE: DKS) operated 603 stores in 46 states.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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The following tables present individual property summaries regarding anchor and major tenants at the six retail centers that comprise the TKG 3 Retail Portfolio Property:

Riverside Center Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	2014 Sales PSF
Anchor/Major Tenants
Walmart	AA/Aa2/AA	204,235	29%	$1,096,776	21%	$5.37	2/28/2020	N/A
Lowe’s	NR/A3/A-	130,019	19%	$1,604,431	31%	$12.34	11/30/2027	$200
BJ’s Wholesale Club	NR/B3/B-	114,489	17%	$883,022	17%	$7.71	1/31/2019	N/A
Burlington Coat Factory	NR/B1/NR	70,000	10%	$529,375	10%	$7.56	6/30/2024	$102
Bass Pro Shops	NR/NR/NR	61,790	9%	$482,530	9%	$7.81	8/31/2028	N/A
Subtotal/Wtd. Avg.		580,533	84%	$4,596,134	89%	$7.92

Other Tenants		81,990	12%	$593,892	11%	$7.24
Vacant Space		30,135	4%	$0	0%	$0.00
Total/Wtd. Avg.		692,658	100%	$5,190,026	100%	$7.83

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

Norwichtown Commons Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	2014 Sales PSF
Anchor/Major Tenants
Stop & Shop	BBB/Baa3/BBB	73,239	43%	$1,391,541	54%	$19.00	2/28/2023	N/A
Big Lots	NR/NR/BBB-	33,494	20%	$251,205	10%	$7.50	1/31/2021	N/A
Planet Fitness	NR/B1/NR	17,000	10%	$187,000	7%	$11.00	9/30/2034	N/A
Dollar Tree	NR/Ba2/BB	9,000	5%	$94,500	4%	$10.50	1/31/2018	N/A
Dress Barn	NR/NR/NR	7,600	5%	$152,000	6%	$20.00	12/31/2017	$126
Subtotal/Wtd. Avg.		140,333	83%	$2,076,246	81%	$14.80

Other Tenants		22,854	14%	$501,965	19%	$21.96
Vacant Space		5,566	3%	$0	0%	$0.00
Total/Wtd. Avg.		168,753	100%	$2,578,211	100%	$15.80

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

Coral North Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	2014 Sales PSF
Anchor/Major Tenants
Gordmans	NR/NR/NR	50,071	24%	$413,086	16%	$8.25	2/28/2018	$132
TJ Maxx	NR/A3/A+	25,000	12%	$193,750	8%	$7.75	5/31/2021	$306	(2)
Bed Bath & Beyond	NR/Baa1/A-	23,028	11%	$215,982	8%	$9.38	1/31/2019	N/A
Michaels	NR/NR/B+	21,633	10%	$231,040	9%	$10.68	2/28/2018	N/A
Petco	NR/B3/B	15,050	7%	$190,383	7%	$12.65	6/30/2018	N/A
Subtotal/Wtd. Avg.		134,782	65%	$1,244,241	49%	$9.23

Other Tenants		70,379	34%	$1,306,270	51%	$18.56
Vacant Space		3,245	2%	$0	0%	$0.00
Total/Wtd. Avg.		208,406	100%	$2,550,511	100%	$12.43

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	The TJ Maxx sales represent reported 2013 sales; 2014 sales are not yet available.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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Grant Creek Town Center Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	2014 Sales PSF
Anchor/Major Tenants
Ross	NR/NR/NR	29,974	18%	$292,247	13%	$9.75	1/31/2018	$237
TJ Maxx	NR/A3/A+	28,000	17%	$295,960	14%	$10.57	4/30/2017	$265
REI	NR/NR/NR	23,535	14%	$310,662	14%	$13.20	5/31/2020	N/A
St. Patrick Hospital	NR/NR/NR	12,000	7%	$224,400	10%	$18.70	8/31/2019	N/A
Famous Footwear	NR/NR/NR	10,000	6%	$187,000	9%	$18.70	5/31/2017	$180
Subtotal/Wtd. Avg.		103,509	63%	$1,310,269	60%	$12.66

Other Tenants		48,130	29%	$860,665	40%	$17.88
Vacant Space		11,781	7%	$0	0%	$0.00
Total/Wtd. Avg.		163,420	100%	$2,170,934	100%	$14.32

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

Manhattan Marketplace Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	2014 Sales PSF
Anchor/Major Tenants
Dick’s Sporting Goods	NR/NR/NR	45,000	30%	$562,500	28%	$12.50	1/31/2022	N/A
Best Buy	BB/Baa2/BB	30,000	20%	$396,000	20%	$13.20	1/31/2017	N/A
Bed Bath & Beyond	NR/Baa1/A-	20,000	13%	$160,000	8%	$8.00	1/31/2020	N/A
Petco	NR/B3/B	16,500	11%	$263,175	13%	$15.95	1/31/2020	N/A
Longhorn Steakhouse	BBB-/Ba1/BBB-	5,662	4%	$75,000	4%	$13.25	1/31/2021	N/A
Subtotal/Wtd. Avg.		117,162	79%	$1,456,675	72%	$12.43

Other Tenants		29,346	20%	$552,949	28%	$18.84
Vacant Space		1,665	1%	$0	0%	$0.00
Total/Wtd. Avg.		148,173	100%	$2,009,624	100%	$13.72

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

Riverside Crossing Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	2014 Sales PSF
Anchor/Major Tenants
Grand International Buffet	NR/NR/NR	8,045	23%	$173,772	18%	$21.60	9/30/2018	N/A
USA Recruiting	NR/NR/NR	4,949	14%	$141,541	15%	$28.60	10/31/2017	N/A
Verizon Wireless	A-/Baa1/BBB+	4,108	12%	$144,585	15%	$35.20	12/31/2017	N/A
Eyemart Express	NR/NR/NR	2,740	8%	$68,250	7%	$24.91	10/31/2018	N/A
Sleep Number	NR/NR/NR	2,740	8%	$67,760	7%	$24.73	6/30/2017	N/A
Subtotal/Wtd. Avg.		22,582	65%	$595,908	63%	$26.39

Other Tenants		12,422	35%	$357,085	37%	$28.75
Vacant Space		0	0%	$0	0%
Total/Wtd. Avg.		35,004	100%	$952,993	100%	$27.23

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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The following table presents certain information relating to the aggregate lease rollover at the TKG 3 Retail Portfolio Property and is based on the underwritten rent rolls of each property comprising the TKG 3 Retail Portfolio Property:

Portfolio Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	2	21,530	$3.15	2%	2%	$67,740	0%	0%
2015	9	18,113	$19.28	1%	3%	$349,198	2%	3%
2016	5	11,782	$18.74	1%	4%	$220,747	1%	4%
2017	18	122,133	$17.71	9%	12%	$2,162,821	14%	18%
2018	23	166,234	$12.60	12%	24%	$2,094,761	14%	32%
2019	8	159,626	$9.31	11%	35%	$1,485,837	10%	41%
2020	13	286,736	$7.93	20%	56%	$2,274,531	15%	56%
2021	9	108,962	$8.90	8%	63%	$969,790	6%	62%
2022	5	59,083	$13.56	4%	67%	$801,072	5%	67%
2023	4	92,199	$18.74	7%	74%	$1,727,507	11%	79%
2024	7	85,450	$9.75	6%	80%	$833,439	5%	84%
2025	1	1,365	$23.00	0%	80%	$31,395	0%	84%
2026	0	0	$0.00	0%	80%	$0	0%	84%
2027	1	130,019	$12.34	9%	89%	$1,604,431	10%	95%
2028 & Beyond	3	100,790	$8.23	7%	96%	$829,030	5%	100%
Vacant	0	52,392	$0.00	4%	100%	$0	0%	100%
Total/Wtd. Avg.	108	1,416,414	$11.33	100%		$15,452,299	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Markets. The TKG 3 Retail Portfolio Property is comprised of six retail centers in six different cities in six states, listed below in decreasing order of size by allocated loan amount. Riverside Center is located in Utica, Oneida County, New York, approximately 55 miles east of Syracuse and 95 miles northwest of Albany. Norwichtown Commons is located in Norwich, New London County, Connecticut, approximately 43 miles southeast of Hartford, CT, 135 miles northeast of New York City, NY, and 99 miles southwest of Boston. Coral North is located in Coralville, Johnson County, Iowa, approximately 108 miles east of Des Moines, 24 miles south of Cedar Rapids, and less than three miles from the University of Iowa campus. Grant Creek Town Center is located in Missoula, Missoula County Montana, approximately 115 miles west of Helena and approximately 3.5 miles from the University of Montana campus. Manhattan Marketplace is located in Manhattan, Riley County, Kansas, in the northern end of downtown Manhattan. Manhattan is home to Kansas State University. Riverside Crossing is located in Grand Junction, Mesa County, Colorado, which is approximately half way between Salt Lake City and Denver, Colorado.

Market Summaries
Property	Address	Allocated Loan Amount	Estimated 2014 Population (five-mile radius)	Estimated Average 2014 Household Income (five-mile radius)	Average Submarket Retail Vacancy
Riverside Center	710 Horatio Street, Utica, NY	$24,306,825	95,165	$56,276	5.2%
Norwichtown Commons	42 Town Street, Norwich, CT	$15,150,321	52,392	$66,424	4.3%
Coral North	2515-2530 Corridor Way, Coralville, IA	$13,175,928	82,782	$68,185	2.4%
Grant Creek Town Center	3055-3275 North Reserve Street, Missoula, MT	$12,327,977	75,648	$53,096	3.8%
Manhattan Marketplace	401 3rd Place, Manhattan, KS	$10,106,536	63,096	$63,144	2.4%
Riverside Crossing	2502 and 2504 Highway 6 & 50, Grand Junction, CO	$4,641,163	79,426	$61,215	3.2%

Source: Industry Reports

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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The following tables present the primary competitive centers to the TKG 3 Retail Portfolio Property:

Riverside Center Competitive Property Summary
Comp Name/Address	Property Size (SF)	Year Built	Comp Type	Tenant Name	Lease Date	Lease Size (SF)	Expense Reimb.	Annual Rent PSF
Geneva SC Outparcel Hamilton Street @ White Springs Road Geneva, NY	11,000	2015	In Line	Metro Mattress	3/2015	3,200	Gross	$23.44
Fresh Market Plaza 52 Marion Avenue Saratoga Springs, NY	40,479	2014	In Line	Compliments To The Chef	12/2014	2,285	NNN	$28.00
Panorama Plaza 1601 Penfield Road Penfield, NY	279,919	1978	In Line	GNC	6/2014	1,440	NNN	$24.50
Mansion Square 3421 State Street Niskayuna, NY	496,148	N/A	In Line	UPS	1/2014	1,200	NNN	$25.00
Tops Plaza 3836 NYS Route 281 Cortland, NY	111,071	1995	In Line	Little Caesar’s	1/2014	1,200	NNN	$18.63
Victory Crossing 400 Commerce Drive Victor, NY	N/A	2013	In Line	Five Guys	11/2013	2,579	NNN	$25.00
Kmart Plaza 4634 Commercial Drive New Hartford, NY	N/A	1975	In Line	Moe’s Southwest Grill	10/2012	2,900	NNN	$25.00
The Shoppes at Latham Circle 800 New Loudon Road Latham, NY	820,067	1957	Jr. Anchor	Dick’s Sporting Goods	5/2015	50,862	NNN	$13.50
Raymour & Flanigan Plaza 4000 NYS Route 31 Clay, NY	136,492	2001	Jr. Anchor	Burlington	11/2014	47,626	NNN	$8.50
Amherst Shopping Center 3050 Sheridan Drive Amherst, NY	164,603	1974	Jr. Anchor	BJ’s Wholesale Club	2/2012	49,743	NNN	$6.00
Culver Ridge Plaza 2255 East Ridge Road Irondequoit, NY	871,200	1997	Jr. Anchor	CW Price	9/2011	26,959	NNN	$9.50
Greenport Commons 420 Fairview Avenue Hudson, NY	508,785	2011	Jr. Anchor	TJ Maxx	10/2010	25,000	NNN	$7.50
Tops Plaza 3035 Niagara Falls Boulevard Amherst, NY	145,642	1986	Big Box/Anchor	Tops Markets	1/2016	82,897	NNN	$6.55
Shopper’s World 15 Park Avenue Clinton Park, NY	N/A	1988	Big Box/Anchor	Price Chopper	10/2014	77,478	NNN	$11.66
Freestanding 1707 McMahon Drive Altoona, PA	N/A	N/A	Big Box/Anchor	Lowe’s	6/2014	121,148	NNN	$7.27
Marple Crossroads 400 S. State Road Springfield, PA	450,000	1964	Big Box/Anchor	Wal-Mart	4/2011	113,058	NNN	$11.59
Freestanding 2044 Red Lion Road Philadelphia, PA	413,820	1998	Big Box/Anchor	BJ’s Wholesale Club	6/2013	104,708	NNN	$7.86
Kittles Furniture 5600 Britton Parkway Columbus, OH	N/A	N/A	Big Box/Anchor	Kittles Furniture	7/2010	91,386	NNN	$7.11
Township 5 Bennett Road Camillus, NY	3,113,669	2014	Ground Lease	LongHorn Steakhouse	12/2014	6,242	NNN	$16.02
Henrietta Plaza 1100 Jefferson Road Henrietta, NY	N/A	1999	Ground Lease	Burger King	5/2014	4,000	NNN	$25.00
Mansion Square 3421 State Street Niskayuna, NY	496,148	N/A	Ground Lease	Wendy’s	7/2012	3,630	NNN	$20.66
Auto Zone 8037 Brewerton Road Cicero, NY	N/A	1991	Ground Lease	Auto Zone	4/2012	3,500	NNN	$24.97
Genesee Plaza 1100 West Genesee Street Syracuse, NY	15,000	2014	Ground Lease	Dunkin Donuts	1/2012	2,484	NNN	$24.15

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-38

MSBAM 2015-C23	TKG 3 Retail Portfolio

Norwichtown Commons Competitive Property Summary
Comp Name/Address	Property Size (SF)	Comp Type	Anchors	Tenant Name	Lease Date	Lease Size (SF)	Expense Reimb.	Annual Rent PSF	TI/SF
Confidential Central New Haven County, CT	N/A	Grocery	N/A	Confidential	5/2016	69,617	NNN	$24.22	$0
Market Square 1220 Storrs Road Mansfield, CT	36,500	Grocery	Price Chopper	Price Chopper	1/2014	31,500	NNN	$16.34	$70
Pleasant Shops 49 Pleasant Street Weymouth, MA	N/A	Grocery	N/A	Whole Foods	1/2014	38,000	NNN	$15.75	N/A
Market Street 427 Walnut Street Lynnfield, MA	N/A	Grocery	N/A	Whole Foods	8/2013	45,000	NNN	$23.00	N/A
Confidential Southwestern Hartford County, CT	150,000	Major	ShopRite	Planet Fitness	7/2015	23,520	NNN	$14.00	$0
Confidential Southern New Haven County, CT	100,000	Major	ShopRite	Liquor Store	5/2016	23,000	NNN	$22.75	N/A
Freestanding 800 East Main Street Meriden, CT	8,015	Major	N/A	Advanced Auto	1/2015	8,015	NNN	$19.00	New Build
Middletown Plaza 720 Washington Avenue Middletown, CT	180,000	Major	Staples	Big Lots	4/2013	31,166	NNN	$7.50	$30
Olde Mistic Village 27 Coogan Boulevard Mystic, CT	N/A	In Line	N/A	Just in Jammies	1/2014	1,313	Modified Gross	$20.00	N/A
Olde Mistic Village 27 Coogan Boulevard Mystic, CT	N/A	In Line	N/A	Neal Bobruff	10/2013	1,200	Modified Gross	$24.00	N/A
Cromwell Square 45 Shunpike Road Cromwell, CT	N/A	In Line	N/A	Confidential	6/2013	4,000	NNN	$15.00	$0
Plainfield Parkade 67 Lathrop Road Plainfield, CT	N/A	In Line	N/A	Full Moon Salon	5/2013	1,200	NNN	$15.00	$0
Freestanding 1380 Main Street Hartford, CT	N/A	In Line	N/A	Dollar General	3/2013	9,002	NNN	$14.18	New Build
Strip Center 45 Salem Turnpike Norwich, CT	N/A	In Line	N/A	Listing	3/2015	7,700	NNN	$20.20	Vanilla

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-39

MSBAM 2015-C23	TKG 3 Retail Portfolio

Coral North Competitive Property Summary
Comp Name/Address	Property Size (SF)	Year Built	Comp Type	Anchors	Tenant Name	Lease Date	Lease Size (SF)	Expense Reimb.	Annual Rent PSF
Retail Strip Center 3219 8th Street SW Altoona, IA	7,428	2014	Small Shop/ Retail	None	Heartland Dental	10/2014	3,586	NNN	$32.00
Retail Strip Center 3219 8th Street SW Altoona, IA	7,428	2014	Small Shop/ Retail	None	Verizon	10/2014	2,042	NNN	$25.00
Northview Centre II 1350 NW 18th Street Ankeny, IA	N/A	2015	Small Shop/ Retail	None	Which Wich Sandwiches	1/2015	2,000	NNN	$26.00
Northview Centre I 1350 NW 18th Street Ankeny, IA	6,404	2011	Small Shop/ Retail	None	Dunkin Donuts	10/2014	2,350	NNN	$27.00
Retail Strip Center 3580 8th Street SW Altoona, IA	5,070	2013	Small Shop/ Retail	None	Mattress Firm	6/2013	3,380	NNN	$19.50
Retail Strip Center 1815 2nd Street Coralville, IA	6,200	2007	Small Shop/ Retail	None	Verizon	7/2012	3,190	NNN	$25.19
Aspen Dental & Verizon Wireless 2953 & 2957 5th Avenue South Fort Dodge, IA	5,700	2012	Small Shop/ Retail	None	Aspen Dental	4/2012	3,200	NNN	$26.00
Biomat USA 3533 S. Scatterfield Road Anderson, IN	15,500	2015	Blood/Medical Office	None	Biomat USA	5/2015	15,500	NNN	$14.32
Davita Dialysis 5865 Sunnybrook Drive Sioux City, IA	6,325	2013	Blood/Medical Office	None	Davita Dialysis	10/2014	6,325	NNN	$19.93
Bio Medical Applications of Indiana 1705 E. Industrial Dr. Terre Haute, IN	7,936	2014	Blood/Medical Office	None	Bio Medical Applications of Indiana	9/2014	7,936	NNN	$28.41
Davita Dialysis 1401 North Michigan Street Elkhart, IN	6,980	2014	Blood/Medical Office	None	Davita Dialysis	6/2014	6,980	NNN	$24.14
At Home - Garden Ridge 10331 University Avenue Clive, IA	90,000	1991	Anchors & Majors	At Home	At Home - Garden Ridge	5/2015	90,000	NNN	$6.39
Centro Plaza 400 North 48th Street Lincoln, NE	115,495	1986	Anchors & Majors	Best Buy, TJMaxx, Staples	TJ Maxx	2/2015	24,320	NNN	$10.00
JoAnn Fabrics 3200 Agency Burlington, IA	124,114	1972	Anchors & Majors	Dick’s Sporting Goods, Staples and JoAnn Fabrics	JoAnn Fabrics	8/2014	18,000	NNN	$12.00
Wilderness Hills 2933 Crescent Drive Lincoln, NE	N/A	2014	Anchors & Majors	Kohl’s, Marshall’s, Home Goods	Marshall`s/ Home Goods	5/2014	46,000	NNN	$10.00
Office Max at Lake Manawa 505 E. 30th Avenue Council Bluffs, IA	N/A	1998	Anchors & Majors	Office Max	Office Max	4/2013	23,500	NNN	$11.50

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-40

MSBAM 2015-C23	TKG 3 Retail Portfolio

Grant Creek Town Center Competitive Property Summary
Comp Name/Address	Property Size (SF)	Year Built	Comp Type	Anchors	Tenant Name	Lease Date	Lease Size (SF)	Expense Reimb.	Annual Rent PSF	TI/SF
West Park Promenade 1603 Grand Avenue Billings, MT	145,434	1961	Anchor	Lucky’s Market, Hastings, Yellowstone Fitness	Yellowstone Fitness	5/2014	41,272	NNN	$6.50	N/A
West Park Promenade 1603 Grand Avenue Billings, MT	145,434	1961	Anchor	Lucky’s Market, Hastings, Yellowstone Fitness	Lucky’s Farmers Market	9/2013	26,420	NNN	$12.79	N/A
Rimrock Village 100 24th Street W Billings, MT	172,290	1970	Anchor	Hobby Lobby, Sports Authority	One Source Lighting	5/2013	9,000	NNN	$10.00	$7
Market Commons 950 S 29th Street W Billings, MT	19,120	2002	Anchor	N/A	Mattress & Furniture Warehouse	1/2013	15,000	NNN	$9.50	$10
Holiday Village Mall 1200 10th Avenue South Great Falls, MT	496,372	1959	Anchor	Herbergers, JCPenney, Osco Drug, Sears, Ross Dress For Less, Scheels All Sports	Big Lots	10/2011	30,000	NNN	$9.00	$5
2240 Grand Avenue Billings, MT	N/A	1974	In-Line/ Shop	N/A	E Cigarette Factory Outlet	1/2014	2,100	NNN	$13.00	$5
1447 Grand Avenue Billings, MT	N/A	1969	In-Line/ Shop	N/A	Good Vibrations	12/2013	3,000	NNN	$14.00	$7
Mountain West Bank Building 3301 Great Northern Avenue Missoula, MT	N/A	2008	In-Line/ Shop	N/A	Confidential	11/2013	2,470	NNN	$14.00	$20
935 SW Higgins Avenue Missoula, MT	N/A	1974	In-Line/ Shop	N/A	Massage Envy	10/2013	3,550	NNN	$12.00	$10
425 N 5th Street W Missoula, MT	N/A	1993	In-Line/ Shop	N/A	Going Quilting	6/2014	1,100	NNN	$9.50	$5
1200 S Reserve Street Missoula, MT	N/A	2004	In-Line/ Shop	N/A	Fairytales and Fantasies	2/2014	1,300	NNN	$13.00	$8
2001 Brooks Street Missoula, MT	N/A	1965	In-Line/ Shop	N/A	Rocco Bridal	1/2014	2,100	NNN	$11.00	$5

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-41

MSBAM 2015-C23	TKG 3 Retail Portfolio

Manhattan Marketplace Competitive Property Summary
Comp Name/Address	Property Size (SF)	Year Built	Comp Type	Anchors	Tenant Name	Lease Date	Lease Size (SF)	Expense Reimb.	Annual Rent PSF	TI/SF
West Loop Shopping Center 2700 Anderson Avenue Manhattan, KS	214,447	1970	In Line	Dillons, Marshalls, Jo Ann	Confidential	11/2014	4,360	NNN	$14.00	$0
Three-Tenant Strip Center 814 East Chestnut Street Junction City, KS	6,140	2013	In Line	N/A	Qdoba Mexican Grill	6/2013	2,945	Modified Gross	$24.00	$20
Three-Tenant Strip Center 814 East Chestnut Street Junction City, KS	6,140	2013	In Line	N/A	Great Clips	6/2013	1,200	NNN	$19.75	$15
Bluemont Center 100 East Bluemont Manhattan, KS	13,270	2004	In Line	N/A	AT&T	6/2013	1,800	NNN	$20.00	$0
Manko Center 900 Hayes Drive Manhattan, KS	21,840	2005	In Line	N/A	Gambino`s	2/2012	1,800	NNN	$15.00	$0
27 Iowa Center 2626 Iowa Street Lawrence, KS	13,145	2014	In Line	N/A	Buffalo Wild Wings	9/2014	6,000	NNN	$25.00	$0
27 Iowa Center 2626 Iowa Street Lawrence, KS	13,145	2014	In Line	N/A	Sun Tan City	9/2014	2,800	NNN	$25.00	$25
Northwest Crossing 3416 State Street West Grand Island, NE	77,299	1984	Major	N/A	Petco	9/2014	12,500	NNN	$15.25	$5
Centro Plaza 400 North 48th Street Lincoln, NE	115,495	1986	Major	N/A	DSW Shoe Warehouse, Inc.	10/2015	17,167	NNN	$15.00	$20
Centro Plaza 400 North 48th Street Lincoln, NE	115,495	1986	Major	N/A	Michaels	10/2015	21,891	NNN	$10.89	$0
West Loop Shopping Center 2700 Anderson Avenue Manhattan, KS	214,447	1970	Major	N/A	Confidential	11/2013	22,000	NNN	$8.75	$0
Lawton Marketplace 1824 NW 82nd Street Lawton, OK	179,181	2013	Major	N/A	TJMaxx	8/2013	24,000	NNN	$9.00	$0
NewMarket Square 2441 N Maize Road Wichita, KS	830,000	2001	Major	N/A	Confidential	9/2012	30,000	NNN	$9.75	$0
The Shoppes at Liberty Triangle NEC of Highway 152 and Interstate 35 Liberty, MO	311,801	2011	Major	N/A	Dick`s Sporting Goods	10/2012	45,000	NNN	$12.00	$0
Wilderness Hills 2933 Crescent Drive Lincoln, NE	46,000	2014	Major	N/A	Marshall`s/Home Goods	5/2014	46,000	NNN	$9.00	$0

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-42

MSBAM 2015-C23	TKG 3 Retail Portfolio

Riverside Crossing Competitive Property Summary
Comp Name/Address	Property Size (SF)	Year Built	Anchors	Tenant Name	Lease Date	Lease Size (SF)	Expense Reimb.	Annual Rent PSF	TI/SF
Freestanding Building 2531 North 12th Street Grand Junction, CO	7,803	1982	N/A	Breckenridge Ale House	2/2015	7,803	NNN	$29.22	N/A
Strip Center 2412 Patterson Road Grand Junction, CO	1,468	1982	N/A	Quest Diagnostics	1/2015	1,468	NNN	$21.99	N/A
Strip Center 2430 Patterson Road Grand Junction, CO	6,300	2014	N/A	Which Wich	8/2014	1,000	NNN	$28.00	$20
Strip Center 2430 Patterson Road Grand Junction, CO	6,300	2014	N/A	Costa Vita	7/2014	3,900	NNN	$27.50	$20
Strip Center 2430 Patterson Road Grand Junction, CO	6,300	2014	N/A	Sports Clips	7/2014	1,400	NNN	$28.00	$20
Peachtree Shopping Center 3225 - 3227 I-70 Business Loop Grand Junction, CO	42,020	1983	Gold’s Gym	Confidential	1/2014	3,200	NNN	$12.50	As Is
Peachtree Shopping Center 3225 - 3227 I-70 Business Loop Grand Junction, CO	42,020	1983	Gold’s Gym	Confidential	1/2014	4,242	NNN	$13.11	As Is

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the combined historical operating performance and the Underwritten Net Cash Flow at the TKG 3 Retail Portfolio Property:

Cash Flow Analysis(1)
	2011	2012	2013	2014	UW	UW PSF
Base Rent(2)	N/A	N/A	N/A	$15,137,947	$16,227,768	$11.46
Total Recoveries	N/A	N/A	N/A	$5,412,487	$6,654,958	$4.70
Other Income	N/A	N/A	N/A	$0	$0	$0.00
Discounts Concessions	N/A	N/A	N/A	$0	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	($161,952)	($1,196,438)	($0.84)
Effective Gross Income	N/A	N/A	N/A	$20,388,482	$21,686,289	$15.31
Total Operating Expenses	N/A	N/A	N/A	$5,815,646	$7,501,483	$5.30
Net Operating Income	N/A	N/A	N/A	$14,572,836	$14,184,806	$10.01
Capital Expenditures	N/A	N/A	N/A	$32,980	$293,535	$0.21
TI/LC	N/A	N/A	N/A	$178,897	$843,862	$0.60
Net Cash Flow	N/A	N/A	N/A	$14,360,959	$13,047,409	$9.21

Occupancy %(2)	N/A	N/A	N/A	N/A	94.4%
NOI DSCR	N/A	N/A	N/A	2.12x	2.07x
NCF DSCR	N/A	N/A	N/A	2.09x	1.90x
NOI Debt Yield	N/A	N/A	N/A	9.1%	8.9%
NCF Debt Yield	N/A	N/A	N/A	9.0%	8.2%

(1)
Affiliates or associates of the TKG 3 Retail Portfolio Borrower purchased the six retail centers that comprise the TKG 3 Retail Portfolio Property in 2011, 2012 and 2013. Complete historical operating statements and occupancy data prior to 2014 are not available for all six centers.

(2)
Historical Base Rent is net of vacancy. Certain contractual rent steps totaling approximately $44,726 per year are underwritten, including $12,998 associated with averaging the Lowe’s base rent payable during the loan term.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C23	TKG 3 Retail Portfolio

Escrows and Reserves. During a Cash Sweep Period, the TKG 3 Retail Portfolio Borrower is required to escrow monthly 1/12 of the annual estimated tax payments (unless such taxes are being paid directly to the applicable taxing authority by tenants under their leases or tenants are required to reimburse TKG 3 Retail Portfolio Borrower for or pay to TKG 3 Retail Portfolio Borrower such taxes under their leases) and 1/12 of the annual estimated insurance premiums (unless the TKG 3 Retail Portfolio Borrower maintains insurance under an acceptable blanket insurance policy).

During a Cash Sweep Period, the TKG 3 Retail Portfolio Borrower is also required to make the applicable monthly deposits set forth below for replacement reserves (which amount may be increased by the lender if the lender determines that an increase is reasonably necessary to maintain proper operation of the TKG 3 Retail Portfolio Property) and for TI/LC reserves with respect to each TKG 3 Retail Portfolio Property component:

Springing Reserves Summary
Property Name	Monthly Replacement Reserve Deposit	Annual Escrow PSF	Monthly TI/LC Reserve Deposit	Annual Escrow PSF
Riverside Center	$8,658	$0.15	$25,397	$0.44
Norwichtown Commons	$5,471	$0.39	$11,110	$0.79
Coral North	$2,606	$0.15	$12,331	$0.71
Grant Creek Town Center	$5,301	$0.39	$7,340	$0.54
Manhattan Marketplace	$1,852	$0.15	$3,828	$0.31
Riverside Crossing	$574	$0.20	$4,142	$1.42

Lockbox and Cash Management. A springing hard lockbox is in place with respect to the TKG 3 Retail Portfolio Mortgage Loan (i.e., upon the occurrence and during the continuance of a Cash Sweep Period for the TKG 3 Retail Portfolio Mortgage Loan, the TKG 3 Retail Portfolio Borrower has agreed to establish and maintain a hard lockbox). Provided a Cash Sweep Period has occurred but is no longer continuing, the lockbox account is de-activated. The TKG 3 Retail Portfolio Mortgage Loan has springing cash management. Provided a Cash Sweep Period has not occurred or has occurred but is not continuing, the TKG 3 Retail Portfolio Mortgage Loan does not have cash management. Upon the occurrence and during the continuance of a Cash Sweep Period for the TKG 3 Retail Portfolio Mortgage Loan, funds in the lockbox account are applied on each monthly payment date to pay debt service on the TKG 3 Retail Portfolio Loan Pair, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred, to the TKG 3 Retail Portfolio Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by lender together with other amounts incurred by the TKG 3 Retail Portfolio Borrower in connection with the operation and maintenance of the TKG 3 Retail Portfolio Property approved by lender and to remit the remainder to an account to be held by the lender as additional security for the TKG 3 Retail Portfolio Loan Pair.

A “Cash Sweep Period” will (i) commence upon the occurrence of an event of default and continue until no event of default exists or (ii) commence upon the DSCR falling below 1.10x for the trailing 12 months using a 30-year amortization loan constant and continue until either (x) the DSCR has been at least 1.15x for the immediately preceding 12 consecutive calendar months using a 30-year amortization loan constant or (y) the TKG 3 Retail Portfolio Borrower enters into a Master Lease (as defined below) (except such Master Lease may be terminated by the TKG 3 Retail Portfolio Borrower upon 30 days prior written notice to the lender if the event described in clause (ii)(x) above occurs (without giving effect to the Master Lease)).

A “Master Lease” is a lease agreement between the TKG 3 Retail Portfolio Borrower, as landlord, and E. Stanley Kroenke, as tenant, that (a) is for a term of five years or more and otherwise on market terms and conditions for properties substantially similar to the related mortgaged property and reasonably acceptable to lender and (b) covers a sufficient amount of rentable square feet such that when the rent under such lease is combined with the rent payable under all other leases at the TKG 3 Retail Portfolio Property, the DSCR is 1.25x using a 30-year amortization loan constant.

Additional Secured Indebtedness (not including trade debts). The TKG 3 Retail Portfolio Companion Loan was originated by Morgan Stanley Bank, N.A., on May 15, 2015 and is evidenced by two notes (Notes A-1 and A-4) with a combined Cut-off Date balance of $80,000,000. The notes evidencing the TKG 3 Retail Portfolio Companion Loan accrue interest at the same rate as the TKG 3 Retail Portfolio Mortgage Loan. The TKG 3 Retail Portfolio Mortgage Loan is entitled to payments of principal (if applicable) and interest on a pro rata and pari passu basis with the TKG 3 Retail Portfolio Companion Loan as and to the extent described under “Description of the Mortgage Pool—The A/B Whole Loans and Loan Pairs —The TKG 3 Retail Portfolio Loan Pair” in the Free Writing Prospectus. The current holder of the TKG 3 Retail Portfolio Companion Loan is Morgan Stanley Bank, N.A., and such companion loan may be contributed to one or more future securitization transactions. The holders of the TKG 3 Retail Portfolio Mortgage Loan and the TKG 3 Retail Portfolio Companion Loan have entered into a co-lender agreement that sets forth the allocation of collections on the TKG 3 Retail Portfolio Loan Pair.

Release of Property. Provided no event of default has occurred and remains uncured, at any time after June 1, 2017, the TKG 3 Retail Portfolio Borrower may obtain a release of the lien of the respective mortgage or deed of trust on an individual property comprising the TKG 3 Retail Portfolio Property, provided, among other conditions,

(i) the TKG 3 Retail Portfolio Borrower pays down the TKG 3 Retail Portfolio Loan Pair in an amount equal to 115% of the applicable allocated loan amount set forth below for the individual property being released together with interest on the TKG 3 Retail Portfolio Loan Pair accruing thereon through the current (or to the next) monthly payment date and the yield maintenance premium calculated pursuant to the terms of the loan agreement for the TKG 3 Retail Portfolio Loan Pair:

Property Name	Allocated Loan Amount
Riverside Center	$48,702,466
Norwichtown Commons	$30,356,000
Coral North	$26,400,000
Grant Creek Town Center	$24,701,000
Manhattan Marketplace	$20,250,000
Riverside Crossing	$9,299,284

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C23	TKG 3 Retail Portfolio

(ii) after giving effect to the release, the LTV ratio with respect to the remaining TKG 3 Retail Portfolio Property shall not exceed the lesser of 75% or the LTV ratio immediately prior to the release (based upon updated appraisals of the TKG 3 Retail Portfolio Property obtained at the TKG 3 Retail Portfolio Borrower’s expense),

(iii) after giving effect to the release, the DSCR with respect to the remaining TKG 3 Retail Portfolio Property shall not be less than the greater of 1.25x and the DSCR immediately prior to the release and

(iv) after giving effect to the release, the debt yield with respect to the remaining TKG 3 Retail Portfolio Property shall not be less than the greater of 8.17% and the debt yield immediately prior to the release.

In addition, provided no event of default has occurred and remains uncured, the TKG 3 Retail Portfolio Borrower may obtain a release of the lien of the respective mortgage on a portion of the Riverside Center component of the TKG 3 Retail Portfolio Property identified as “Parcel A-Tract 3” (containing 0.35 acres) and “Proposed Pad 1-Outparcel” (containing 0.39 acres) for retail purposes compatible with the use and operation of such property as a super-regional shopping center, provided, among other conditions, (i) the TKG 3 Retail Portfolio Borrower pays down the TKG 3 Retail Portfolio Loan Pair in an amount equal to $425,500 together with interest on the TKG 3 Retail Portfolio Loan Pair accruing thereon through the current (or to the next) monthly payment date and the yield maintenance premium calculated pursuant to the terms of the loan agreement for the TKG 3 Retail Portfolio Loan Pair, (ii) after taking into account any improvement proposed to be built on the land to be released and its effect on the income and expenses at the TKG 3 Retail Portfolio Property, the DSCR with respect to the remaining TKG 3 Retail Portfolio Property shall not be less than the greater of 1.25x and the DSCR immediately prior to the release and (iii) the TKG 3 Retail Portfolio Borrower delivers to the lender (x) an appraisal dated not more than 60 days prior to the release date indicating a value of the Riverside Center property after the release (both before and after construction of improvements to be built on the release parcels) equal to or greater than the value of the Riverside Center property prior to the release and (y) a rating agency confirmation as to the partial release and anticipated improvements to be placed on the release parcels.

Terrorism Insurance. The TKG 3 Retail Portfolio Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the TKG 3 Retail Portfolio Borrower is required to maintain, and the lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-45

MSBAM 2015-C23	32 Old Slip Fee

Mortgage Loan No. 2 – 32 Old Slip Fee

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-46

MSBAM 2015-C23	32 Old Slip Fee

Mortgage Loan No. 2 – 32 Old Slip Fee

TRIBECA
LOWER MANHATTAN
FINANCIAL DISTRICT
BATTERY PARK CITY
Hudson River
East River
Brooklyn Bridge
Brooklyn-Battery Tunnel
FDR Drive
PATH
Walker St.
White St.
Franklin St.
Leonard St.
Worth St.
Reade St.
Chambers St.
Warren St.
Murray St.
Barclay St.
Vesey St.
Fulton St.
John St.
Platt St.
Maiden Ln.
Liberty St.
Pine St.
Wall St.
Exchange Pl.
Beaver St.
Old Slip
Rector St.
Albany St.
Thames St.
1st Pl.
West St.
Greenwich St.
Hudson St.
Harrison St.
West Broadway
Church St.
Broadway
Trinity Pl.
Washington St.
South End Ave.
Battery Pl.
Broad St.
New St.
Pearl St.
State St.
Water St.
Front St.
South St.
Gold St.
William St.
Beekman St.
Fletcher St.
Borough of Manhattan Community College
BMCC Tribeca Performing Arts Center
Washington Market Park
Gov. Nelson A. Rockefeller Park
St. Johns University-Manhattan Campus
200 West Street
Verizon Building
7 World Trade Ctr.
1 World Trade Ctr.
Performing Arts Center
2 World Trade Ctr.
3 World Trade Ctr.
4 World Trade Ctr.
5 World Trade Ctr.
New York Commodities Exchange
4 World Financial Center
3 World Financial Center
2 World Financial Center
1 World Financial Center
World Financial Center Plaza
National September 11 Memorial
Liberty Park
Zuccotti Park
Trinity Church
NY Stock Exchange
Federal Office Building
Ted Weiss Federal Bldg.
New Amsterdam Theatre
NYC Municipal Building
Tweed Courthouse
NY Public Library
NYC City Hall
City Hall Park
Woolworth Building
Pace University
NY Downtown Hospital
55 John Street
Federal Reserve Bank
1 Chase Manhattan Plaza
40 Wall Street
American International Building
60 Wall Street
100 Wall Street
111 Wall Street
20 Exchange Place
60 Broad Street
85 Broad Street
7 Hanover Square
2 Broadway
Fort Amsterdam
4 New York Plaza
2 New York Plaza
1 New York Plaza
17 State Street
Battery Park
Castle Clinton Natl. Monument
Museum of Jewish Heritage
Maritime Battery Building
Whitehall Terminal (South Ferry)
Downtown Manhattan Heliport
Fulton Market
South Street Seaport
33 Thomas Street
388 Greenwich Street
FRANKLIN ST.
CHAMBERS ST.
PARK PLACE
CITY HALL
WORLD TRADE CTR.
CORTLANDT ST.-WTC
CORTLANDT ST.
BROADWAY NASSAU
FULTON ST.
WALL-WILLIAM ST
WALL ST.
BROAD ST.
RECTOR ST.
BOWLING GREEN
WHITEHALL ST.-SOUTH FERRY
SOUTH FERRY TERMINAL
9A
478
32 Old Slip
32 Old Slip
New York, NY 10005
Upper West Side
Upper East Side
Astoria
QUEENS
North Bergen
West New York
Central Park
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Williamsburg
Greenwich Village
Hoboken
Hudson River
SoHo
NEW JERSEY
Tribeca
Chinatown
JERSEY CITY
Financial District
BROOKLYN
Brooklyn Heights
Liberty State Park
Park Slope

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-47

MSBAM 2015-C23	32 Old Slip Fee

Mortgage Loan No. 2 – 32 Old Slip Fee

Mortgage Loan Information				Property Information(5)
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$66,000,000			Location:	New York, NY 10005
Cut-off Date Balance(1):	$66,000,000			General Property Type:	Leased Fee
% of Initial Pool Balance:	6.2%			Detailed Property Type:	Leased Fee
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Leon Melohn			Year Built/Renovated:	1987/N/A
Mortgage Rate:	3.7075%			Size:	1,133,361 SF
Note Date:	4/14/2015			Cut-off Date Balance per Unit(1):	$155
First Payment Date:	6/5/2015			Maturity Date Balance per Unit(1):	$155
Effective Maturity Date(2):	5/5/2025			Property Manager:	N/A
Original Term to Maturity(2):	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI(6):	(a) $8,500,000 (b) $31,994,855
Seasoning:	1 month			UW NOI Debt Yield(1)(6):	(a) 4.8% (b) 18.2%
Prepayment Provisions(3):	LO (25); DEF (88); O (7)			UW NOI Debt Yield at Maturity(1)(6):	(a) 5.4% (b) 18.2%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1)(6):	(a) 1.28x (b) 4.32x
Additional Debt Type:	Pari Passu			Most Recent NOI(7):	N/A
Additional Debt Balance:	$110,000,000			2nd Most Recent NOI(7):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(7):	N/A
Reserves(4)				Most Recent Occupancy(7):	N/A
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(7):	N/A
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(7):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$225,000,000 (12/1/2014)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(1)(6):	(a) 78.2% (b) 26.1%
				Maturity Date LTV Ratio(1)(6):	(a) 78.2% (b) 26.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$176,000,000	81.8%	Purchase Price(8):	$207,500,000	96.4%
Borrower Equity:	$39,142,608	18.2%	Closing Costs:	$7,642,608	3.6%
Total Sources:	$215,142,608	100.0%	Total Uses:	$215,142,608	100.0%

(1)
The 32 Old Slip Fee Mortgage Loan is part of the 32 Old Slip Fee Loan Pair, which is comprised of five pari passu notes with an aggregate Cut-off Date principal balance of $176,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the 32 Old Slip Fee Loan Pair. The UW NOI Debt Yield at Maturity is based on the maturity date loan balance and the contractual ground rent payable under the ground lease described below under “—The Property” effective the 11th year of such ground lease.

(2)
The 32 Old Slip Fee Loan Pair has an anticipated repayment date (“ARD”) of May 5, 2025 and a stated maturity date of May 5, 2045. In the event the 32 Old Slip Fee Loan Pair is not repaid in full by the ARD, the interest rate will increase from the initial interest rate of 3.7075% to the greater of (a) 5.0% above the initial interest rate and (b) 5.0% above the 20-year interpolated U.S. Treasury Rate. After the ARD, the lender may apply any excess cash to the reduction of the principal balance of the 32 Old Slip Fee Loan Pair. References herein to “maturity” and “maturity date” refer to the ARD.

(3)	The final lockout and defeasance periods will be determined based on the securitization date of the last component of the 32 Old Slip Fee Loan Pair.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(5)
The 32 Old Slip Fee Mortgage Loan is secured by land occupied by a 36-story office building located at 32 Old Slip in New York, NY and encumbered by a ground lease and a master lease. The improvements are not collateral for the 32 Old Slip Fee Mortgage Loan other than the 32 Old Slip Fee Borrower’s reversionary interest therein. Certain property information, such as Size, Cut-off Date Balance per Unit, Maturity Date Balance per Unit, and Year Built/Renovated relate to the Non-Collateral Improvements (defined below) and are for informational purposes only.

(6)
Underwriting and Financial Information is based on (a) the current annual ground lease payment due under the ground lease described below under “—The Property,” and (b) the “look-through” to the fee and Non-Collateral Improvements (leasehold) as described below under “—Operating History and Underwritten Cash Flow.” The Cut-off and Maturity Date LTV Ratios are based on (a) the appraised value of the 32 Old Slip Fee Property, and (b) the combined sales price of the 32 Old Slip Fee Property and the Non-Collateral Improvements (leasehold) pursuant to a purchase and sale agreement dated November 18, 2014.

(7)
Historical NOI and occupancy data are not available for this new ground lease; however, certain historical operating information and occupancy data related to the Non-Collateral Improvements are available. See “—Operating History and Underwritten Cash Flow” below for further details.

(8)	The purchase price includes a $10,000,000 brokerage fee.

The Mortgage Loan. The second largest mortgage loan (the “32 Old Slip Fee Mortgage Loan”) is part of a loan pair (the “32 Old Slip Fee Loan Pair”) evidenced by five pari passu promissory notes (Notes A-1 through A-5) in the aggregate principal amount of $176,000,000 as of the Cut-off Date, all of which are secured by the same first priority fee mortgage encumbering land under a 36-story office building located at 32 Old Slip, in New York, New York (the “32 Old Slip Fee Property”). Notes A-3 and A-4, in the combined original principal amount of $66,000,000, represent the 32 Old Slip Fee Mortgage Loan, and Notes A-1, A-2 and A-5, in the aggregate original principal amount of $110,000,000, represent a companion loan (the “32 Old Slip Fee Serviced Companion Loan”). The 32 Old Slip Fee Serviced Companion Loan is expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions. The 32 Old Slip Fee Loan Pair will be serviced pursuant to terms of the MSBAM 2015-C23 pooling and servicing agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The 32 Old Slip Fee Loan Pair.” The proceeds of the 32 Old Slip Fee Loan Pair were used to acquire the 32 Old Slip Fee Property for a purchase price of approximately $207,500,000, including a $10,000,000 brokerage fee.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-48

MSBAM 2015-C23	32 Old Slip Fee

When analyzed on a stand-alone basis, DBRS has indicated that the 32 Old Slip Fee Mortgage Loan has credit characteristics commensurate with a “AAA” rated obligation, and Moody’s has indicated that the 32 Old Slip Fee Mortgage Loan has credit characteristics commensurate with a “Ba2” rated obligation.

The Borrower and the Sponsor. The borrowers are 32 Slipstream, LLC (“TIC 1”) and 32 Old Stream, LLC (“TIC 2”), two single-purpose Delaware limited liability companies that own 61.04% and 38.96%, respectively, of the 32 Old Slip Fee Property as tenants-in-common (collectively, the “Fee Owner”), and Master Slip LLC, a single purpose Delaware limited liability company (the “Master Lessee” and, together with the Fee Owner, the “32 Old Slip Fee Borrower”), each with two independent directors. TIC 1 and the Master Lessee are each 100% indirectly owned and controlled by Leon Melohn, CEO of New York City based Melohn Properties, Inc. Leon Melohn is also the nonrecourse carve-out guarantor. TIC 2 is currently owned by a tax exchange intermediary, and is expected to be 100% indirectly owned by Leon Melohn upon completion of a reverse 1031 exchange transaction, projected to occur within 210 days of the origination date, at which time Leon Melohn will acquire an indirect 100% interest in TIC 2. The Fee Owner master leases the 32 Old Slip Fee Property to the Master Lessee under a master lease (the “Master Lease”) that is subject to the Ground Lease. Upon completion of such exchange, the Master Lease in place with the Master Lessee will terminate.

The Property. The 32 Old Slip Fee Property consists of an approximately 0.97 acre of land located at 32 Old Slip in New York, New York, which is encumbered by a 99 year term ground lease (the “Ground Lease”) that commenced on April 13, 2015 and ends on April 29, 2114, with two 25-year lease extension options and assigned to the 32 Old Slip Fee Borrower in connection with the 32 Old Slip Fee Borrower’s acquisition of the 32 Old Slip Fee Property. The tenant under the Ground Lease, RXR 32 Old Slip Owner LLC, or any successor tenant under the Ground Lease (the “Ground Tenant”), owns the improvements currently located on the 32 Old Slip Fee Property (the “Non-Collateral Improvements”), and none of the Non-Collateral Improvements serves as collateral for the 32 Old Slip Fee Mortgage Loan (other than the 32 Old Slip Fee Borrower’s reversionary interest therein). The Non-Collateral Improvements, which were constructed in 1987, consist of a Class A, 36-story office building. The Ground Tenant is required to pay ground rent in the amount of $8,500,000, annually, on an absolute net basis, for the initial 10 years of the Ground Lease. The ground rent contractually increases to $9,572,381 beginning in the 11th year and then increases by 2% annually thereafter.

The following table presents a summary regarding the largest tenants at the Non-Collateral Improvements located on the 32 Old Slip Fee Property:

Non-Collateral Improvements Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
National Union Fire Insurance Co. of Pittsburgh	A/A1/A+	250,027	22%	$12,751,377	25%	$51.00	9/1/2017
DAIWA Securities	BBB+/Baa1/BBB+	112,270	10%	$6,740,249	13%	$60.04	6/1/2026
Frank Crystal	NR/NR/NR	72,584	6%	$2,453,729	5%	$33.81	9/1/2019
GSA: Department of Education	AAA/Aaa/AA+	65,796	6%	$2,904,893	6%	$44.15	4/1/2020
Hudson River Trading	NR/NR/NR	61,257	5%	$4,125,648	8%	$67.35	6/1/2018
Subtotal/Wtd. Avg.		561,934	50%	$28,975,897	57%	$51.56

Other Tenants		459,001	40%	$21,858,649	43%	$47.62
Vacant Space		112,426	10%	$0	0%	$0.00
Total/Wtd. Avg.		1,133,361	100%	$50,834,546	100%	$49.79

(1)
The Non-Collateral Improvements are not collateral for the 32 Old Slip Fee Mortgage Loan (except for the reversionary interest of the 32 Old Slip Fee Borrower therein). The tenant information above represents leases of the Ground Lessee’s Non-Collateral Improvements and is provided for informational purposes only.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-49

MSBAM 2015-C23	32 Old Slip Fee

The following table presents certain information relating to the lease rollover schedule for the Non-Collateral Improvements located on the 32 Old Slip
Fee Property:

Non-Collateral Improvements Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(2)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	2	2,450	$0.00	0%	0%	$0	0%	0%
2015	0	0	$0.00	0%	0%	$0	0%	0%
2016	0	0	$0.00	0%	0%	$0	0%	0%
2017	14	309,633	$52.00	27%	28%	$16,101,497	32%	32%
2018	4	61,257	$67.35	5%	33%	$4,125,648	8%	40%
2019	5	76,612	$34.41	7%	40%	$2,636,353	5%	45%
2020	4	90,083	$51.07	8%	48%	$4,600,608	9%	54%
2021	4	62,147	$52.97	5%	53%	$3,291,736	6%	61%
2022	0	0	$0.00	0%	53%	$0	0%	61%
2023	3	78,045	$49.36	7%	60%	$3,852,535	8%	68%
2024	0	0	$0.00	0%	60%	$0	0%	68%
2025	7	97,415	$43.92	9%	69%	$4,278,650	8%	76%
2026	4	112,270	$60.04	10%	79%	$6,740,249	13%	90%
2027	0	0	$0.00	0%	79%	$0	0%	90%
2028 & Beyond	3	131,023	$39.74	12%	90%	$5,207,270	10%	100%
Vacant	0	112,426	$0.00	10%	100%	$0	0%	100%
Total/Wtd. Avg.	50	1,133,361	$49.79	100%		$50,834,546	100%

(1)
The Non-Collateral Improvements are not collateral for the 32 Old Slip Fee Mortgage Loan (except for the reversionary interest of the 32 Old Slip Fee Borrower therein). The lease rollover schedule above represents leases of the Ground Lessee’s Non-Collateral Improvements and is provided for informational purposes only.

(2)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the historical operating results of the Non-Collateral Improvements and the underwritten cash flow at the 32 Old Slip Fee Property:

Cash Flow Analysis of the Non-Collateral Improvements(1)
	Leasehold 2010	Leasehold 2011	Leasehold 2012	Leasehold 2013	Leasehold 2014	“Look-Through” to the Non-Collateral Improvements(2)	UW(3)	UW PSF
Base Rent	$43,159,395	$47,179,045	$44,387,593	$43,160,501	$42,453,959	$50,834,546	$8,500,000	$7.50
Total Recoveries	$6,659,677	$4,793,888	$4,319,801	$3,457,125	$4,540,721	$4,540,721	$0	$0.00
Other Income	$4,248,097	$2,208,312	$1,776,766	$3,761,290	$1,419,708	$1,419,708	$0	$0.00
Discounts Concessions	$0	($6,037,648)	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	$0	$0	$0.00
Effective Gross Income	$54,067,169	$48,143,597	$50,484,160	$50,378,915	$48,414,388	$56,794,975	$8,500,000	$7.50
Total Expenses	$23,618,782	$22,145,377	$19,587,528	$20,844,447	$24,821,686	$24,800,120	$0	$0.00
Net Operating Income	$30,448,387	$25,998,220	$30,896,633	$29,534,469	$23,592,702	$31,994,855	$8,500,000	$7.50
Capital Expenditures	$0	$0	$0	$0	$0	$340,288	$0	$0.00
TI/LC	$0	$0	$0	$0	$0	$3,051,251	$0	$0.00
Net Cash Flow	$30,448,387	$25,998,220	$30,896,633	$29,534,469	$23,592,702	$28,603,316	$8,500,000	$7.50

Occupancy %	91.6%	85.8%	81.4%	81.7%	90.1%	90.0%	100.0%
NOI DSCR	4.60x	3.93x	4.67x	4.46x	3.57x	4.84x	1.28x
NCF DSCR	4.60x	3.93x	4.67x	4.46x	3.57x	4.32x	1.28x
NOI Debt Yield	17.3%	14.8%	17.6%	16.8%	13.4%	18.2%	4.8%
NCF Debt Yield	17.3%	14.8%	17.6%	16.8%	13.4%	16.3%	4.8%

(1)
The Non-Collateral Improvements are not collateral for the 32 Old Slip Fee Mortgage Loan (except for the reversionary interest of the 32 Old Slip Fee Borrower therein). The Cash Flow Analysis table above represents historical financial results of the Non-Collateral Improvements and this historical financial data is provided for informational purposes only. The historical Occupancy % numbers reflect the occupancy of the Non-Collateral Improvements. The underwritten column above reflects the underwritten cash flow and related statistics associated with the 32 Old Slip Fee Property.

(2)
The “Look-Through” to the Non-Collateral Improvements assumed cash flow is based on the lender’s estimate of the Ground Lessee’s income and expenses, not including ground rent due under the Ground Lease.

(3)
The UW cash flow represents the ground rent payable to the 32 Old Slip Fee Borrower. The contractual annual rent payment is $8,500,000 on an absolute net basis. The ground lease has certain contractual rent steps as described above. See “—The Property” above for details.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-50

MSBAM 2015-C23	32 Old Slip Fee

Escrows and Reserves. The 32 Old Slip Fee Borrower has agreed to use commercially reasonable efforts to cause the Ground Tenant under the Ground Lease to comply with obligations thereunder with respect to, among other things, taxes and other charges, maintenance of the improvements (including adequacy of repairs) and insurance. Notwithstanding the foregoing, if a Ground Lease Trigger Period (as defined below) exists, the lender under the 32 Old Slip Fee Mortgage Loan may, at its option, require the 32 Old Slip Fee Borrower to establish promptly and maintain with the lender reserves for annual real estate taxes, annual insurance premiums and capital expenditures as determined by the lender exercising its then current underwriting standards with respect to reserves it employs with respect to secondary market loans, taking into account the rents being received under the leases.

A “Ground Lease Trigger Period”

(i) commences upon the earlier of a monetary event of default under the Ground Lease or the 180th day after a material non-monetary event of default under the Ground Lease and continues until the date on which any such default has been cured (or waived by the 32 Old Slip Fee Borrower with the consent of the lender under the 32 Old Slip Fee Mortgage Loan (if required under the loan documents)),

(ii) commences upon (x) the Ground Tenant giving written notice of its intention to terminate the Ground Lease pursuant to or in accordance with the terms of the Ground Lease or (y) the Ground Tenant or the 32 Old Slip Fee Borrower attempting to terminate or cancel the Ground Lease through legal action without the consent of the lender under the 32 Old Slip Fee Mortgage Loan and continues until the date on which the Ground Tenant (or 32 Old Slip Fee Borrower, as applicable) has revoked or rescinded any termination or cancellation notice, or has terminated such legal action with prejudice, as applicable, and the initiating party has reaffirmed the Ground Lease as being in full force and effect, or

(iii) commences upon (x) any termination or cancellation of the Ground Lease (including, without limitation, rejection in a bankruptcy or similar insolvency proceeding) and/or the Ground Lease failing to otherwise be in full force and effect or (y) any bankruptcy or similar insolvency of the Ground Tenant and continues until the date on which, in connection with any bankruptcy or insolvency proceedings involving the Ground Tenant and/or the Ground Lease, the Ground Tenant either (1) is no longer insolvent or subject to bankruptcy or insolvency proceedings and (A) the Ground Lease is in full force and effect or (B) the entire 32 Old Slip Fee Property has been re-let pursuant to a replacement ground lease in accordance with the loan agreement for the 32 Old Slip Fee Mortgage Loan, the term of the replacement ground lease has commenced, and the replacement ground tenant is in possession of the 32 Old Slip Fee Property and paying rent under the replacement ground lease with no abatements or (2) is subject to such bankruptcy proceedings but has affirmed the Ground Lease (or replaced the same with a new ground lease to a ground tenant approved by the lender under the 32 Old Slip Fee Mortgage Loan) pursuant to a final non-appealable court order.

Lockbox and Cash Management. A hard lockbox is in place with respect to the 32 Old Slip Fee Mortgage Loan. The 32 Old Slip Fee Mortgage Loan has in place cash management. Funds in the lockbox account are required to be applied on each monthly payment date (or, to the extent the Ground Tenant under the Ground Lease deposits the ground rent payable thereunder into the lockbox account after the end of the immediately preceding Collection Period (defined below), on the fifteenth (15th) day of the calendar month following the immediately preceding Collection Period (the “Additional Disbursement”)) to pay debt service on the 32 Old Slip Fee Mortgage Loan, to disburse, during a Cash Sweep Period (other than after the occurrence of an event of default on the 32 Old Slip Fee Mortgage Loan), to the 32 Old Slip Fee Borrower funds sufficient to pay the Monthly Operating Expense Amount (as defined below) for the calendar month in which such monthly payment date occurs, to disburse, during a Casualty Cash Sweep Period (as defined below) or a REMIC Cash Sweep Period (as defined below), to a reserve account any unpaid Casualty/Condemnation Payment (as defined below) amount or REMIC Payment (as defined below) amount, respectively, and to disburse any excess to the 32 Old Slip Fee Borrower; provided, that if an event of default has occurred and is continuing under the 32 Old Slip Fee Mortgage Loan or if the 32 Old Slip Fee Mortgage Loan has not been repaid in full as of May 5, 2025, then thereafter any excess will be remitted to an account to be held by the lender as additional security for the 32 Old Slip Fee Mortgage Loan. With respect to any Additional Disbursement, the funds in the lockbox account shall be applied (i) with respect to any debt service payment, in an amount sufficient to pay the debt service due on the monthly payment date immediately following the date of the Additional Disbursement and (ii) with respect to monthly operating expenses, provided no event of default has occurred under the 32 Old Slip Fee Mortgage Loan, in an amount sufficient to pay the monthly operating expense amount for the calendar month following the calendar month in which such Additional Disbursement occurs.

“Collection Period” with respect to any monthly payment date, is the period from and including the 5th day of the month preceding such monthly payment date to and including the 4th day of the calendar month in which such monthly payment date occurs.

A “Cash Sweep Period” will

(i) commence upon the occurrence of an event of default under the 32 Old Slip Fee Mortgage Loan and continue until such event of default is cured,

(ii) commence when a Casualty/Condemnation Payment is due (such period, a “Casualty Cash Sweep Period”) and continue until such amount is paid, whether from the reserve account or by the 32 Old Slip Fee Borrower,

(iii) commence when a REMIC Payment is due (such period, a “REMIC Cash Sweep Period”) and continue until such amount is paid, whether from the reserve account or by the 32 Old Slip Fee Borrower, or

(iv) commence on May 5, 2025 and continue until the 32 Old Slip Fee Mortgage Loan is paid in full.

“Casualty/Condemnation Payment” means, after giving effect to any release of the real property and improvements located at the 32 Old Slip Property following a casualty or condemnation, in the event the 32 Old Slip Fee Mortgage Loan fails to satisfy the requirements for the Issuing Entity to qualify as a “real estate mortgage investment conduit” within the meaning of the Internal Revenue Code of 1986, as amended (the “REMIC Requirements”) as a result of the release, the amount of the prepayment of the 32 Old Slip Fee Mortgage Loan sufficient to satisfy the REMIC Requirements together with accrued interest to the next monthly payment date.

“REMIC Payment” means, in connection with the Ground Tenant’s modification (including alterations, additions, removal or demolition) of the improvements located at the 32 Old Slip Property, if the lender under the 32 Old Slip Fee Mortgage Loan reasonably determines that the 32 Old Slip Fee Mortgage Loan would not satisfy the REMIC Requirements when such modification is completed, the amount of the prepayment of the 32 Old Slip Fee Mortgage Loan sufficient to satisfy the REMIC Requirements together with accrued interest to the next monthly payment date and the applicable yield maintenance premium.

“Monthly Operating Expense Amount” means, at any time after May 5, 2025 and at any time after the event described in clause (iii)(x) of the definition of Ground Lease Trigger Period above has occurred (until such Ground Lease Trigger Period has terminated in accordance with the loan documents), the

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-51

MSBAM 2015-C23	32 Old Slip Fee

monthly amount payable for operating expenses at the 32 Old Slip Fee Property (which will only include the improvements if the Ground Lease is no longer in full force and effect) as set forth in the annual budget approved by the lender and not otherwise reserved for and extraordinary expenses approved by the lender.

Additional Secured Indebtedness (not including trade debts). The 32 Old Slip Fee Property also secures the 32 Old Slip Fee Serviced Companion Loan, with a Cut-off Date balance of $110,000,000. The 32 Old Slip Fee Serviced Companion Loan is expected to be held by Morgan Stanley Bank, N.A. or an affiliate on the closing date of this transaction and may be contributed to one or more future securitization transactions. The promissory notes evidencing the 32 Old Slip Fee Serviced Companion Loan accrue interest at the same rate as the 32 Old Slip Fee Mortgage Loan. The 32 Old Slip Fee Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the 32 Old Slip Fee Serviced Companion Loan. The holders of the 32 Old Slip Fee Mortgage Loan and the 32 Old Slip Fee Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 32 Old Slip Fee Loan Pair. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The 32 Old Slip Fee Loan Pair,” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 32 Old Slip Fee Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the 32 Old Slip Fee Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-52

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-53

MSBAM 2015-C23	Fairfax Corner

Mortgage Loan No. 3 – Fairfax Corner

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-54

MSBAM 2015-C23	Fairfax Corner

Mortgage Loan No. 3 – Fairfax Corner

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-55

MSBAM 2015-C23	Fairfax Corner

Mortgage Loan No. 3 – Fairfax Corner

Fairfax Corner
4100 Monument Corner Drive
Fairfax, VA 22030
Sterling
Herndon
Herndon Centre
Reston Hospital Center
Reston Town Center
Silver Line Metro
Reston Parkway
Herndon-Monroe
Wiehle-Reston East
Great Falls
Great Falls Park
Madeira School
MD
VIRGINIA
Loudoun County
Dulles
Washington Dulles International Airport
Village Center at Dulles
Sunrise Valley Dr
Lake Fairfax Park
Leesburg Pike
Hunter Mill Rd
Dulles Toll Road
Metro Silver Line
US Geological Survey
Reston National Golf Course
Wolf Trap Natl. Park for the Performing Arts
McLean
Washington, DC 14 miles
Reston
Difficult Run Stream Valley Park
Wolf Trap
Tysons Corner
Spring Hill
Tysons Galleria
Greensboro
Tysons Corner
Pike 7 Plaza
Tysons Corner Center
Westwood Country Club
Lawyers Rd
Fox Mill District Park
McLearen Rd
Natl. Air and Space Museum/ Steven F. Udvar-Hazy Center
Centreville Rd
Fairfax County Pkwy
Reston Pkwy
Franklin Farm
West Ox Rd
Sully Place
Vienna
Dunn Loring
Dunn Loring-Merrifield
Oakton
Maple Ave
Dulles Expo and Conference Center
Lee-Jackson Mem. Hwy
International Country Club
Inova Fair Oaks Hospital
Fox Mill Rd
Chantilly
Vienna-Fairfax-GMU
Metro Orange Line
Blake Ln
Tattersall Park
Lee Hwy
Merrifield
Arlington Blvd
Penderbrook Golf Club
Fair Oaks Mall
Fairfax Co. Pkwy
Stringfellow Rd
Ellanor C. Lawrence Park
Fair Oaks
Centreville
Fairfax
Old Lee Hwy
Army Navy Country Club-Fairfax
Prosperity Ave
Inova Fairfax Hospital
Capital Beltway
Mantua
Fairfax County
Old Town Fairfax
Fair City Mall
Little River Tpke
Stone Rd
George Mason University
Braddock Rd
Annandale
Centreville Rd
Twin Lakes Golf Course
Country Club of Fairfax
Popes Head Rd
Popes Head Stream Valley Park
Zion Dr
Burke Centre Shopping Center
Kings Park
Lake Accotink
Lake Accotink Park
Rolling Rd
Fairfax Station
Burke Centre Pkwy
Chapel Rd
Pohick Stream Valley Park
Burke Lake Rd
Rolling Valley Mall
Old Keene Mill Rd
Springfield Golf and Country Club
Ox Rd
Fairfax County Pkwy
Burke
West Springfield
Burke Lake Golf Center
Burke Lake
Wolf Run Shoals Rd
South Run Park
Pohick Rd
Newington
Fountainhead Regional Park
Damascus
Clarksburg
Columbia
Germantown
Montgomery Village
Olney
Gaithersburg
Poolesville
Darnestown
North Potomac
Rockville
Aspen Hill
Laurel
Maryland
Wheaton
Ashburn
Beltsville
Sterling
Virginia
Potomac
Great Falls
Bethesda
Silver Spring
Herndon
Takoma Park
Reston
Landover
McLean
Washington D.C.
Wolf Trap
Oakton
Vienna
Chantilly
Arlington
Centreville
Fairfax
Suitland
Annandale
Alexandria
Burke
Springfield
Camp Springs
Franconia
Manassas
National Harbor
Mount Vernon

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-56

MSBAM 2015-C23	Fairfax Corner

Mortgage Loan No. 3 – Fairfax Corner

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$58,500,000			Location:	Fairfax, VA 22030
Cut-off Date Balance:	$58,500,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	5.5%			Detailed Property Type:	Retail/Office
Loan Purpose:	Refinance			Title Vesting:	Fee/Leasehold
Sponsor:	Milton V. Peterson			Year Built/Renovated:	2003/N/A
Mortgage Rate:	4.043%			Size:	182,331 SF
Note Date:	5/11/2015			Cut-off Date Balance per Unit:	$321
First Payment Date:	7/1/2015			Maturity Date Balance per Unit:	$278
Maturity Date:	6/1/2025			Property Manager:	Peterson Management L.C.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	36 months			UW NOI:	$5,130,206
Seasoning:	0 months			UW NOI Debt Yield:	8.8%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity:	10.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.45x
Additional Debt Type:	N/A			Most Recent NOI:	$4,899,893 (2/28/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$5,190,708 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$4,789,860 (12/31/2012)
Reserves(1)				Most Recent Occupancy:	95.9% (4/15/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.9% (12/31/2014)
RE Tax:	$519,551	$74,222	N/A	3rd Most Recent Occupancy:	96.9% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$92,000,000 (3/18/2015)
Recurring Replacements:	$0	$1,248	N/A	Cut-off Date LTV Ratio:	63.6%
TI/LC:	$80,940	$20,513	$750,000	Maturity Date LTV Ratio:	55.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$58,500,000	98.5%	Loan Payoff:	$58,391,386	98.3%
Borrower Equity:	$903,050	1.5%	Reserves:	$600,491	1.0%
			Closing Costs:	$411,172	0.7%
Total Sources:	$59,403,050	100.0%	Total Uses:	$59,403,050	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The third largest mortgage loan (the “Fairfax Corner Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $58,500,000, secured by a first priority fee and leasehold mortgage encumbering a retail and office complex known as Fairfax Corner, in Fairfax, Virginia (the “Fairfax Corner Property”). Proceeds from the Fairfax Corner Mortgage Loan were used to pay off the previous loan which was securitized in the WBCMT 2004-C10 securitization.

The Borrower and the Sponsor. The borrower is Fairfax Corner Retail L.C. (the “Fairfax Corner Borrower”), a single-purpose Virginia limited liability company with at least one independent director. The nonrecourse carve-out guarantor is the Peterson Family Trust. Both the Fairfax Corner Borrower and the Peterson Family Trust are indirectly held by members of the Peterson Family Group namely: Milton V. Peterson, Lauren E. Peterson, Jon M. Peterson, William E. Peterson, Steven B. Peterson and/or the spouses or descendants of such individuals or a family trust for their benefit.

The sponsor is Milton V. Peterson, or an entity in which the Peterson Family Group owns at least a 51% equity interest and which is controlled by one or more members of the Peterson Family Group having the commercial real estate experience at least comparable to that of the current management of The Peterson Companies. Milton V. Peterson is the founder of The Peterson Companies. The Peterson Companies is headquartered in Northern Virginia and since the early 1970’s has developed, acquired, managed and leased more than 24,000 residential lots and approximately 34 million SF of retail, hotel and office space throughout Virginia, Maryland and Washington, D.C., becoming one of the largest privately owned development companies in the region. The Peterson Companies has extensive involvement in mixed use suburban development, leading projects including Fair Lakes, Washingtonian, the redevelopment of Downtown Silver Spring, Virginia Gateway, National Harbor and Tysons McLean Office Park, in addition to the Fairfax Corner Property which it developed in 2003.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-57

MSBAM 2015-C23	Fairfax Corner

The Property. The Fairfax Corner Property consists of 182,331 SF of open-air retail and office space across 10 buildings that as of April 15, 2015 were 95.9% occupied by a mix of 46 retail, dining and office tenants. The anchor tenants are REI and Arhaus. No other tenant occupies more than 5.1% of SF or represents more than 4.0% of base rent. Historical occupancy at the Fairfax Corner Property is shown below:

Summary of Historical Occupancy
2010	2011	2012	2013	2014
91.7%	93.6%	96.2%	96.9%	95.9%

The Fairfax Corner Property was built in 2003 by the Fairfax Corner Mortgage Loan sponsor. Four of the buildings are single-story, multi-tenant retail buildings located along Grand Commons Avenue on the west side of the site, are owned in fee simple, and their tenants include REI, Plow & Hearth and The Nest Egg. Two of the buildings are two-story, mixed-use retail/office buildings located in the center of the site, are also owned in fee simple and their tenants include Arhaus, Elizabeth Arden Red Door Spa and Ann Taylor LOFT. Three of the buildings are single-story restaurant outparcels located at the front of the site along Monument Drive, also owned in fee simple, and their tenants include Coastal Flat’s, Uncle Julio’s Rio Grand Café and P.F. Chang’s China Bistro. The tenth building (Building Q) containing 20,038 SF of first floor retail space is owned in leasehold through 2032 on a ground lease with two, 25 year renewal options for an annual rent of $1. Building Q’s tenants include Capital One Bank, Studio Be Pilates and Lucy. The residential component on the second floor of Building Q is not a part of the collateral for the Fairfax Corner Mortgage Loan. The Fairfax Corner Property is a part of a greater, 45-acre mixed-use lifestyle center that includes a total building area of 900,000 SF including 137,000 SF of Class “A” office, 1,100 luxury apartment units, 220,000 SF of retail, a sixteen-screen Raven Motion Pictures movie theater and 1,903 surface parking spaces.

Major Tenants.

REI (22,833 SF, 13% of NRA, 12% of underwritten base rent). Recreational Equipment Inc. (“REI”) leases 22,833 SF under a lease expiring September 18, 2018 with two five-year renewal options. The lease provides for a current annual base rent of $29.55 PSF, increasing to $32.75 PSF at renewal. REI is a national outdoor retailer with 2014 revenues of $2.2 billion from operations in its 138 retail stores and two online stores.

Arhaus (14,581 SF, 8% of NRA, 8% of underwritten base rent). Homeworks, Inc. (“Arhaus”) leases 14,581 SF under a lease expiring September 11, 2018 with one five-year renewal option. The lease provides for a current annual base rent of $30.00 PSF, increasing to $33.00 PSF at renewal. Arhaus is a home furnishings retailer with 60 retail stores and an online store. At the Fairfax Corner Property, Arhaus had 2014 sales of $474 PSF.

Coastal Flats (9,290 SF, 5% of NRA, 4% of underwritten base rent). Coastal Flats leases 9,290 SF under a ground lease expiring July 31, 2024 with three remaining 10-year renewal options. The lease provides for a current annual base rent of $22.60 PSF, increasing to $24.86 beginning August 1, 2019. The lease is guaranteed by Great American Restaurants, Inc. which operates a bakery and 12 upscale casual restaurants, including three Coastal Flats outlets.

Uncle Julio’s Rio Grand Cafe (9,211 SF, 5% of NRA, 4% of underwritten base rent). Uncle Julio’s of Reston Inc. (“Uncle Julio’s”) leases 9,211 SF under a ground lease expiring January 27, 2024 with two five-year renewal options. The lease provides for a current annual base rent of $25.13 PSF, increasing to $28.90 beginning January 28, 2019, plus percentage rent of 2.5% of gross sales in excess of $7,200,000 ($782 PSF). At the Fairfax Corner Property, Uncle Julio’s had 2014 sales of $625 PSF. The lease is guaranteed by Uncle Julio’s Corporation which operates 20 Mexican restaurants in seven states.

The following table presents certain information relating to the leases at the Fairfax Corner Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration	2014 Sales PSF(3)	2014 Occ. Cost(3)
Anchor/Major Tenants
REI	NR/NR/NR	22,833	13%	$674,715	12%	$29.55	9/18/2018	N/A	N/A
Arhaus	NR/NR/NR	14,581	8%	$437,430	8%	$30.00	9/11/2018	$474	6%
Coastal Flats	NR/NR/NR	9,290	5%	$210,000	4%	$22.60	7/31/2024	N/A	N/A
Uncle Julio’s Rio Grand Cafe	NR/NR/NR	9,211	5%	$231,438	4%	$25.13	1/27/2024	$625	4%
Subtotal/Wtd. Avg.		55,915	31%	$1,553,583	27%	$27.78

Other Tenants		118,915	65%	$4,262,113	73%	$35.84
Vacant Space		7,501	4%	$0	0%	$0.00
Total/Wtd. Avg.		182,331	100%	$5,815,695	100%	$33.26

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(3)	2014 Sales PSF and 2014 Occ. Cost are based on the appraisal.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-58

MSBAM 2015-C23	Fairfax Corner

The following table presents certain information relating to the lease rollover schedule at the Fairfax Corner Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2015	3	5,201	$29.58	3%	3%	$153,852	3%	3%
2016	3	6,331	$37.80	3%	6%	$239,318	4%	7%
2017	5	12,337	$35.46	7%	13%	$437,514	8%	14%
2018	15	76,729	$31.44	42%	55%	$2,412,389	41%	56%
2019	5	11709	$37.45	6%	62%	$438,559	8%	63%
2020	5	16,554	$40.04	9%	71%	$662,783	11%	75%
2021	1	2433	$27.05	1%	72%	$65,813	1%	76%
2022	1	4,458	$42.73	2%	74%	$190,508	3%	79%
2023	2	2,790	$32.41	2%	76%	$90,427	2%	81%
2024	4	29,241	$26.81	16%	92%	$783,819	13%	94%
2025	0	0	$0.00	0%	92%	$0	0%	94%
2026 & Beyond	2	7047	$48.35	4%	96%	$340,712	6%	100%
Vacant	0	7,501	$0.00	4%	100%	$0	0%	100%
Total/Wtd. Avg.	46	182,331	$33.26	100%		$5,815,695	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Fairfax Corner Property is located in Fairfax, Virginia, just off of the intersection of I-66 and U.S. Route 50, five miles west of the Capital Beltway (I-495) and approximately 15 miles west of the Washington, D.C. central business district. The majority of the commercial development of the Fairfax Center (a/k/a Fair Lakes or Fair Oaks) area is situated off of major thoroughfares such as I-66, U.S. Route 50 and Fairfax County Parkway, as well as more local roads such as West Ox Road, Waples Mill Road and Fair Lakes Parkway. The Fairfax Corner Property is located across the street from Fair Oaks Mall, an enclosed super regional mall with approximately 1.5 million SF of retail space that is 100% occupied.

The Fairfax Corner Property is within the Suburban Fairfax County retail submarket which had a 2014 year-end retail inventory of approximately 12.9 million SF, a vacancy rate of 4.2% (0.9% lower than 2013) and an average asking rent of $32.18 PSF(1.2% higher than 2013). Over the past few years, new construction activity in the submarket has trailed absorption. Between 2010 and 2014, an annual average of 8,200 SF was completed while 26,400 SF was absorbed.

In 2014, retail sales in Fairfax County reached $24.98 billion with average retail sales per household of $60,760.

Estimated 2014 population within a one-, three- and five-mile radius was 23,664, 92,283 and 261,122, respectively. Estimated 2014 average household income within a one-, three- and five-mile radius was $111,671, $136,868 and $150,899, respectively, with the distribution of household income at the level of $150,000 or more within a one-, three- and five-mile radius being 22.2%, 31.6% and 36.5%, respectively.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-59

MSBAM 2015-C23	Fairfax Corner

The following table presents competitive local shopping centers and competitive lifestyle centers to the Fairfax Corner Property:

Competitive Property Summary

Property Name/Location	Type	Year Built / Renov.	Occ.	Total GLA (SF)	Anchor Tenants	Distance to Subject
Fair Lake Promenade 12179 Fair Lakes Promenade Drive Fairfax, VA	Community Center	1995/N/A	100%	137,150	Nordstrom Rack, Barnes & Noble, hhgregg, Old Navy	1 mile
Fairfax Towne Center 12100 W Fairfax Towne Center Fairfax, VA	Community Center	1994/N/A	98%	235,392	TJ Maxx, Safeway, Jo-Ann, Regal Cinema, Bed Bath & Beyond	1 mile
East Market at Fair Lakes 12551 Fair Lakes Circle Fairfax, VA	Community Center	1998/N/A	98%	266,606	Whole Foods, Dicks Sporting Goods, Kohl’s	1.5 miles
Pender Village Center 3903 Fair Ridge Drive Fairfax, VA	Mixed-Use	2009/N/A	98%	192,545	Harris Teeter	2 miles
Fair Lakes Center 12950 Fair Lakes Parkway Fairfax, VA	Power Center	1992/2001	97%	1,013,563	Wal-Mart, BJ’s Wholesale Club, Target, Toys R Us, Michaels	2 miles
The Market Common Clarendon 2690 Clarendon Boulevard Arlington, VA	Lifestyle Center	1995/N/A	97%	293,330	Barnes & Noble, Crate & Barrel, Whole Foods, The Container Store, Washington Sports Club	14 miles
Reston Town Center 11921 Freedom Drive Reston, VA	Lifestyle Center	1988/N/A	99%	376,428	Bowtie Cinema	7 miles
Village at Leesburg 1602 Village Market Boulevard, SE Leesburg, VA	Lifestyle Center	2009/N/A	83%	538,536	Wegmans, Cobb Theater, LA Fitness, King Pinz	20 miles
Stonebridge at Potomac Town Center 14900 Potomac Town Place Woodbridge, VA	Lifestyle Center	2010/N/A	94%	482,631	Wegmans, Sport & Health, REI, Golfsmith, DSW	15 miles

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-60

MSBAM 2015-C23	Fairfax Corner

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the underwritten cash flow at the Fairfax Corner Property:

Cash Flow Analysis
	2011	2012	2013	2014	2/28/2015 TTM	UW	UW PSF
Base Rent	N/A	$5,434,088	$5,601,458	$5,617,644	$5,604,069	$5,999,470	$32.90
Total Recoveries	N/A	$1,658,985	$1,983,201	$2,250,021	$2,258,020	$2,140,817	$11.74
Other Income	N/A	$115,321	$63,476	$86,549	$90,844	$56,400	$0.31
Percentage Rent	N/A	$23,588	$54,810	($474)	$0	$0	$0.00
Less Vacancy & Credit Loss	N/A	($12,358)	($31,743)	($129,518)	($138,323)	($407,014)	(6.78%)
Effective Gross Income	N/A	$7,219,624	$7,671,202	$7,824,222	$7,814,610	$7,789,673	$42.72
Total Operating Expenses	N/A	$2,429,764	$2,480,494	$2,850,642	$2,914,717	$2,659,467	$14.59
Net Operating Income	N/A	$4,789,860	$5,190,708	$4,973,580	$4,899,893	$5,130,206	$28.14
Capital Expenditures	N/A	$0	$0	$19,460	$19,460	$14,981	$0.08
TI/LC	N/A	$18,390	$391,823	$5,295	$5,295	$228,289	$1.25
Net Cash Flow	N/A	$4,771,470	$4,798,885	$4,948,825	$4,875,138	$4,886,936	$26.80

Occupancy %	N/A	93.6%	96.2%	96.9%	95.9%	95.0%
NOI DSCR	N/A	1.42x	1.54x	1.48x	1.45x	1.52x
NCF DSCR	N/A	1.42x	1.42x	1.47x	1.45x	1.45x
NOI Debt Yield	N/A	8.2%	8.9%	8.5%	8.4%	8.8%
NCF Debt Yield	N/A	8.2%	8.2%	8.5%	8.3%	8.4%

Escrows and Reserves. The Fairfax Corner Borrower deposited $519,551 in escrow at origination for annual real estate taxes and is required to escrow monthly 1/12 of the annual estimated tax payments. The Fairfax Corner Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the Fairfax Corner Borrower maintains insurance under an acceptable blanket insurance policy and no event of default has occurred). The Fairfax Corner Borrower is required to make monthly deposits of $1,248 for replacement reserves and monthly deposits of $20,513 for TI/LC reserves subject to a cap of $750,000. Additionally, the Fairfax Corner Borrower deposited $80,940 in escrow at origination for TI/LC reserves in connection with the lease with Soft Surroundings.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Fairfax Corner Mortgage Loan. The Fairfax Corner Mortgage Loan has springing cash management upon the commencement of a Trigger Period (as defined below). Also during the continuance of a Trigger Period, the Fairfax Corner Borrower will be required to deposit all excess cash with respect to the Fairfax Corner Mortgage Loan to an account to be held by the lender as additional security for the Fairfax Corner Mortgage Loan.

A “Trigger Period” will commence upon the earlier of (i) an event of default and (ii) when the NOI as of the end of any 12-month period ending on the last day of a fiscal quarter being less than $4,104,163. A Trigger Period will end upon, as applicable,(i) the cure of such event of default or (ii) the date that the NOI is equal to or greater than $4,104,163 for two consecutive quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Fairfax Corner Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, provided that the Fairfax Corner Mortgage Loan documents provide for an annual terrorism premium cap of 200% of the cost of the premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the Fairfax Corner Property on a stand-alone basis.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-61

MSBAM 2015-C23	Three Corners Multifamily Portfolio

Mortgage Loan No. 4 – Three Corners Multifamily Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-62

MSBAM 2015-C23	Three Corners Multifamily Portfolio

Mortgage Loan No. 4 – Three Corners Multifamily Portfolio

Three Corners Multifamily Portfolio
10105, 10010 and 9999 Kempwood Drive
Houston, TX 77080
HOUSTON
Jersey Village
George Bush Intctl. Airport 18 miles
Fairbanks Heights
Fairbanks/ Northwest Crossing
Bear Creek Pioneers Park
Northwest Houston
Energy Corridor
Oak Forest
Westview
HARRIS COUNTY
Spring Valley
Hilshire Village
Hedwig Village
Hunters Creek Village
Bunker Hill Village
Piney Point Village
Westside
Tanglewood
Westchase
Uptown
Highland Village
Memorial Park
Downtown Houston 9 miles
Katy Frwy
Northwest Frwy
Sam Houston Tollway
Kempwood Dr
Clay Rd
Hammerly Blvd
Long Point Rd
Westview Dr
Memorial Dr
Westheimer Rd
Richmond Ave
Westpark Tollway
SW Frwy
West Loop
Pine Crest Country Club
Houston Community College
Memorial City Hospital
Memorial City Mall
CityCentre

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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Mortgage Loan No. 4 – Three Corners Multifamily Portfolio

Mortgage Loan Information				Mortgaged Property Information(2)
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance:	$58,000,000			Location:	Houston, TX 77080
Cut-off Date Balance:	$58,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	5.4%			Detailed Property Type:	Garden
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Unilev Capital Corp. of Texas and Nimes Real Estate, LLC			Year Built/Renovated:	Various
				Size:	1,103 Units
Mortgage Rate:	3.8845%			Cut-off Date Balance per Unit:	$52,584
Note Date:	4/28/2015			Maturity Date Balance per Unit:	$50,998
First Payment Date:	6/1/2015			Property Manager:	Orion Real Estate Services Texas, LLC
Maturity Date:	5/1/2020
Original Term to Maturity:	60 months			Underwriting and Financial Information(2)
Original Amortization Term:	360 months			UW NOI:	$5,631,969
IO Period:	36 months			UW NOI Debt Yield:	9.7%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	10.0%
Prepayment Provisions:	LO (25); DEF (30); O (5)			UW NCF DSCR:	1.69x
Lockbox/Cash Mgmt Status:	Hard/In Place			Most Recent NOI:	$5,516,875 (3/31/2015 TTM)
Additional Debt Type:	Mezzanine			2nd Most Recent NOI:	$5,377,585 (12/31/2014)
Additional Debt Balance:	$8,400,000			3rd Most Recent NOI:	$4,249,269 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	94.8% (3/31/2015)
				2nd Most Recent Occupancy(3):	N/A
Reserves(1)				3rd Most Recent Occupancy(3):	N/A
Type	Initial	Monthly	Cap	Appraised Value (as of):	$79,830,000 (3/24/2015)
RE Tax:	$333,224	$83,306	N/A	Cut-off Date LTV Ratio:	72.7%
Insurance:	$0	Springing	N/A	Maturity Date LTV Ratio:	70.5%
Capital Expenditure Escrow:	$5,740,000	$22,979	$827,244
Deferred Maintenance:	$143,798	$0	N/A
Other:	$7,680	$1,920	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$58,000,000	72.0%	Purchase Price:	$72,500,000	90.0%
Mezzanine Loan:	$8,400,000	10.4%	Reserves:	$6,224,702	7.7%
Borrower Equity:	$14,154,012	17.6%	Closing Costs(4):	$1,829,310	2.3%
Total Sources:	$80,554,012	100.0%	Total Uses:	$80,554,012	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)
Mortgaged Property Information and Underwriting and Financial Information are based on a combination or sum of the three multifamily properties that comprise the Three Corners Multifamily Portfolio Property.

(3)	The Three Corners Multifamily Portfolio Property was recently acquired by the Three Corners Multifamily Portfolio Borrower. Historical occupancy reports are not available.

(4)
Closing costs exclude approximately $2,323,819 of Three Corners Multifamily Portfolio Borrower working capital deposits and include approximately $1,057,000 of acquisition and financing fees paid to loan sponsor affiliates.

The Mortgage Loan. The fourth largest mortgage loan (the “Three Corners Multifamily Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $58,000,000 secured by three first priority fee deeds of trust encumbering three multifamily properties with a total of 1,103 apartments in Houston, Texas (collectively, the “Three Corners Multifamily Portfolio Property”). The proceeds of the Three Corners Multifamily Portfolio Mortgage Loan, together with a mezzanine loan (the “Three Corners Multifamily Portfolio Mezzanine Loan”) were used to acquire the Three Corners Multifamily Portfolio Property for a purchase price of approximately $72,500,000, and to fund reserves, including a $5,740,000 capital improvement reserve.

The Borrower and the Sponsor. The borrowers are DAR NRE Spring Shadows, LLC, Kempwood Hollow, LLC, and Kempwood Place, LLC, three single-purpose Delaware limited liability companies (collectively, the “Three Corners Multifamily Portfolio Borrower”), each of which owns one of the properties comprising the Three Corners Multifamily Portfolio Property and each of which has a sole managing member with two independent directors. The Three Corners Multifamily Portfolio Borrower is partially owned and controlled by certain trusts controlled by Dan and Panta S. Levy, Raymond Levy, and David and Angella Nazarian. The nonrecourse carve-out guarantors are The Tottenham Trust, The Dan and Panta S. Levy Trust of 2001 and The David and Angella Nazarian Family Trust Dated May 18, 1994. Dan Levy, Raymond Levy and David Nazarian have nonrecourse carve-out liabilities only if certain of the aforementioned trust entities cease to exist.

Dan and Raymond Levy are principals in Unilev Capital Corporation (“Unilev”), a privately held real estate investment organization founded in 1992 and based in Beverly Hills, California. Unilev currently has an interest in over 4.1 million SF of retail and office space in Houston. David Nazarian is the

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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founder and CEO of Nimes Capital (“Nimes”), the private investment affiliate of Nazarian Enterprises. Nimes has invested in real estate assets for more than 20 years including multifamily units, two million SF of industrial space and more than 20 hospitality properties.

The Property. The Three Corners Multifamily Portfolio Property consists of three two-story garden style multifamily communities located on three corners of the same intersection in Houston, TX, approximately 10 miles northwest of the Houston central business district. The three apartment communities contain a total of 1,103 units and, as listed in the summary table below in order of descending allocated loan amount, were constructed in 1972, 1982 and 1979, respectively. The Three Corners Multifamily Portfolio Property underwent a partial renovation program from 2012 to 2014 totaling approximately $3,727,513 in expenditures. The renovations addressed certain common area components of the three communities and approximately 20% of the units at the Three Corners Multifamily Portfolio Property. The Three Corners Multifamily Portfolio Borrower plans to invest in additional common area improvements and renovate the interiors of the remaining apartment units (approximately 80%) as tenant roll permits. A $5,740,000 capital improvement escrow is held by the lender to fund these planned improvements. See “—Escrows and Reserves” below for further information. The Three Corners Multifamily Portfolio Borrower has provided a renovation budget totaling $5,130,420 for additional unit interior renovations and $625,125 for additional exterior renovation work. Planned interior renovations generally include new kitchen appliances, kitchen and bathroom countertop replacement, new painting, bathroom tile replacement, new carpeting and vinyl floor covering replacement, window blind replacement and new lighting and electrical upgrades. Exterior work includes roof work, new insulation, ventilation work and plumbing work. The Three Corners Multifamily Portfolio Borrower is entitled to expenditure reimbursement from the capital improvement escrow as the planned work is finished; however, any unused capital expenditure escrow as of April 30, 2018 will remain on deposit with the lender for the remainder of the loan term.

The Spring Shadows complex has five two-story buildings with seven different unit floor plans: four one-bedroom floor plans, two two-bedroom floor plans, and one three-bedroom floor plan. Common amenities at the Spring Shadows complex include five swimming pools, three laundry facilities, a fitness center and a picnic area. The Kempwood Place complex has nine two-story buildings with four different unit floorplans: two one-bedroom floor plans and two two-bedroom floor plans. Common amenities at the Kempwood Place complex include two swimming pools, four laundry facilities, a new fitness center, nine courtyards, a business center and picnic/BBQ areas. The Kempwood Hollow complex has nine two-story buildings with three different unit floor plans: two one-bedroom floor plans and one two-bedroom floor plan. Common amenities at the Kempwood Hollow complex include three swimming pools, four laundry facilities, picnic/BBQ areas, a clubhouse with fitness center, business center, and controlled-access gated entry.

The tables below summarize the details of the three properties comprising the Three Corners Multifamily Portfolio Property:

Property General Summary
Property	Allocated Cut-off Date Loan Balance	% of Total Loan Balance	Size (Units)	Year Built/Renovated	Occupancy	Appraised Value	Allocated Cut-off Date Loan Balance PSF	UW NCF DSCR	Cut-off Date LTV Ratio
Spring Shadows	$19,950,000	34.4%	389	1972/2012-2014	94.3%	$26,890,000	$51,285	1.69x	74.2%
Kempwood Place	$19,900,000	34.3%	387	1982/2012-2014	92.7%	$28,000,000	$51,421	1.68x	71.1%
Kempwood Hollow	$18,150,000	31.3%	327	1979/2012-2014	94.3%	$24,940,000	$55,505	1.69x	72.8%
Total/Avg.	$58,000,000	100.0%	1,103		94.8%	$79,830,000	$52,584	1.69x	72.7%

Spring Shadows Unit Mix

Unit Type	No. of Units	Avg. SF	Avg. Rent (Unit)	Rent Range (Unit)	Market Rent (Unit)
One Bedroom/One Bath	124	732	$685	$640-$817	$764
Two Bedroom/Two Bath	248	942	$785	$785	$881
Three Bedroom/Two Bath	17	1,296	$1,065	$1,065	$1,165

Kempwood Place Unit Mix

Unit Type	No. of Units	Avg. SF	Avg. Rent (Unit)	Rent Range (Unit)	Market Rent (Unit)
One Bedroom/One Bath	292	640	$712	$680-$715	$802
Two Bedroom/Two Bath	96	898	$966	$935-$970	$1,056

Kempwood Hollow Unit Mix

Unit Type	No. of Units	Avg. SF	Avg. Rent (Unit)	Rent Range (Unit)	Market Rent (Unit)
One Bedroom/One Bath	214	836	$780	$741-$788	$860
Two Bedroom/Two Bath	113	1,100	$930	$930	$1,010

The Market. The Three Corners Multifamily Portfolio Property is located in the Spring Branch submarket of Houston, Harris County, Texas, approximately 10 miles northwest of the Houston Central Business District. The Three Corners Multifamily Portfolio Property is located approximately four miles northeast of an area referred to as the Energy Corridor. As of December 31, 2014, the submarket had an apartment vacancy of 3.9%, and the average apartment unit monthly rent was $795. Estimated 2015 population within a three-mile radius is 106,470 people and estimated 2015 average annual household income within a three-mile radius is $60,473.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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Comparable rental properties to the Three Corners Multifamily Portfolio Property are shown in the chart below.

Competitive Property Summary
Property Name/Address	Units	Year Built	Occupancy	Unit Type	Unit Size (SF)	Quoted Rent per Month	Quoted Rent $/SF/Year
Spring Lake 8800 Hammerly Houston, TX	208	1979	90%	1 BR/1 BA 1 BR/1 BA Den 2 BR/2 BA	560 801 830	$591 $745 $799	$12.66 $11.16 $11.55
Hunters Chase 10000 Hammerly Houston, TX	328	1969	99%	1 BR/1 BA 1 BR/1 BA 2 BR/1 BA 2 BR/2 BA 2 BR/2 BA	661 570 833 910 910	$695 $665 $795 $850 $895	$12.62 $14.00 $11.45 $11.21 $11.80
Mansions on Hammerly 10580 Hammerly Houston, TX	316	1972	92%	1 BR/1 BA 2 BR/2 BA 2 BR/2 BA 2 BR/2 BA 2 BR/2 BA 2 BR/2.5 BA	575 850 956 856 900 1,155	$625 $725 $826 $745 $799 $855	$13.04 $10.24 $10.37 $10.44 $10.65 $8.88
Miami Gardens 9540 Kempwood Houston, TX	422	1969	95%	1 BR/1 BA 1 BR/1 BA 1 BR/1 BA 1 BR/1 BA 1 BR/1 BA 2 BR/1 BA 2 BR/1.5 BA 2 BR/2 BA	680 680 620 620 555 900 935 1,000	$650 $670 $625 $650 $605 $800 $810 $845	$11.47 $11.82 $12.10 $12.58 $13.08 $10.67 $10.40 $10.14
The Reserve at City Center North 2401 W Sam Houston Pkwy. N. Houston, TX	326	1979	97%	1 BR/1BA 1 BR/1BA 1 BR/1BA 1 BR/1BA 1 BR/1BA Den 1 BR/1BA Den 2 BR/1BA 2 BR/1BA	703 703 592 592 782 782 922 922	$789 $839 $744 $794 $834 $884 $979 $1,029	$13.47 $14.32 $15.08 $16.09 $12.80 $13.57 $12.74 $13.39
Lodge at Spring Shadows 10221 Centrepark Houston, TX	432	2002	95%	1 BR/1 BA 1 BR/1 BA 1 BR/1 BA 1 BR/1 BA 1 BR/1 BA 1 BR/1 BA 1 BR/1 BA 2 BR/1 BA 2 BR/2 BA 2 BR/2 BA	998 810 810 878 717 708 837 1,001 1,148 1,148	$1,171 $1,092 $1,121 $1,280 $1,056 $1,047 $1,342 $1,106 $1,392 $1,550	$14.08 $16.18 $16.61 $17.49 $17.67 $17.75 $19.24 $13.26 $14.55 $16.20

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C23	Three Corners Multifamily Portfolio

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the combined historical operating performance and the underwritten Cash Flow at the Three Corners Multifamily Portfolio Property:

Cash Flow Analysis
	2011	2012	2013(1)	2014(1)	3/31/2015 TTM	UW	UW PSF
Base Rent	N/A	N/A	$8,873,616	$9,646,692	$9,857,800	$10,261,308	$9,303
Total Recoveries	N/A	N/A	$0	$0	$0	$0	$0
Other Income	N/A	N/A	$966,753	$1,047,926	$1,047,897	$1,047,897	$950
Discounts Concessions	N/A	N/A	($42,218)	($29,421)	($9,977)	($54,027)	($49)
Less Vacancy & Credit Loss	N/A	N/A	($718,722)	($650,559)	($659,790)	($642,751)	($583)
Effective Gross Income	N/A	N/A	$9,079,429	$10,014,638	$10,235,930	$10,612,427	$9,621
Total Operating Expenses	N/A	N/A	$4,830,160	$4,637,053	$4,719,055	$4,980,458	$4,515
Net Operating Income	N/A	N/A	$4,249,269	$5,377,585	$5,516,875	$5,631,969	$5,106
Capital Expenditures	N/A	N/A	$0	$0	$0	$293,396	$266
Net Cash Flow	N/A	N/A	$4,249,269	$5,377,585	$5,516,875	$5,338,573	$4,840

Occupancy %(2)	N/A	N/A	N/A	N/A	93.3%	93.7%
NOI DSCR	N/A	N/A	1.34x	1.70x	1.74x	1.78x
NCF DSCR	N/A	N/A	1.34x	1.70x	1.74x	1.69x
NOI Debt Yield	N/A	N/A	7.3%	9.3%	9.5%	9.7%
NCF Debt Yield	N/A	N/A	7.3%	9.3%	9.5%	9.2%

(1)	The Three Corners Multifamily Portfolio Property was partially renovated from 2012-2014.

(2)	Historical occupancy reports were not provided by the previous owner of the Three Corners Multifamily Portfolio Property.

Escrows and Reserves. The Three Corners Multifamily Portfolio Borrower deposited $333,224 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The Three Corners Multifamily Portfolio Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the Three Corners Multifamily Portfolio Borrower maintains insurance under an acceptable blanket insurance policy). The Three Corners Multifamily Portfolio Borrower deposited $5,740,000 in escrow at loan origination and is required to make monthly deposits of $22,979, in each case, for replacement reserves (which amount may be increased by the lender if the lender reasonably determines that an increase is necessary to maintain proper operation of the Three Corners Multifamily Portfolio Property), provided that (x) such deposits are not required to the extent that the amount then on deposit in the replacement reserve exceeds $827,244, (y) if the lender increases the monthly deposit amount for replacement reserves, then the replacement reserve cap described in the preceding clause (x) will be adjusted correspondingly to equal the product of 36 and the revised monthly deposit amount and (z) in the event the entire up-front deposit to the replacement reserve (i.e., $5,740,000) has not been disbursed by April 30, 2018 to pay for capital expenditures reasonably approved by the lender, then the remaining unspent funds will thereafter no longer be available for disbursement and will be held by the lender as additional collateral for the Three Corners Multifamily Portfolio Mortgage Loan. The Three Corners Multifamily Portfolio Borrower deposited $143,798 in escrow at loan origination for certain required repairs. The Three Corners Multifamily Portfolio Borrower also deposited $7,680 in escrow at loan origination and is required to make monthly deposits of $1,920, in each case, for the assessments due and payable under the Declaration of Covenants and Restrictions, dated May 10, 2001, for the Spring Shadows Commercial Property Area by the developer of the Three Corners Multifamily Portfolio Property, which is payable to the Spring Shadows Commercial Property Owners Association, Inc. and may be increased by the lender if the lender reasonably determines that such amount will not be sufficient to pay such assessments in full.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Three Corners Multifamily Portfolio Mortgage Loan. The Three Corners Multifamily Portfolio Mortgage Loan has in place cash management. Funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Three Corners Multifamily Portfolio Mortgage Loan, to fund required deposits to the reserves as described above under “—Escrows and Reserves,” to fund required payments to the mezzanine lender, to disburse, during a Cash Sweep Trigger Event Period (as defined below) that exists solely due to a DSCR Trigger Event (as defined below), to the Three Corners Multifamily Portfolio Borrower (a) the operating expenses for the operation and maintenance of the Three Corners Multifamily Portfolio Property as set forth in the annual budget approved by the lender to the extent that such expenses are actually incurred by the Three Corners Multifamily Portfolio Borrower (excluding payments into the reserves as described above under “—Escrows and Reserves” or any other expenses for which the Three Corners Multifamily Portfolio Borrower will be reimbursed from or which will be paid out of such reserves) and (b) any extraordinary operating or capital expenses not set forth in such annual budget or allotted for in such reserves and approved by the lender. If a Cash Sweep Trigger Event Period has occurred and is continuing, then any excess will be required to be remitted to an account to be held by the lender as additional security for the Three Corners Multifamily Portfolio Mortgage Loan. If no Cash Sweep Trigger Event Period Exists, the excess will be required to be disbursed to the Three Corners Multifamily Portfolio Borrower.

A “Cash Sweep Trigger Event Period” will

(i) commence upon the occurrence of an event of default under the Three Corners Multifamily Portfolio Mortgage Loan and continue until the acceptance of a cure of such event of default by the lender under the Three Corners Multifamily Portfolio Mortgage Loan, or

(ii) commence upon the debt service coverage ratio falling below 1.10x for six consecutive months on a trailing six month basis annualized (such event, a “DSCR Trigger Event”) and continue until the debt service coverage ratio equals or exceeds 1.10x for six trailing consecutive months, annualized.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loans and Preferred Equity. The Three Corners Multifamily Portfolio Mezzanine Loan refers to a loan in the principal amount of $8,400,000 made by Morgan Stanley Mortgage Capital Holdings LLC to Three Corners Mezzanine, LLC (the “Three Corners Multifamily Portfolio Mezzanine Borrower”), secured by 100% of the direct or indirect equity interest in the Three Corners Multifamily Portfolio Borrower and put in place simultaneously with the origination of the Three Corners Multifamily Portfolio Mortgage Loan. The Three Corners Multifamily Portfolio Mezzanine Loan

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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and the Three Corners Multifamily Portfolio Mortgage Loan are subject to an intercreditor agreement between the Three Corners Multifamily Portfolio Mortgage Loan lender and Morgan Stanley Mortgage Capital Holdings LLC, as mezzanine lender. The Three Corners Multifamily Portfolio Mezzanine Loan may be transferred at any time.

The following table presents certain information relating to the Three Corners Multifamily Portfolio Mezzanine Loan:

Mezzanine Debt Summary
Mezzanine Debt Original Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$8,400,000	8.75%	60	360	36	1.32x	8.5%	83.2%

Release of Property. Provided no event of default under the Three Corners Multifamily Portfolio Mortgage Loan has occurred and is continuing, the Three Corners Multifamily Portfolio Borrower may obtain a release of any of the individual properties comprising the Three Corners Multifamily Portfolio Property in connection with a defeasance in part of the Three Corners Multifamily Portfolio Mortgage Loan, provided, among other conditions, (i) the Three Corners Multifamily Portfolio Borrower defeases the Three Corners Multifamily Portfolio Mortgage Loan with U.S. government securities in a principal amount equal to 115% of the allocated loan amount with respect to the applicable individual property which is the subject of the release (which allocated loan amounts initially equal $19,950,000 with respect to the Spring Shadows property, $19,900,000 with respect to the Kempwood Place property and $18,150,000 with respect to the Kempwood Hollow property), (ii) as of the date of consummation of the individual property release and partial defeasance event, after giving effect to the release of the lien encumbering the applicable property, with respect to the remaining Three Corners Multifamily Portfolio Property, (x) the debt yield is greater than the greater of the debt yield immediately prior to the individual property release and partial defeasance event and 9.71% and (y) the loan-to-value ratio of the Three Corners Multifamily Portfolio Mortgage Loan is less than or equal to 72.65% (as determined based upon updated appraisals) and (iii) the Three Corners Multifamily Portfolio Borrower delivers a rating agency confirmation with respect to such individual property release and partial defeasance event.

Terrorism Insurance. The Three Corners Multifamily Portfolio Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to the lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Three Corners Multifamily Portfolio Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism. Notwithstanding the foregoing, the Three Corners Multifamily Portfolio Borrower will not be obligated to spend on terrorism insurance coverage more than five times the amount of the insurance premium that is payable as of the closing of the Three Corners Multifamily Portfolio Mortgage Loan for the required terrorism insurance coverage (and if the cost of the required terrorism insurance exceeds such amount, then the Three Corners Multifamily Portfolio Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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Mortgage Loan No. 5 – Georgian Terrace

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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Mortgage Loan No. 5 – Georgian Terrace

Georgian Terrace
659 Peachtree Street Northeast
Atlanta, GA 30308
MIDTOWN
ATLANTA
DOWNTOWN
Piedmont Park
Winn Park
Atlanta Botanical Gardens
Georgia Institute of Technology
Centennial Place
Centennial Hill
SoNo
Central Park
Civic Center Park
Bedford Pine Park
Centennial Olympic Park
Vine City
GEORGIA WORLD CONGRESS CENTER
Georgia Dome
Georgia Aquarium
New World of Coca Cola
Bobby Dodd Stadium
Arts Center
Midtown
North Avenue
Civic Center
Peachtree Center
MARTA RED/GOLD LINES
MARTA BLUE/GREEN LINES
Dome/GWCC/ Philips/CNN
Hartsfield-Jackson Atlanta Intl. Airport 9 miles
10th St NE
14th St NE
North Ave NW
North Ave NE
Ponce De Leon Ave NE
Ralph McGill Blvd NE
Freedom Pkwy
Spring St NW
West Peachtree St NW
Peachtree St NE
Piedmont Ave NE
Marietta St NW
Tech Pkwy NW
Hemphill Ave NW
Boulevard NE
Monroe Dr NE
Charles Allen Dr NE
Piedmont Ave NE
Park Dr NE
Fox Theatre
The Varsity
Emory Univ. Hospital Midtown
Atlanta Medical Center
Martin Luther King Jr. Natl. Historic Site
Woodruff Park
Atlanta
Marietta
Dunwoody
Sandy Springs
Smyrna
Mableton
East Point
Decatur
Redan
Chamblee
Doraville
Tucker
Hapeville

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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Mortgage Loan No. 5 – Georgian Terrace

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$47,000,000			Location:	Atlanta, GA 30308
Cut-off Date Balance:	$47,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	4.4%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Sotherly Hotels LP			Year Built/Renovated:	1911/2015
Mortgage Rate:	4.423%			Size:	326 Rooms
Note Date:	5/5/2015			Cut-off Date Balance per Room:	$144,172
First Payment Date:	7/1/2015			Maturity Date Balance per Room:	$116,548
Maturity Date:	6/1/2025			Property Manager:	MHI Hotels Services, LLC
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$5,555,928
IO Period:	0 months			UW NOI Debt Yield:	11.8%
Seasoning:	0 months			UW NOI Debt Yield at Maturity:	14.6%
Prepayment Provisions:	LO (24); DEF (91); O (5)			UW NCF DSCR:	1.66x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$5,923,834 (3/31/2015 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$4,525,617 (12/31/2013)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$4,000,627 (12/31/2012)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	74.4% (3/31/2015)
Reserves(1)				2nd Most Recent Occupancy:	75.8% (12/31/2014)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	71.1% (12/31/2013)
RE Tax:	$502,966	$55,885	N/A	Appraised Value (as of)(2):	$78,500,000 (3/27/2015)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	59.9%
FF&E:	$0	$72,406	N/A	Maturity Date LTV Ratio(2):	48.4%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$47,000,000	100.0%	Loan Payoff:	$41,662,473	88.6%
			Reserves:	$502,966	1.1%
			Closing Costs:	$418,367	0.9%
			Return of Equity:	$4,416,194	9.4%
Total Sources:	$47,000,000	100.0%	Total Uses:	$47,000,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)
The Georgian Terrace Property is currently undergoing a budgeted $5.9 million property improvement plan (See “—The Property” below). The stabilized appraised value as of March 27, 2017 is $85,100,000, resulting in a Maturity Date LTV Ratio of 44.6%.

The Mortgage Loan. The fifth largest mortgage loan (the “Georgian Terrace Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $47,000,000 secured by a first priority fee mortgage encumbering a full service hotel known as the Georgian Terrace (the “Georgian Terrace Property”) located in Atlanta, Georgia.

The Borrower and the Sponsor. The borrowers are SOHO Atlanta LLC and SOHO Atlanta TRS, LLC (together, the “Georgian Terrace Borrower”), each a Delaware limited liability company and each with at least two independent directors. The Georgian Terrace Borrower is indirectly owned by Sotherly Hotels LP, the sponsor and nonrecourse carve-out guarantor.

Sotherly Hotels LP is the operating partnership of Sotherly Hotels Inc. (NASDAQ: SOHO), a public lodging REIT formed in 2004 to own, acquire, renovate and reposition full-service, primarily upscale and upper-upscale hotel properties in primary markets in the mid-Atlantic and southern United States. As of February 28, 2015, Sotherly Hotels Inc. had a portfolio of 12 full-service hotels in eight states with an aggregate of 3,009 rooms and approximately 160,928 SF of meeting space, operating under the Hilton, Crowne Plaza, DoubleTree, Sheraton and Holiday Inn brands.

The Property. The Georgian Terrace Property is a full service hotel located along the east side of Peachtree Street NE, between Ponce de Leon Avenue and 3rd Street in Midtown Atlanta. The Georgian Terrace Property contains 326 rooms in two buildings. The original nine-story tower, built in 1911, and an additional 19-story tower, built in 1991, which are connected by a 19-story glass enclosed atrium. The Georgian Terrace Property is an independent hotel with membership in Preferred Hotel & Resorts and the Historic Hotels of America, and is listed on the National Register of Historic Places.

The Georgian Terrace Property has a guestroom configuration that consists of 120 king rooms, 47 double/queen rooms, 72 one-bedroom king suites, 71 two-bedroom suites, nine three-bedroom suites, three penthouse suites and four premier penthouse suites. Standard guestrooms range in size from 200 to 1,740 SF while penthouse suites range from 2,171 to 2,425 SF, which are among the largest rooms in the market.

Amenities at the Georgian Terrace Property include a rooftop swimming pool, fitness center, business center, sundry shop, guest laundry services and 698 parking spaces in an adjacent nine-story garage. The Georgian Terrace Property offers the Livingston Restaurant and Bar, open for breakfast,

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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dinner and weekend brunch, Café Mims open daily from 6:30am to 4:00pm, and Proof and Provisions bar, open Tuesday through Saturday. The Georgian Terrace Property also features approximately 16,582 SF of meeting and event space. The 4,116 SF Grand Ballroom was a part of the original hotel built in 1911 and has been restored to its original architecture. The Grand Ballroom features a private terrace that overlooks Ponce de Leon Avenue. The meeting rooms are equipped with state-of-the-art technologies and internet connectivity.

The Georgian Terrace Property previously underwent a $10 million renovation adding the conference center in 2000 and expanding the atrium lobby and refurbishing the restaurant, lounge and ballroom. Beginning in 2009, The Georgian Terrace Property underwent a $23 million renovation which included an $11 million renovation of the hotels public spaces, penthouse level and bridal suites, the addition of a third ballroom, restaurant and bar space and renovation of 102 guestrooms. The Georgian Terrace Borrower acquired the Georgian Terrace Property in March 2014 for $61 million and has spent an additional approximately $3.3 million to date further renovating the Georgian Terrace Property. The Georgian Terrace Property is currently undergoing a budgeted $5.9 million ($18,098 per room) property improvement plan, including upgrades of approximately $3.4 million to the guestrooms, $936,000 to the guest bathrooms and $200,000 to the guestroom kitchens. The remaining upgrades are expected to be completed in the next 12 months.

Demand at the Georgian Terrace Property is approximately 70% transient driven and 30% meeting and group driven. Commercial demand is generated largely by a wide variety of corporate tenants in the surrounding area including Norfolk Southern, New Fields, Atlanta Symphony, Arthritis Foundation, SCAD, AECOM, Georgia Pacific, Koch Industries, Georgia State University, Georgia Tech, Home Depot, Level 3, One Coast, Deloitte, KHS, America’s Capitol Partners, Cox Communication and The Nature Conservancy. Meeting and group demand is driven by meetings held at the Georgia World Congress Center, Americas Mart – Atlanta (with more than 4.2 million SF of exhibit space) and by large citywide meetings and conventions and local businesses.

More specific information about the Georgian Terrace Property and the related competitive set is set forth in the table below:

Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Georgian Terrace Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2007	69.7%	$146.25	$101.89	66.4%	$132.27	$87.89	95.4%	90.4%	86.3%
2008	65.5%	$145.98	$95.69	66.1%	$126.34	$83.46	100.8%	86.5%	87.2%
2009	55.0%	$124.45	$68.51	64.5%	$104.62	$67.53	117.3%	84.1%	98.6%
2010	57.0%	$123.48	$70.37	70.9%	$120.43	$85.39	124.4%	97.5%	121.3%
2011	54.7%	$121.01	$66.20	70.7%	$121.87	$86.16	129.2%	100.7%	130.1%
2012	69.3%	$138.34	$95.86	68.8%	$134.45	$92.54	99.3%	97.2%	96.5%
2013	68.7%	$142.04	$97.62	71.1%	$135.69	$96.42	103.4%	95.5%	98.8%
2014	74.2%	$145.45	$107.93	75.8%	$138.44	$104.87	102.1%	95.2%	97.2%
3/31/2015 TTM	74.3%	$147.43	$109.54	74.4%	$143.49	$106.71	100.1%	97.3%	97.4%

Source: Industry Report

The Market. The Georgian Terrace Property is located in Midtown Atlanta, with direct access to I-75/I-85 (the Downtown Connector), providing high-speed links to the suburban residential areas and office/retail submarkets in the outlying areas, and also access to five MARTA stations, providing direct service to Buckhead, Downtown and the Hartsfield Jackson International Atlanta Airport. Midtown Atlanta is home to the High Museum of Art, the Fabulous Fox Theatre, Woodruff Memorial Arts Center and Atlanta College of Art, among several other performance venues. Midtown Atlanta contains Piedmont Park, a 189-acre urban park hosting the annual Dogwood Festival and the revival of Music Midtown, and the adjacent 30-acre Atlanta Botanical Garden. Midtown Atlanta also contained over 17.1 million SF of Class “A” office space as of the end of 2014, and is home to the global headquarters of Coca-Cola, The Georgia Institute of Technology, Atlantic Station and Tech Square.

2014 estimated population within a one-, three- and five-mile radius of the Georgian Terrace Property, was 35,114; 170,069 and 359,293, respectively. Population growth from 2010 through 2014 increased at an annual compound rate of 2.6%, more than two and a half times the growth rate of the state of Georgia. 2014 estimated average household income within a one-mile radius, was $77,189.

The competitive set for the Georgian Terrace Property consists of 1,601 rooms, with occupancy growing at a compound annual average of 5.4% from 2009 through 2014 and ADR increasing 2.9%, resulting in an 8.4% RevPAR increase.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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The Georgian Terrace Property and its primary competitive set are shown in the chart below:

Competitive Property Summary
				Est. 2014 Market Mix		Est. 2014 Occupancy, ADR and RevPAR
Property Name	Year Opened	Rooms	Meeting Space (SF)	Transient	Meeting/ Group	Occ.	Occ. Penetr.	ADR	ADR Penetr.	RevPAR	RevPAR Penetr.
Georgian Terrace	1911	326	16,582	70%	30%	76.2%	102.5%	$137.66	95.5%	$104.89	97.8%
Georgia Tech Hotel & Conference Center	2003	252	21,000	65%	35%	71%	95.5%	$145.00	100.6%	$102.95	96.0%
Renaissance Atlanta Midtown Hotel	2009	304	18,000	75%	25%	77%	103.6%	$160.00	111.0%	$123.20	114.9%
Hotel Indigo Atlanta Midtown	1985	140	575	90%	10%	78%	104.9%	$135.00	93.6%	$105.30	98.2%
Marriott Atlanta Midtown Suites	1989	254	8,000	85%	15%	77%	103.6%	$145.00	100.6%	$111.65	104.1%
Emory Conference Center Hotel	1995	325	32,000	70%	30%	69%	92.8%	$138.00	95.7%	$95.22	88.8%
Total/Wtd. Avg.		1,601		74.3%	25.7%	74.4%		$144.06		$107.21

 Source: Appraisal

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Cash Flow at the Georgian Terrace Property:

Cash Flow Analysis
	2011	2012	2013	2014	3/31/2015 TTM	UW	UW per Room
Occupancy	N/A	69.6%	71.0%	76.2%	74.2%	74.2%
ADR	N/A	$134.25	$135.71	$137.65	$143.78	$143.78
RevPAR	N/A	$93.44	$96.38	$104.89	$106.68	$106.68

Rooms Revenue	N/A	$11,117,064	$11,594,380	$12,480,066	$12,697,376	$12,697,376	$38,949
Food & Beverage	N/A	$6,256,694	$6,536,189	$6,661,385	$5,696,858	$5,696,858	$17,475
Other Income	N/A	$1,742,677	$1,666,049	$2,004,198	$3,327,492	$3,327,492	$10,207
Total Revenue	N/A	$19,116,435	$19,796,618	$21,145,649	$21,721,726	$21,721,726	$66,631
Total Expenses	N/A	$15,115,808	$15,271,001	$15,680,727	$15,797,892	$16,165,798	$49,588
Net Operating Income	N/A	$4,000,627	$4,525,617	$5,464,922	$5,923,834	$5,555,928	$17,043
FF&E	N/A	$0	$0	$0	$0	$868,869	$2,665
Net Cash Flow	N/A	$4,000,627	$4,525,617	$5,464,922	$5,923,834	$4,687,059	$14,377

NOI DSCR	N/A	1.41x	1.60x	1.93x	2.09x	1.96x
NCF DSCR	N/A	1.41x	1.60x	1.93x	2.09x	1.66x
NOI Debt Yield	N/A	8.5%	9.6%	11.6%	12.6%	11.8%
NCF Debt Yield	N/A	8.5%	9.6%	11.6%	12.6%	10.0%

 Escrows and Reserves. The Georgian Terrace Borrower deposited $502,966 in escrow at origination for taxes and is required to deposit 1/12 of the estimated annual taxes monthly and 1/12 of the estimated annual insurance premiums monthly (unless the Georgian Terrace Property is covered under a “blanket policy” acceptable to the lender). Additionally, the Georgian Terrace Borrower is required to deposit monthly 1/12 of 4% of annual gross revenue from the prior fiscal year for FF&E

Lockbox and Cash Management. A hard lockbox is in place with respect to the Georgian Terrace Mortgage Loan. The Georgian Terrace Mortgage Loan has springing cash management upon the commencement of a Cash Sweep Period (defined below). Also during a Cash Sweep Period, the Georgian Terrace Borrower will be required to deposit all excess cash with respect to the Georgian Terrace Mortgage Loan to an account to be held by the lender as additional security for the Georgian Terrace Mortgage Loan.

A “Cash Sweep Period” will commence upon the earliest of (i) an event of default and (ii) the date that the DSCR is less than 1.10x for the trailing 12-month period, tested quarterly. A Cash Sweep Period will end upon the (i) cure of such event of default or (ii) the date that the DSCR equals or exceeds 1.15x for the trailing 12-month period, tested quarterly.

Property Management. The Georgian Terrace Property is managed by MHI Hotels Services, LLC d/b/a Chesapeake Hospitality. Founded in 1957, Chesapeake Hospitality is a hotel management company that has managed 62 hotels in 12 states under various brands including Hilton, Starwood and Intercontinental Hotel Group as well as a number of independent and boutique hotels. Chesapeake Hospitality manages all of the hotels in the Sotherly Hotels Inc. portfolio.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. Generally, the Georgian Terrace Borrower is required pursuant to the Georgian Terrace Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Georgian Terrace Property, provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or any subsequent statute,

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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extension, or reauthorization thereof) is not in effect, then the Georgian Terrace Borrower will not be required to spend on the premium for terrorism insurance coverage more than two times the amount of the insurance premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the Georgian Terrace Property on a stand-alone basis under the Georgian Terrace Mortgage Loan agreement (provided that the Georgian Terrace Borrower will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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Mortgage Loan No. 6 – Millennium and Bloom Apartment Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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Mortgage Loan No. 6 – Millennium and Bloom Apartment Portfolio

Millennium and Bloom Apartments Portfolio
1 Millennium Apartments Bloomington, IN
2 Bloom Apartments Bloomington, IN
Indianapolis 40 miles
Evansville 115 miles
BLOOMINGTON
Ellettsville
MONROE COUNTY
Indiana University
Griffy Lake Park
Lake Monroe
Monroe County Airport
Monroe County Fairgrounds
Bloomington Hospital
College Mall
Bryan Park
RCA Community Park
Twin Lakes Sports Park
Wapehani Mtn. Bike Park
Bloomington Country Club
Olcott Park
Leonard Springs Nature Park
Cascades Golf Course
Indiana University Golf Course
Memorial Stadium
Indiana Univ. Assembly Hall
Indiana Univ. Art Museum
Indiana Univ. Auditorium
Monroe County Courthouse
City Hall
General Electric
Whitehall Crossing
Whitehall Plaza
INDIANAPOLIS
CINCINNATI
LOUISVILLE
ILLINOIS
INDIANA
KENTUCKY

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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Mortgage Loan No. 6 – Millennium and Bloom Apartment Portfolio

Mortgage Loan Information				Mortgaged Property Information(2)
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance:	$42,000,000			Location:	Bloomington, IN 47403
Cut-off Date Balance:	$42,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	3.9%			Detailed Property Type:	Garden (Student Housing)
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Samuel P. Okner; Eric Rothner			Year Built/Renovated:	Various
Mortgage Rate:	4.120%			Size:	716 Units
Note Date:	5/4/2015			Cut-off Date Balance per Unit:	$58,659
First Payment Date:	7/1/2015			Maturity Date Balance per Unit:	$50,995
Maturity Date:	6/1/2025			Property Manager:	Sam Okner & Associates, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(2)
IO Period:	36 months			UW NOI:	$3,669,520
Seasoning:	0 months			UW NOI Debt Yield:	8.7%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity:	10.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.43x
Additional Debt Type:	N/A			Most Recent NOI:	$3,544,256 (12/31/2014)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,390,418 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,525,981 (12/31/2012)
Reserves(1)				Most Recent Occupancy(3):	93.9% (Various)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	91.5% (12/31/2014)
RE Tax:	$56,508	$56,508	N/A	3rd Most Recent Occupancy:	91.8% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$63,000,000 (3/19/2015)
Recurring Replacements:	$0	$15,221	N/A	Cut-off Date LTV Ratio:	66.7%
Other:	$50,000	N/A	N/A	Maturity Date LTV Ratio:	58.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$42,000,000	76.7%	Purchase Price:	$54,425,000	99.4%
Borrower Equity:	$12,779,397	23.3%	Reserves:	$106,508	0.2%
			Closing Costs:	$247,889	0.5%
Total Sources:	$54,779,397	100.0%	Total Uses:	$54,779,397	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)
Mortgaged Property Information and Underwriting and Financial Information are based on a combination or sum of the two multifamily properties that comprise the Millennium and Bloom Apartment Portfolio Property.

(3)	Most Recent Occupancy is based on the appraisal dated 3/19/2015 for the Bloom Apartments complex and a rent roll dated 4/23/2015 for the Millennium Apartments complex.

The Mortgage Loan. The sixth largest mortgage loan (the “Millennium and Bloom Apartment Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $42,000,000 secured by a first priority fee mortgage encumbering two multifamily properties with a total of 716 apartments in Bloomington, Indiana (collectively, the “Millennium and Bloom Apartment Portfolio Property”). The proceeds of the Millennium and Bloom Apartment Portfolio Mortgage Loan were used to acquire the Millennium and Bloom Apartment Portfolio Property for a purchase price of approximately $54,425,000.

The Borrower and the Sponsor. The borrower is Hunter Bloomington Properties LLC, a single-purpose Indiana limited liability company with one independent director (the “Millennium and Bloom Apartment Portfolio Borrower”). The Millennium and Bloom Apartment Portfolio Borrower is partially owned and controlled by Eric Rothner and Sam Okner, the nonrecourse carve-out guarantors.

Eric Rothner is chairman and founder of Hunter Properties Management, Inc. (“Hunter”), an Evanston, Illinois-based real estate investment and development firm founded in 1973 that manages over 1,100 multifamily units. Sam Okner is President of Hunter.

The Property. The Millennium and Bloom Apartment Portfolio Property consists of two primarily garden-style multifamily communities located in Bloomington, Indiana, within approximately 1.3 miles of each other. The two apartment communities contain a total of 716 units and, as listed in the summary table below in order of descending allocated loan amount, were constructed in 1998 and 2003.

The Millennium Apartments complex (“Millennium”) has 30 two- and three-story garden and townhouse-style buildings with a total of 416 units. Common amenities at Millennium include a heated indoor swimming pool and exterior sun-deck, a 24-hour fitness center with lockers and showers, a dog park, a racquetball court and a clubhouse with banquet room. The Bloom Apartments complex (“Bloom”) has 15 two- and three-story garden style buildings with a total of 300 units. Common amenities at Bloom include a community center with study lounge, a cardio room, music practice rooms and a media room. In addition, Bloom residents have access to Millennium common amenities. Millennium and Bloom are each approximately 50% leased to students attending University of Indiana and offer daily shuttle service to the University of Indiana Bloomington campus, which is approximately two miles away.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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The student leasing is by the unit for 12 month periods and generally require guarantees and/or additional security deposits. The student tenancy component at Millennium is primarily undergraduate, while the student tenancy component at Bloom is primarily graduate students.

The tables below summarize the details of the two properties comprising the Millennium and Bloom Apartment Portfolio Property:

Property Summary
Property	Allocated Cut-off Date Loan Amount	% of Total Loan Balance	Size (Units)	Year Built/Renovated	Occupancy	Appraised Value	Allocated Cut-off Date Loan Amount PSF	UW NCF DSCR	Cut-off Date LTV Ratio
Millennium Apartments	$23,800,000	56.7%	416	1998/N/A	95.7%	$35,700,000	$57,212	1.37x	66.7%
Bloom Apartments	$18,200,000	43.3%	300	2003/N/A	91.3%	$27,300,000	$60,667	1.50x	66.7%

Millennium Apartments Unit Mix
Unit Type	No. of Units		Avg. SF	Avg. Rent (Unit)	Market Rent (Unit)
One Bedroom/One Bath	281	(1)	719	$747	$755
Two Bedroom/Two Bath	55		976	$904	$920
Three Bedroom/1.5 Bath	79		1,287	$982	$1,020

Bloom Apartments Unit Mix
Unit Type	No. of Units	Avg. SF	Avg. Rent (Unit)	Market Rent (Unit)
One Bedroom/One Bath	130	755	$869	$830
Two Bedroom/Two Bath	170	1,018	$1,007	$1,005

(1)	Excludes one employee-occupied unit.

The Market. The Millennium and Bloom Apartment Portfolio Property is located in Bloomington, Monroe County, Indiana, approximately two miles from the University of Indiana Bloomington campus. As of December 31, 2014, the Bloomington apartment market had a 6.8% vacancy rate with average asking monthly rental rates of $558 for studio units, $721 for one-bedroom units, $846 for two-bedroom units and $1,422 for three-bedroom units. The University of Indiana Bloomington had a 2014 spring enrollment of over 42,000 undergraduate and graduate students and is the largest university campus in the state of Indiana.

Comparable rental properties to the Millennium and Bloom Apartment Portfolio Property are shown in the chart below.

Competitive Property Summary
Property Name/Address	Units	Year Built	Occupancy	Unit Type	Unit Size (SF)	Quoted Rent per Month	Quoted Rent $/SF/Year
Village at Muller Park 500 South Muler Parkway Bloomington, IN	248	2009	96.6%	1BR/1BA 2BR/2BA 3BR/3BA 4BR/4BA	608 1,080 1,317 1,605	$870 $1,234 $1,527 1,970	$17.16 $13.68 $13.92 $14.76
Adams Village 2730 South Adams Street Bloomington, IN	184	2003	98.0%	1BR/1BA 2BR/2BA	802 1,147	$857 $1,005	$12.84 $10.56
The Boulders at Deer Park 1501 East Hillside Drive Bloomington, IN	95	1998	94.0%	1BR/1BA 2BR/2BA 3BR/2BA 4BR/3BA	1,081 1,165 1,460 1,875	$965 $1,112 $1,365 $1,522	$10.68 $11.40 $11.16 $9.72
Steeplechase Apartments 3400 South Sare Road Bloomington, IN	220	1997	94.8%	1BR/1BA 2BR/2BA	765 1,084	$784 $1,010	$12.24 $11.16
Hidden Hills at Oakdale West 2201 South Oakdale Drive Bloomington, IN	162	1997	96.3%	2BR/1BA 3BR/2BA 4BR/2BA	950 1,073 1,300	$664 $779 $1,059	$8.40 $8.76 $9.72
Forest Ridge Apartments 700-800 S. Basswood Drive Bloomington, IN	131	2005	94.7%	1BR/1BA 2BR/2BA 3BR/2BA	734 980 1,329	$670 $835 $960	$10.92 $10.20 $8.64

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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Operating History and Underwritten Cash Flow. The following table presents certain information relating to the combined historical operating performance and the underwritten Cash Flow at the Millennium and Bloom Apartment Portfolio Property:

Cash Flow Analysis
	2010	2011	2012	2013	2014	UW	UW Unit
Base Rent	$6,783,188	$7,307,889	$7,502,096	$7,510,167	$7,483,150	$7,443,635	$10,396
Total Recoveries	$0	$0	$0	$0	$0	$0	$0
Other Income	$822,761	$576,230	$644,187	$576,308	$533,335	$526,000	$735
Discounts Concessions	($138,684)	($338,539)	($341,178)	($329,087)	($249,012)	($173,920)	($243)
Less Vacancy & Credit Loss	($779,848)	($608,884)	($778,403)	($880,015)	($676,836)	($609,100)	($851)
Effective Gross Income	$6,687,417	$6,936,696	$7,026,702	$6,877,373	$7,090,637	$7,186,615	$10,037
Total Operating Expenses	$3,867,884	$3,648,234	$3,500,721	$3,486,955	$3,546,381	$3,517,095	$4,912
Net Operating Income	$2,819,533	$3,288,462	$3,525,981	$3,390,418	$3,544,256	$3,669,520	$5,125
Capital Expenditures	$0	$0	$0	$0	$0	$182,648	$255
Net Cash Flow	$2,819,533	$3,288,462	$3,525,981	$3,390,418	$3,544,256	$3,486,872	$4,870

Occupancy %	91.3%	92.8%	86.3%	91.8%	91.5%	91.8%
NOI DSCR	1.15x	1.35x	1.44x	1.39x	1.45x	1.50x
NCF DSCR	1.15x	1.35x	1.44x	1.39x	1.45x	1.43x
NOI Debt Yield	6.7%	7.8%	8.4%	8.1%	8.4%	8.7%
NCF Debt Yield	6.7%	7.8%	8.4%	8.1%	8.4%	8.3%

Escrows and Reserves. The Millennium and Bloom Apartment Portfolio Borrower deposited $56,508 in escrow at loan origination for annual real estate taxes and is required to escrow monthly 1/12 of the annual estimated tax payments. The Millennium and Bloom Apartment Portfolio Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the Millennium and Bloom Apartment Portfolio Borrower maintains insurance under an acceptable blanket insurance policy). The Millennium and Bloom Apartment Portfolio Borrower is required to make monthly deposits of $15,221 for replacement reserves (which amount may be increased by the lender if the lender reasonably determines that an increase is necessary to maintain proper operation of the Millennium and Bloom Apartment Portfolio Property). The Millennium and Bloom Apartment Portfolio Borrower deposited in escrow at loan origination $50,000 for costs that may be incurred in order to mitigate radon at the Millennium and Bloom Apartment Portfolio Property (which the environmental site assessments performed in connection with the closing of the Millennium and Bloom Apartment Portfolio Mortgage Loan indicated may exist at the Millennium and Bloom Apartment Portfolio Property), in the event tests which the Millennium and Bloom Apartment Portfolio Borrower is obligated to perform at the Millennium and Bloom Apartment Portfolio Property on or prior to September 4, 2015 indicate that the radon level exceeds the permitted level specified in the loan agreement for the Millennium and Bloom Apartment Portfolio Mortgage Loan.

Lockbox and Cash Management. A springing hard lockbox is in place with respect to the Millennium and Bloom Apartment Portfolio Mortgage Loan (i.e., during any Cash Sweep Period, the Millennium and Bloom Apartment Portfolio Borrower has agreed to establish and maintain a hard lockbox). Provided a Cash Sweep Period has occurred but is no longer continuing, the lockbox account will cease to be in effect. The Millennium and Bloom Apartment Portfolio Mortgage Loan has springing cash management (i.e., the Millennium and Bloom Apartment Portfolio Mortgage Loan has cash management only during a Cash Sweep Period). During the continuance of a Cash Sweep Period, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Millennium and Bloom Apartment Portfolio Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred and is continuing, to the Millennium and Bloom Apartment Portfolio Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by lender together with other amounts incurred by the Millennium and Bloom Apartment Portfolio Borrower in connection with the operation and maintenance of the Millennium and Bloom Apartment Portfolio Property approved by lender, and to disburse the remainder to an account to be held by the lender as additional security for the Millennium and Bloom Apartment Portfolio Mortgage Loan.

A “Cash Sweep Period” will

(i) commence upon the occurrence of an event of default under the Millennium and Bloom Apartment Portfolio Mortgage Loan and continue until the date on which the event of default under the Millennium and Bloom Apartment Portfolio Mortgage Loan is cured to the lender’s satisfaction, or

(ii) commence upon the date the lender determines that the debt service coverage ratio with respect to the Millennium and Bloom Apartment Portfolio Mortgage Loan has fallen below 1.10x for the immediately preceding six calendar months and continue until the date the lender determines that the debt service coverage ratio with respect to the Millennium and Bloom Apartment Portfolio Mortgage Loan has been equal to or greater than 1.15x for the immediately preceding six calendar months.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted

Release of Property. Not permitted.

Terrorism Insurance. The Millennium and Bloom Apartment Portfolio Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Millennium and Bloom Apartment Portfolio Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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Mortgage Loan No. 7 – Hilton Garden Inn W 54th Street

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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Mortgage Loan No. 7 – Hilton Garden Inn W 54th Street

Hilton Garden Inn W 54th Street
237 West 54th Street
New York, NY 10019
MANHATTAN
Upper West Side
Upper East Side
CENTRAL PARK
Midtown
West Side
East Side
Theatre District
Garment District
Hudson River
Henry Hudson Pkwy.
9A
Strawberry Fields
Sheep Meadow
The Mall
East Green
Heckscher Playground
The Dairy
Central Park Zoo
Wollman Rink
The Pond
Central Park South
Lincoln Tunnel
Passenger Ship Terminal
DeWitt Clinton Park
Intrepid Sea-Air-Space Museum
Ferries
Time Warner Center
Museum of Arts & Design
Carnegie Hall
Museum of Modern Art
Radio City Music Hall
ROCKEFELLER CENTER
St. Patrick's Cathedral
TIMES SQUARE
Port Authority Bus Terminal
New York Times Building
Bryant Park
New York Public Library
Grand Central Terminal (Metro North)
Chrysler Building
Empire State Building
Macy's
Herald Square
Madison Square Garden
General Post Office
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Fashion Institute of Technology
Madison Square Park
The Morgan Library & Museum
Metropolitan Opera House
Juilliard School
Fordham Univ. Lincoln Center Campus
John Jay Coll - Criminal Justice
St. Luke's Roosevelt Hospital Ctr.
Lincoln Tunnel
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY
Hoboken
Weehawken
Union City
North Bergen
West New York
Astoria
Long Island City
Williamsburg
Chelsea
Greenwich Village
SoHo
Tribeca
Chinatown
Financial District
Brooklyn Heights
Park Slope

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C23	Hilton Garden Inn W 54th Street

Mortgage Loan No. 7 – Hilton Garden Inn W 54th Street

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$40,000,000			Location:	New York, NY 10019
Cut-off Date Balance(1):	$40,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	3.7%			Detailed Property Type:	Select Service
Loan Purpose(2):	Refinance			Title Vesting:	Fee
Sponsor:	Morad Ghadamian; Joseph Moinian			Year Built/Renovated:	2013/N/A
Mortgage Rate:	4.01290323%			Size:	401 Rooms
Note Date:	2/6/2015			Cut-off Date Balance per Unit(1):	$386,534
First Payment Date:	4/1/2015			Maturity Date Balance per Unit(1):	$386,534
Maturity Date:	3/1/2025			Property Manager:	Hersha Hospitality Management, L.P.
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$18,113,617
Seasoning:	3 months			UW NOI Debt Yield(1):	11.7%
Prepayment Provisions(3):	LO (27); DEF (89); O (4)			UW NOI Debt Yield at Maturity(1):	11.7%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	2.64x
Additional Debt Type:	Pari Passu/B Note/Mezzanine			Most Recent NOI:	$16,855,340 (2/28/2015 TTM)
Additional Debt Balance:	$115,000,000/$20,000,000/$25,000,000			2nd Most Recent NOI:	$16,566,756 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(5):	N/A
Reserves(4)				Most Recent Occupancy:	94.6% (2/28/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	90.1% (12/31/2014)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(5):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$251,000,000 (11/24/2014)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	61.8%
				Maturity Date LTV Ratio(1):	61.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$175,000,000	87.5%	Closing Costs:	$7,575,865	3.8%
Mezzanine Loan:	$25,000,000	12.5%	Return of Equity(2):	$192,424,135	96.2%
Total Sources:	$200,000,000	100.0%	Total Uses:	$200,000,000	100.0%

(1)
The Hilton Garden Inn W 54th Street Mortgage Loan is part of the Hilton Garden Inn W 54th Street Non-Serviced Loan Combination, which is comprised of three pari passu senior notes and one subordinate B note with an aggregate principal balance of $175,000,000. The three Hilton Garden Inn W 54th Street pari passu senior notes have a combined original principal balance of $155,000,000, and the subordinate B note has an original principal balance of $20,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate note balance of the pari passu senior notes without regard to the B note. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate note balance of the Hilton Garden Inn W 54th Street Non-Serviced Loan Combination (including the subordinate B note) are $436,409, $436,409, 10.4%, 10.4%, 2.16x, 69.7% and 69.7%, respectively.

(2)	The Hilton Garden Inn W 54th Street Property was previously unencumbered by mortgage debt.

(3)	The final lockout and defeasance periods will be determined based on the securitization date of the last component of the Hilton Garden Inn W 54th Street Non-Serviced Loan Combination.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The Hilton Garden Inn W 54th Street Property is newly constructed. Historical financial and occupancy information prior to 2014 is not available.

The Mortgage Loan.  The seventh largest mortgage loan (the “Hilton Garden Inn W 54th Street Mortgage Loan”) is part of a non-serviced loan combination (the “Hilton Garden Inn W 54th Street Non-Serviced Loan Combination”) evidenced by three pari passu notes (Notes A-1, A-2 and A-3) in the aggregate balance of $155,000,000 and one subordinate note in the original principal balance of $20,000,000 (the “Hilton Garden Inn W 54th Street B Note”), all of which are secured by the same first priority fee mortgage encumbering a select service hospitality property known as Hilton Garden Inn W 54th Street in the Midtown West neighborhood of Manhattan, New York, New York (the “Hilton Garden Inn W 54th Street Property”).

Note A-3, in the original principal balance of $40,000,000, represents the Hilton Garden Inn W 54th Street Mortgage Loan, and Note A-1 and Note A-2, in the aggregate original principal balance of $115,000,000, collectively represent the “Hilton Garden Inn W 54th Street Non-Serviced Companion Loan.” Note A-2 was contributed to the MSBAM 2015-C22 securitization trust. Note A-1 is expected to be held by Morgan Stanley Bank, N.A. on the closing date of this transaction and may be contributed to one or more future securitization transactions. The holders of the respective promissory notes evidencing the Hilton Garden Inn W 54th Street Non-Serviced Loan Combination have entered into certain agreements between note holders that set forth the respective rights of each such note holder. The Hilton Garden Inn W 54th Street Non-Serviced Loan Combination will be serviced pursuant to the terms of the pooling and servicing agreement for the MSBAM 2015-C22 securitization trust. See “—Additional Secured Indebtedness” below for additional information. See also “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Hilton Garden Inn W 54th Street Non-Serviced Loan Combination” in the Free Writing Prospectus and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

The proceeds of the Hilton Garden Inn W 54th Street Non-Serviced Loan Combination and the Hilton Garden Inn W 54th Street Mezzanine Loan were used to recapitalize the Hilton Garden Inn W 54th Street Borrower as the Hilton Garden Inn W 54th Street Property was previously unencumbered by mortgage debt. The Hilton Garden Inn W 54th Street Borrower constructed the Hilton Garden Inn W 54th Street Property in 2013 and has provided a

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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statement indicating that total construction costs were approximately $131.5 million, including land valued at approximately $61.3 million, which was contributed by an affiliate of the Hilton Garden Inn W 54th Street Borrower.

The Borrower and the Sponsor. The borrower is 237 West 54 Owner, L.L.C. (the “Hilton Garden Inn W 54th Street Borrower”), a recycled, single-purpose Delaware limited liability company with two independent directors. The Hilton Garden Inn W 54th Street Borrower is 74.95% indirectly owned by Morad Ghadamian, and 25.05% indirectly owned by Joseph Moinian. The nonrecourse carve-out guarantors are Morad Ghadamian and Joseph Moinian.

Morad Ghadamian is a real estate investor and President of the Marjan International Corporation, a New York City based home furnishings company specializing in floor coverings. Joseph Moinian is the CEO of The Moinian Group, a privately held New York City based real estate firm founded in 1982. The Moinian Group reports ownership positions in a portfolio in excess of 20 million SF of commercial real estate across major cities including New York, Chicago, Dallas and Los Angeles.

The Property. The Hilton Garden Inn W 54th Street Property is a 34-story select service hospitality property with 401 hotel rooms, including 243 king rooms, 135 double rooms and 23 suites, and a ground-level retail space leased on a 10-year term to RJJ Restaurant, LLC and operated as a 200-seat Empire Steakhouse restaurant. It is located on West 54th Street between Broadway and Eighth Avenue in Midtown Manhattan, a few blocks north of Times Square. The Hilton Garden Inn W 54th Street Property was constructed in 2013 as a joint venture between Starwood Capital Group Global, L.P. (“Starwood”) and The Moinian Group. (Starwood affiliates subsequently sold their various interests in the Hilton Garden Inn W 54th Street Property to one of the Hilton Garden Inn W 54th Street Mortgage Loan sponsors.) The hotel opened for business in January 2014. Hotel amenities include approximately 820 SF of meeting space, a fitness center, a business center, a pantry and a guest laundry room. The Hilton Garden Inn W 54th Street Property is subject to a franchise agreement with Hilton Garden Inns Franchise LLC, an affiliate of Hilton Worldwide, through December 31, 2034.

Demand at the Hilton Garden Inn W 54th Street Property in 2014, the hotel’s first year of operations, was approximately 35% commercial, 5% meeting and group and 60% leisure.

Hilton Garden Inn W 54th Street Historical Occupancy, ADR, RevPAR
	Competitive Set			Hilton Garden Inn W 54th Street			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	94.2%	$245.36	$231.24	90.1%	$245.70	$221.46	95.6%	100.1%	95.8%

Source: Industry Report

The Market. The Hilton Garden Inn W 54th Street Property is located in the Midtown West neighborhood of Manhattan in New York, New York. Specifically, the hotel is located on West 54th Street between Broadway and Eighth Avenue, which is within the Midtown/Times Square market area. As of September 30, 2014, the overall Manhattan hotel market consisted of approximately 86,478 rooms with an average 86.7% occupancy rate, an average room rate of $278.99 and a RevPAR of $241.94. A total of 4,737 new hotels rooms are expected to be delivered in the Borough of Manhattan in 2015 and 4,373 new rooms are expected in 2016, including approximately 2,805 rooms in Midtown West over those two years.

Competitive properties to the Hilton Garden Inn W 54th Street Property are shown in the table below:

Primary Competitive Hotel Supply – Occupancy and Average Rate Comparison (Estimated)
Property Name	Rooms	2013 Occupancy	2013 Average Rate	2013 RevPAR	2014 Occupancy	2014 Average Rate	2014 RevPAR	Occupancy Penetration	Yield Penetration
Hampton Inn Manhattan Times Square North	300	99%	$274.00	$271.26	100%	$272.00	$272.00	110.5%	118.0%
Hilton Garden Inn Times Square	369	84%	$271.00	$227.64	100%	$266.00	$266.00	110.5%	115.4%
Courtyard by Marriott New York Manhattan Central Park	378	Opened December 2013			68%	$280.00	$190.40	75.1%	82.6%
Residence Inn by Marriott New York Manhattan Central Park	261	Opened December 2013			70%	$278.00	$194.60	77.3%	84.5%

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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Operating History and Underwritten Cash Flow.  The following table presents certain information relating to the underwritten cash flow at the Hilton Garden Inn W 54th Street Property:

Cash Flow Analysis(1)
	2011	N/2012	2013	2014	2/28/2015 TTM	UW(2)	UW per Room
Occupancy	N/A	N/A	N/A	90.1%	94.6%	94.6%
ADR	N/A	N/A	N/A	$245.72	$236.31	$254.56
RevPAR	N/A	N/A	N/A	$221.50	$223.47	$240.81

Rooms Revenue	N/A	N/A	N/A	$30,732,747	$32,942,825	$35,246,706	$87,897
Food & Beverage	N/A	N/A	N/A	$5,700	$6,075	$6,075	$15
Other Income(3)	N/A	N/A	N/A	$1,096,505	$1,255,912	$1,255,913	$3,132
Total Revenue	N/A	N/A	N/A	$31,834,953	$34,204,812	$36,508,694	$91,044
Total Expenses	N/A	N/A	N/A	$15,268,197	$17,349,472	$18,395,077	$45,873
Net Op. Income	N/A	N/A	N/A	$16,566,756	$16,855,340	$18,113,617	$45,171
FF&E	N/A	N/A	N/A	$636,701	$682,399	$1,460,348	$3,642
Net Cash Flow	N/A	N/A	N/A	$15,930,055	$16,172,942	$16,653,269	$41,529

NOI DSCR	N/A	N/A	N/A	2.63x	2.67x	2.87x
NCF DSCR	N/A	N/A	N/A	2.52x	2.56x	2.64x
NOI Debt Yield	N/A	N/A	N/A	10.7%	10.9%	11.7%
NCF Debt Yield	N/A	N/A	N/A	10.3%	10.4%	10.7%

(1)	The Hilton Garden Inn W 54th Street Property was constructed in 2013 and opened for business in January 2014. Therefore, historical operating data is limited.

(2)
The Hilton Garden Inn W 54th Street Property is a newly constructed hotel. Underwritten income is based on the TTM occupancy rate and the estimated 2014 average competitive primary and secondary competitive hotel room rate of $254.56.

(3)	Other Income includes miscellaneous income, rental income (for instance, the Empire Steakhouse base rent was $360,000 per year in 2014) and telecommunications income.

Escrows and Reserves.  The Hilton Garden Inn W 54th Street Borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (unless either (i) the property manager is paying or has reserved funds for payment of such taxes or insurance premiums in accordance with the management agreement or (ii) with respect to insurance premiums only, the Hilton Garden Inn W 54th Street Borrower maintains insurance under an acceptable blanket insurance policy). The Hilton Garden Inn W 54th Street Borrower is also required to make monthly deposits in a reserve for FF&E reasonably approved by the lender equal to the greater of (i) the amount required to be reserved for FF&E pursuant to the management agreement, if any, or (ii) 4% of the operating income for the Hilton Garden Inn W 54th Street Property for the calendar month which is two months prior to the applicable monthly payment date; provided, that the Hilton Garden Inn W 54th Street Borrower will not be required to make deposits to the FF&E reserve so long as the property manager is reserving such amounts for FF&E in accordance with the management agreement.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Hilton Garden Inn W 54th Street Mortgage Loan (i.e., all revenues from the Hilton Garden Inn W 54th Street Property remaining after payment by the property manager of all operating expenses are deposited directly by the Hilton Garden Inn W 54th Street Borrower, or its property manager, and the operating lessee into the lockbox account). The Hilton Garden Inn W 54th Street Mortgage Loan has springing cash management. Provided a Trigger Period (as defined below) has not commenced, funds in the lockbox account are swept to an account designated by the Hilton Garden Inn W 54th Street Borrower. Upon the occurrence and during the continuance of a Trigger Period, funds in the lockbox account are disbursed on each monthly payment date to pay debt service on the Hilton Garden Inn W 54th Street Non-Serviced Loan Combination, to fund required deposits to the reserves as described above under “—Escrows and Reserves,” including from and after the first anniversary of the origination of the Hilton Garden Inn W 54th Street Mortgage Loan, to make any required deposits into the FF&E reserve only if and so long as the property manager is not reserving such amounts for FF&E in accordance with the management agreement, to pay the servicing fees, if any, due under the Hilton Garden Inn W 54th Street Mortgage Loan and the Hilton Garden Inn W 54th Street Mezzanine Loan (as defined below), to disburse to the Hilton Garden Inn W 54th Street Borrower the monthly amount payable for operating expenses and capital expenditures not otherwise reserved for and referenced in the annual budget approved by lender and any extraordinary expenses approved by the lender, to pay, provided no event of default on the Hilton Garden Inn W 54th Street Mortgage Loan has occurred and is continuing, debt service due on the Hilton Garden Inn W 54th Street Mezzanine Loan and to remit any excess to an account to be held by the lender as additional security for the Hilton Garden Inn W 54th Street Non-Serviced Loan Combination.

A “Trigger Period” will (i) commence upon the occurrence of an event of default under the Hilton Garden Inn W 54th Street Mortgage Loan and/or the Hilton Garden Inn W 54th Street Mezzanine Loan and continue until, in the case of an event of default under the Hilton Garden Inn W 54th Street Mortgage Loan, the cure or waiver of such event of default under the Hilton Garden Inn W 54th Street Mortgage Loan which is accepted by the lender under the Hilton Garden Inn W 54th Street Mortgage Loan in writing or, in the case of an event of default under the Hilton Garden Inn W 54th Street Mezzanine Loan, the cure or waiver of such event of default under the Hilton Garden Inn W 54th Street Mezzanine Loan which is accepted by the lender under the Hilton Garden Inn W 54th Street Mezzanine Loan in writing and such lender shall not have otherwise accelerated the Hilton Garden Inn W 54th Street Mezzanine Loan, moved for a receiver or commenced foreclosure proceedings or (ii) commence upon the debt yield being less than 7.50% (or, on and after March 1, 2017, 9.00%) for two consecutive calendar quarters and continue until the debt yield equals or exceeds 8.00% (or, on and after March 1, 2017, 9.50%) for two consecutive calendar quarters. Notwithstanding the foregoing, in no event may a Trigger Period occur as a result of the debt yield being less than 7.50% prior to March 1, 2016.

Additional Secured Indebtedness (not including trade debts).  The Hilton Garden Inn W 54th Street Property also secures the Hilton Garden Inn W 54th Street Non-Serviced Companion Loan, which has a combined Cut-off Date balance of $115,000,000, and the Hilton Garden Inn W 54th Street B Note, which has a Cut-off Date balance of $20,000,000. Note A-2 (comprising a portion of the Hilton Garden Inn W 54th Street Non-Serviced Companion Loan) was contributed to the MSBAM 2015-C22 securitization trust. The current holder of Note A-1 (comprising the remaining portion of the Hilton

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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Garden Inn W 54th Street Non-Serviced Companion Loan) is Morgan Stanley Bank, N.A., and such note is expected to be contributed to one or more future securitization trusts. The current holder of the Hilton Garden Inn W 54th Street B Note is Aareal Capital Corporation. The notes evidencing the Hilton Garden Inn W 54th Street Non-Serviced Companion Loan accrue interest at the same rate as the Hilton Garden Inn W 54th Street Mortgage Loan. The Hilton Garden Inn W 54th Street Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Hilton Garden Inn W 54th Street Non-Serviced Companion Loan. The Hilton Garden Inn W 54th Street Mortgage Loan and the Hilton Garden Inn W 54th Street Non-Serviced Companion Loan will be entitled to payments of interest and principal on a senior basis relative to the Hilton Garden Inn W 54th Street B Note. Such priorities and the allocation of collections on the Hilton Garden Inn W 54th Street Non-Serviced Loan Combination are set forth in certain agreements between note holders governing the promissory notes comprising the Hilton Garden Inn W 54th Street Non-Serviced Loan Combination. Note A-2 represents the controlling interest in the Hilton Garden Inn W 54th Street Non-Serviced Loan Combination. The Hilton Garden Inn W 54th Street Non-Serviced Loan Combination will be serviced pursuant to the terms of the pooling and servicing agreement for the MSBAM 2015-C22 securitization trust. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Hilton Garden Inn W 54th Street Non-Serviced Loan Combination” in the Free Writing Prospectus and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

The following table presents certain information relating to the Hilton Garden Inn W 54th Street Non-Serviced Loan Combination and the Hilton Garden Inn W 54th Street Mezzanine Loan:

Full Debt Summary
Notes	Original Principal Balance	Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
Mortgage Loan	$40,000,000	4.01290323%	120	0	120	2.64x	11.7%	61.8%
Non-Serviced Companion Loan	$115,000,000	4.01290323%	120	0	120	2.64x	11.7%	61.8%
B Note	$20,000,000	7.000%	120	0	120	2.16x	10.4%	69.7%
Mezzanine Loan	$25,000,000	10.000%	120	0	120	1.62x	9.1%	79.7%
Total/Wtd. Avg.	$200,000,000	5.060%	120	0	120	1.62x	9.1%	79.7%

Mezzanine Loan and Preferred Equity.  The “Hilton Garden Inn W 54th Street Mezzanine Loan” refers to a loan in the principal amount of $25,000,000 made by Morgan Stanley Mortgage Capital Holdings LLC to 237 West 54 Mezz Two Owner, L.L.C. (the “Hilton Garden Inn W 54th Street Mezzanine Borrower”), secured by 100% of the direct equity interest in the Hilton Garden Inn W 54th Street Borrower and put in place simultaneously with the origination of the Hilton Garden Inn W 54th Street Mortgage Loan. The Hilton Garden Inn W 54th Street Mezzanine Loan and the Hilton Garden Inn W 54th Street Mortgage Loan are subject to an intercreditor agreement. The Hilton Garden Inn W 54th Street Mezzanine Loan was assumed by 237 West 54th Mezzanine LLC on March 17, 2015.

In addition, a preferred equity (or other similar) investment (such investment, the “Permitted Preferred Equity”) is permitted subject to various conditions, including amongst other conditions: (i) no mortgage loan or mezzanine loan event of default is continuing, (ii) the investment is in the direct or indirect owner of the Hilton Garden Inn W 54th Street Mezzanine Borrower in an amount not to exceed $20,000,000, (iii) the investment is not secured by the Hilton Garden Inn W 54th Street Property (or any direct or indirect equity interests in the Hilton Garden Inn W 54th Street Borrower or the Hilton Garden Inn W 54th Street Mezzanine Borrower) or evidenced by a promissory note, (iv) the investment does not require the lender under the Hilton Garden Inn W 54th Street Mortgage Loan or the Hilton Garden Inn W 54th Street Mezzanine Loan to enter into an intercreditor agreement (or other recognition agreement) with the investor in the Permitted Preferred Equity or provide any rights or remedies to such investor arising out of any defaults that would lead to a change in control of the Hilton Garden Inn W 54th Street Borrower or Hilton Garden Inn W 54th Street Mezzanine Borrower or the Hilton Garden Inn W 54th Street Property, (v) the Permitted Preferred Equity requires fixed payment obligations only and is payable only from excess cash flow on the Hilton Garden Inn W 54th Street Property and (vi) the preferred equity documents and payments to the investor in the Permitted Preferred Equity are subordinate to the loan documents, and payments required pursuant to the loan documents, for the Hilton Garden Inn W 54th Street Mortgage Loan and the Hilton Garden Inn W 54th Street Mezzanine Loan.

Release of Property. Not permitted.

Terrorism Insurance.  Generally, the Hilton Garden Inn W 54th Street Borrower is required to obtain insurance against terrorism, terrorist acts or similar acts of sabotage with amounts, terms and coverage consistent with those required with respect to the comprehensive all risk insurance, the commercial general liability insurance and the business interruption insurance required to be maintained by the Hilton Garden Inn W 54th Street Borrower so long as such coverage is available.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-87

MSBAM 2015-C23	Green Mountain Plaza

Mortgage Loan No. 8 – Green Mountain Plaza

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-88

MSBAM 2015-C23	Green Mountain Plaza

Mortgage Loan No. 8 – Green Mountain Plaza

Burlington
55 miles
Pittsford
Oxbow Rd.
Goat Farm Rd.
Dam Rd.
GREEN MOUNTAIN NATIONAL FOREST
Florence Rd.
Proctor-Pittsford Country Club
N. Grove St.
Blue Ridge Mountain
Proctor
Chittenden Rd.
Whipple Hollow Rd.
Mendon
West St.
Post Rd.
Pico Peak
Rutland Country Club
Main St.
Woodstock Ave.
GREEN MOUNTAINS
Marble St.
Pleasant St.
RUTLAND
East Mountain
Stratton Rd.
West Rutland
Paramount Theatre
Chaffee Art Ctr.
Killington Ski Area
RUTLAND AMTRAK
Rutland Plaza
Killington Peak
AMTRAK
Rutland Rd.
Rutland Regional Medical Center
College of St. Joseph
Allen St.
Vermont State Fair
Green Mountain Plaza
315 South Main Street
Rutland, VT 05701
Calvin Coolidge State Forest
Aitken State Forest
Diamond Run Mall
Cold River Rd.
Robinson Hill
RUTLAND COUNTY
Alfrecha Rd.
Round Hill
Creek Rd.
Quarterline Rd.
Middle Rd.
Ira
Rutland Southern VT Regional Airport
Chippenhook
Edmunds Peak
W. Tinmouth Rd.
E. Tinmouth Rd.
Wallingford
MONTREAL
CANADA
St. Albans
Burlington
Montpelier
ADIRONDACK STATE PARK
GREEN MTN. NATIONAL FOREST
WHITE MTN. NATIONAL FOREST
MAINE
NEW HAMPSHIRE
Rutland
Hanover
Lebanon
VERMONT
NEW YORK
Portland
Concord
Manchester
Saratoga Springs
Schenectady
Albany
Troy
Bennington
Brattleboro
Keene
Nashua
Lowell
MASSACHUSETTS
BOSTON
Pittsfield

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-89

MSBAM 2015-C23	Green Mountain Plaza

Mortgage Loan No. 8 – Green Mountain Plaza

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Original Balance:	$35,040,000			Location:	Rutland, VT 05701
Cut-off Date Balance:	$35,040,000			General Property Type:	Retail
% of Initial Pool Balance:	3.3%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	David T. Chase			Year Built/Renovated:	1963; 1994; 1995; 2007/N/A
Mortgage Rate:	4.200%			Size:	224,686 SF
Note Date:	5/18/2015			Cut-off Date Balance per Unit:	$156
First Payment Date:	7/1/2015			Maturity Date Balance per Unit:	$142
Maturity Date:	6/1/2025			Property Manager:	Chase Management LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$3,195,554
Seasoning:	0 months			UW NOI Debt Yield:	9.1%
Prepayment Provisions:	LO (24); DEF (93); O (3)			UW NOI Debt Yield at Maturity:	10.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.48x
Additional Debt Type:	N/A			Most Recent NOI:	$3,302,401 (12/31/2014)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,373,649 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,299,084 (12/31/2012)
Reserves(1)				Most Recent Occupancy(2):	96.5% (5/1/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	96.5% (12/31/2014)
RE Tax:	$60,850	$30,425	N/A	3rd Most Recent Occupancy:	99.1% (12/31/2013)
Insurance:	$5,071	$2,268	N/A	Appraised Value (as of):	$48,000,000 (1/16/2015)
Recurring Replacements:	$0	$2,809	N/A	Cut-off Date LTV Ratio:	73.0%
TI/LC:	$0	$10,417	$700,000	Maturity Date LTV Ratio:	66.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$35,040,000	97.7%	Loan Payoff(3):	$35,267,121	98.3%
Borrower Equity:	$825,115	2.3%	Reserves:	$65,922	0.2%
			Closing Costs:	$532,073	1.5%
Total Sources:	$35,865,115	100.0%	Total Uses:	$35,865,115	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Includes 3,200 SF leased to RadioShack which is currently bankrupt but in occupancy and paying rent. The underwritten cash flows exclude the rent being paid by RadioShack.

(3)	Loan Payoff includes defeasance costs of $2,292,121.

The Mortgage Loan. The eighth largest mortgage loan (the “Green Mountain Plaza Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $35,040,000 secured by a first priority fee mortgage encumbering a 224,686 SF anchored retail center in Rutland, Vermont (the “Green Mountain Plaza Property”). The proceeds of the Green Mountain Plaza Mortgage Loan were used to defease existing debt which was included in the JPMCC 2006-CB17 transaction, fund upfront reserves and pay closing costs.

The Borrower and the Sponsor. The borrower is Chase Green Mountain Limited Partnership (the “Green Mountain Plaza Borrower”), a single-purpose Vermont limited partnership. The general partner, Chase Rutland, Inc., a single-purpose Vermont corporation, has one independent director. David T. Chase, the Green Mountain Plaza Mortgage Loan sponsor and nonrecourse carve-out guarantor, indirectly controls and partially owns the Green Mountain Plaza Borrower. Mr. Chase is the founder of Chase Enterprises, a diversified organization involved in real estate, communications, banking, insurance, manufacturing and engineering. Chase Enterprises’ real estate projects include land holdings, approximately 3.7 million SF of office buildings, 2.5 million SF of retail centers, over 9,000 residential units and 300 hotel rooms. Chase Enterprises owns and operates each of its properties.

The Property. The Green Mountain Plaza Property is a 224,686 SF, four-building, grocery-anchored retail center situated on approximately 21.4 acres in Rutland, Vermont. The main strip mall building was built in 1963 and underwent an addition in 2007 which added Hannaford Supermarket and Bed Bath & Beyond as tenants. A free-standing restaurant building was completed in 1994, a bank branch building was completed in 1995 and a Michaels/Verizon Wireless building was completed in 2007. Major tenants at the Green Mountain Plaza Property include Hannaford Supermarket (29% of NRA), Dick’s Sporting Goods (17% of NRA), Bed Bath & Beyond (11% of NRA), Michaels (10% of NRA) and Staples (9% of NRA). As of May 1, 2015, the Green Mountain Plaza Property was 96.5% leased. Since the expansions at the Green Mountain Plaza Property were completed in 2007, occupancy has not been lower than 95.7%.

Major Tenants.

Hannaford Supermarket (65,250 SF, 29% of NRA, 31% of underwritten rent). Martin’s Food of South Burlington, Inc. (“Hannaford Supermarket”) leases 65,250 SF at the Green Mountain Plaza Property. The lease began on December 1, 2006 and has a current expiration date of November 30, 2026, with

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-90

MSBAM 2015-C23	Green Mountain Plaza

10 five-year lease renewal options. Hannaford Supermarket is a supermarket chain based in Scarborough, Maine. Founded in 1883, Hannaford Supermarket operates approximately 177 locations. In 2000, Hannaford Supermarket was acquired by Delhaize America, a subsidiary of the Delhaize Group (NYSE: DEG). Delhaize Group, which does not guaranty the subject lease, has an approximate market capitalization of $9.4 billion and is rated Baa3 by Moody’s and BBB- by Fitch and S&P. Hannaford Supermarket is not required to report sales. According to an industry report on the sales performance of supermarkets in Rutland, Vermont, the Hannaford Supermarket at the Green Mountain Plaza Property exhibited the second highest estimated sales PSF of $708 compared to the weighted average estimated sales of $599 PSF.

Dick’s Sporting Goods (38,000 SF, 17% of NRA, 19% of underwritten rent). Dick’s Sporting Goods, Inc. (“Dick’s Sporting Goods”) leases 38,000 SF at the Green Mountain Plaza Property. The lease began on March 1, 2005 and has a current expiration date of January 31, 2021, with three five-year lease renewal options. Dick’s Sporting Goods (NYSE: DKS) is a sporting goods retailer that operates approximately 700 stores, primarily in the eastern and central United States. Dick’s Sporting Goods reported sales at the Green Mountain Plaza Property of $169 PSF for the fiscal year ending January 31, 2014 compared to the chain-wide average of $188 PSF as reported by an industry report.

Bed Bath & Beyond (24,000 SF, 11% of NRA, 11% of underwritten rent). Bed Bath & Beyond Inc. (“Bed Bath & Beyond”) leases 24,000 SF at the Green Mountain Plaza Property. The lease began on November 14, 2006 and has a current expiration date of January 31, 2022, with four five-year lease renewal options. Bed Bath & Beyond (NASDAQ: BBBY) operates a chain of over 1,400 domestic merchandise retail stores in the United States, Canada and Mexico, selling goods primarily for the bedroom and bathroom as well as kitchen and dining room. Bed Bath & Beyond has an approximate market capitalization of $12.4 billion and is rated Baa1 by Moody’s and A- by S&P.

Michaels (22,205 SF, 10% of NRA, 11% of underwritten rent). Michaels Stores, Inc. (“Michaels”) leases 22,205 SF at the Green Mountain Plaza Property. The lease began on January 1, 2007 and has a current expiration of March 31, 2022, with four five-year lease renewal options. Michaels (NASDAQ: MIK) is an arts and crafts specialty retailer in North America, selling materials, project ideas and educational materials for creative activities.

Staples (20,771 SF, 9% of NRA, 10% of underwritten rent). Staples, Inc. (“Staples”) leases 20,771 SF at the Green Mountain Plaza Property. The lease began on November 8, 1995 and has been extended three times, most recently in April, 2015, with a current expiration date of November 30, 2020, with one five-year lease renewal option remaining. Staples (NASDAQ: SPLS) retails office supplies, furniture and technology with over 1,800 stores in North America. Staples has an approximate market capitalization of $10.4 billion and is rated Baa2 by Moody’s and BBB- by Fitch and S&P.

The following table presents a summary regarding major tenants at the Green Mountain Plaza Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Concluded Market Rent(3)	Recent Sales PSF		Occ. Cost
Anchor/Major Tenants
Hannaford Supermarket	BBB-/Baa3/BBB-	65,250	29%	$1,060,313	31%	$16.25	11/30/2026	$16.25	$708	(4)	3%
Dick’s Sporting Goods	NR/NR/NR	38,000	17%	$646,000	19%	$17.00	1/31/2021	$15.00	$169	(5)	12%
Bed Bath & Beyond	NR/Baa1/A-	24,000	11%	$360,000	11%	$15.00	1/31/2022	$15.00	N/A		N/A
Michaels	NR/NR/B+	22,205	10%	$377,485	11%	$17.00	3/31/2022	$15.00	N/A		N/A
Staples	BBB-/Baa2/BBB-	20,771	9%	$327,226	10%	$15.75	11/30/2020	$15.00	N/A		N/A
Subtotal/Wtd. Avg.		170,226	76%	$2,771,024	82%	$16.28

Other Tenants		43,494	19%	$598,859	18%	$13.77
Vacant/Bankrupt Space(6)		10,966	5%	$0	0%	$0.00
Total/Wtd. Avg.(7)		224,686	100%	$3,369,883	100%	$15.77

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Source: Appraisal

(4)	Estimated sales PSF based on an industry report.

(5)	Sales PSF as of the fiscal year ending January 31, 2014.

(6)	Includes 3,200 SF leased to RadioShack which is currently in bankruptcy but currently in occupancy and paying rent. The underwritten cash flows exclude the rent being paid by RadioShack.

(7)	Wtd. Avg. Annual UW Rent PSF excludes vacant/bankrupt space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-91

MSBAM 2015-C23	Green Mountain Plaza

The following table presents certain information relating to the lease rollover schedule at the Green Mountain Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
MTM	1	934	$14.25	0%	0%	$13,310	0%	0%
2015	0	0	$0.00	0%	0%	$0	0%	0%
2016	1	6,360	$14.54	3%	3%	$92,474	3%	3%
2017	1	2,700	$26.40	1%	4%	$71,280	2%	5%
2018	1	16,800	$8.00	7%	12%	$134,400	4%	9%
2019	1	2,000	$23.00	1%	13%	$46,000	1%	11%
2020	2	24,271	$15.58	11%	24%	$378,221	11%	22%
2021	1	38,000	$17.00	17%	41%	$646,000	19%	41%
2022	3	57,405	$16.16	26%	66%	$927,885	28%	69%
2023	0	0	$0.00	0%	66%	$0	0%	69%
2024	0	0	$0.00	0%	66%	$0	0%	69%
2025	0	0	$0.00	0%	66%	$0	0%	69%
2026 & Beyond	1	65,250	$16.25	29%	95%	$1,060,313	31%	100%
Vacant/Bankrupt Space(4)	1	10,966	$0.00	5%	100%	$0	0%	100%
Total/Wtd. Avg.	13	224,686	$15.77	100%		$3,369,883	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant/bankrupt space.

(4)	Includes 3,200 SF leased to RadioShack which is currently in bankruptcy but currently in occupancy and paying rent. The underwritten cash flows exclude the rent being paid by RadioShack.

The Market. The Green Mountain Plaza Property is located in the southern portion of the City of Rutland, which is located in Rutland County in the southwestern portion of the State of Vermont. According to the US Census Bureau, the estimated 2014 population for Rutland County was 60,086 people and the median household income from 2009 to 2013 was $49,271. According to the Vermont Department of Labor, as cited in the appraisal, Rutland County had an unemployment rate of 4.2% as of November 2014.

The City of Rutland is the county seat of Rutland County and the third most populous city in the state of Vermont. According to the most recent US Census Bureau figures, as cited in the appraisal, the City of Rutland had a population of 20,923 as of 2010. According to the Vermont Department of Labor, as cited in the appraisal, the City of Rutland had an unemployment rate of 3.2% as of November 2014, compared to 4.2% for Rutland County and 3.9% for Vermont. Top employers (and approximate distance from the Green Mountain Plaza Property) in the City of Rutland include Rutland Regional Medical Center (1.6 miles), GE Aircraft Engines (1.1 miles), Killington/Pico Ski Resort (17.3 / 10.7 miles), Casella Waste Systems (2.5 miles), Green Mountain Power (2.0 miles), College of St. Joseph (2.9 miles), and Community Care Network (1.3 miles).

According to an industry report, the estimated 2015 population within a one-, three- and five-mile radius of the Green Mountain Plaza Property is 2,051, 18,538 and 24,430 people, respectively. Estimated 2015 median household income within a one-, three- and five-mile radius is $48,682, $44,389 and $47,348, respectively. However, according to the appraiser, the trade area for the Green Mountain Plaza Property reaches over 20 miles.

The Green Mountain Plaza Property is located approximately one-half mile from the intersection of US-7 and US-4. US-7 is Rutland’s main north/south thoroughfare and a retail corridor for the market area. US-4 is considered a major east/west traffic corridor. US-7 in proximity to the Green Mountain Plaza Property is improved with a variety of uses including single-family residences and small to large neighborhood commercial properties with local retail and office uses, gas stations, auto dealerships, auto repair shops, restaurants and open space. Within one mile of the Green Mountain Plaza Property are Hampton Inn (88 rooms), Holiday Inn (150 rooms), Days Inn (101 rooms) and Comfort Inn (104 rooms). The Green Mountain Plaza Property’s main competitor, Rutland Plaza Shopping Center is located 1.5 miles to the north and features national and regional tenants such as Price Chopper, Walmart, TJ Maxx, Payless ShoeSource and Dollar Tree. Located between the competing retail centers is the Vermont State Fairgrounds and a number of free-standing national restaurants such as Panera Bread, Dunkin Donuts and McDonalds. According to the appraisal, there are plans to develop a BJ’s Wholesale anchored retail center on a development site adjacent to the south side of the Green Mountain Plaza Property. The main entrance to the Green Mountain Plaza Property is located at the signalized intersection of US-7 and Seward Road, which had an average traffic count of 21,500 to 22,300 vehicles per day.

The appraiser conducted a survey of recent comparable leases within the New England region and found that annual in-place rents for comparable supermarkets ranged from $13.50 PSF to $24.60 PSF and the appraiser concluded to a market rent of $16.25 PSF. Annual in-place rents for comparable junior anchor tenants (Dick’s Sporting Goods, Bed Bath & Beyond, Michaels, Staples, JoAnn Stores, Petco) ranged from $10.75 PSF to $14.00 PSF and the appraiser concluded to a market rent of $15.00 PSF. Annual in-place rents for comparable in-line tenants (Verizon Wireless, AAA Northern New England, Weight Watchers) ranged from $7.50 PSF to $14.00 PSF and concluded to a market rent of $20.00 PSF. Annual in-place rents for comparable pad site leases (99 Restaurants, Merchants Bank) ranged from $15.00 PSF to $33.33 PSF and the appraiser concluded to a market rent of $15.00 PSF. The appraiser concluded to a vacancy and collection loss factor of 5%. The Green Mountain Plaza Property is not located in a retail market as typically used by an appraisal for the purpose of determining overall market and submarket rents and vacancy rates.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-92

MSBAM 2015-C23	Green Mountain Plaza

The appraiser identified Rutland Plaza Shopping Center as the main competition to the Green Mountain Plaza Property. The following table presents a comparison between the Green Mountain Plaza Property and its main competition:

Competitive Summary

Property Name	Address	Year Built	Year Reno.	Size (SF)	Occupancy	Anchor Tenants	Other Major Tenants
Green Mountain Plaza (subject)	315 South Main Street, Rutland, VT	1963/1994/1995/2007	N/A	224,686	97%	Hannaford Supermarket	Dick’s Sporting Goods, Bed Bath & Beyond, Michaels, Staples
Rutland Plaza Shopping Center	1 Rutland Plaza, Rutland, VT	1960	1996	224,514	98%	Price Choppers Grocery, Walmart	TJ Maxx, Payless ShoeSource, Dollar Tree, Rent-A-Center, GameStop, Flagship Cinemas

Source: Appraisal, Industry Report

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the underwritten cash flow at the Green Mountain Plaza Property:

Cash Flow Analysis
	2009	2010	2011	2012	2013	2014	UW	UW PSF
Base Rent(1)	$3,444,786	$3,448,340	$3,566,724	$3,554,701	$3,523,543	$3,462,744	$3,369,883	$15.00
Vacant Rent(2)	$0	$0	$0	$0	$0	$0	$219,320	$0.98
Total Recoveries	$707,744	$692,542	$748,240	$713,985	$735,345	$731,886	$733,173	$3.26
Vacant Recoveries	$0	$0	$0	$0	$0	$0	$37,925	$0.17
Other Income	$4,551	$3,867	$4,004	$4,482	$4,414	$668	$0	$0.00
Vacancy & Credit Loss(3)	$0	$0	$0	$0	$0	$0	($266,438)	($1.19)
Effective Gross Income	$4,157,081	$4,144,749	$4,318,968	$4,273,168	$4,263,302	$4,195,298	$4,093,862	$18.22
Total Operating Expenses	$860,404	$860,403	$930,694	$974,084	$889,653	$892,897	$898,308	$4.00
Net Operating Income	$3,296,677	$3,284,346	$3,388,274	$3,299,084	$3,373,649	$3,302,401	$3,195,554	$14.22
Capital Expenditures	$0	$0	$0	$0	$0	$0	$33,703	$0.15
TI/LC	$0	$0	$0	$0	$0	$0	$125,824	$0.56
Net Cash Flow	$3,296,677	$3,284,346	$3,388,274	$3,299,084	$3,373,649	$3,302,401	$3,036,027	$13.51

Occupancy %	100.0%	100.0%	100.0%	99.1%	99.1%	96.5%	95.1%
NOI DSCR	1.60x	1.60x	1.65x	1.60x	1.64x	1.61x	1.55x
NCF DSCR	1.60x	1.60x	1.65x	1.60x	1.64x	1.61x	1.48x
NOI Debt Yield	9.4%	9.4%	9.7%	9.4%	9.6%	9.4%	9.1%
NCF Debt Yield	9.4%	9.4%	9.7%	9.4%	9.6%	9.4%	8.7%

(1)	UW Base Rent excludes rent being paid by the RadioShack tenant which is currently dark but paying rent.

(2)	UW Vacant Rent is based on the appraiser’s concluded annual market rent of $20 PSF for the vacant units and the RadioShack space which is bankrupt but occupied and paying rent.

(3)	Underwritten Vacancy & Credit Loss of 6.1% versus the actual in-place physical vacancy (including RadioShack) of 4.9% and the appraiser’s concluded market vacancy of 5%.

Escrows and Reserves. The Green Mountain Plaza Borrower deposited $60,850 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly. The Green Mountain Plaza Borrower deposited $5,071 in escrow for annual insurance premiums at loan origination and is required to escrow 1/12 of the annual estimated insurance premiums monthly. The Green Mountain Plaza Borrower is required to make monthly deposits of $2,809 for replacement reserves. The Green Mountain Plaza Borrower is required to make monthly deposits of $10,417 for TI/LC reserves, provided that such deposits are not required at any time that the amount then on deposit in the TI/LC reserve equals or exceeds $700,000. If the amount in the TI/LC reserve falls below $700,000, the Green Mountain Plaza Borrower is required to resume monthly deposits to the TI/LC reserve.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Green Mountain Plaza Mortgage Loan. The Green Mountain Plaza Mortgage Loan has springing cash management. Provided a Cash Management Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Green Mountain Plaza Borrower. During the continuance of a Cash Management Period, provided no event of default exists, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Green Mountain Plaza Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse to the Green Mountain Plaza Borrower the amount of monthly operating expenses (not otherwise paid or reserved for in the required reserves) referenced in an annual budget approved by lender together with other amounts incurred by the Green Mountain Plaza Borrower in connection with the operation and maintenance of the Green Mountain Plaza Property approved by lender, and to remit the remainder to an account to be held by the lender as additional security for the Green Mountain Plaza Mortgage Loan.

A “Cash Management Period” will commence:

(i) upon the occurrence of an event of default and continue until lender’s acceptance of the cure of such event of default; or

(ii) upon the debt service coverage ratio being less than 1.10x and continue until the debt service coverage ratio has been 1.10x or greater for four consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C23	Green Mountain Plaza

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Green Mountain Plaza Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-94

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-95

MSBAM 2015-C23	Town Center at Celebration

Mortgage Loan No. 9 – Town Center at Celebration

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-96

MSBAM 2015-C23	Town Center at Celebration

Mortgage Loan No. 9 – Town Center at Celebration

Golden Bear Club at Keene's Pointe
Bay Hill Golf Club
Bay Hill
Wallace Rd
Universal Studios Florida
Festival Bay Mall at Intl. Drive
ORLANDO
Sand Lake Rd
Lake Tibet Butler
Doctor Phillips
Lockheed Martin
Orange County National Golf Course
Reams Rd
Winter Garden Vineland Rd
Lake Hucklebery
Lake Mabel
Lake Sheen
Big Sand Lake
Universal Blvd
Hickorynut Lake
Orange County Convention & Civic Center
Orlando Intl. Airport 9 miles
Apopka Vineland Rd
Magic Kingdom
Seven Seas Lagoon
Bay Lake
Big Sand Lake
Reedy Lake
Osprey Ridge Golf Course
Sea World Orlando & Discovery Cove
Disney's Polynesian Resort
Disney's Wilderness Lodge
Grand Cypress Golf Club
Central Florida Pkwy
County Hwy 545
Walt Disney World Golf Complex
Williamsburg
Daniel Webster Western Beltway
Palm Parkway
International Golf Club
Faldo Golf Institute by Marriott
MONORAIL
The Campsites at Disney's Fort Wilderness Resort
Lake Buena Vista
WALT DISNEY WORLD RESORT COMPLEX
International Drive
Epcot Center Dr
Disney's Port Orleans Resort
Western Way
Epcot Center
Disney's Old Key West Resort
Downtown Disney
ORANGE COUNTY
Disney's Yacht Club Resort
Lake Bryan
Disney's Coronado Springs Resort
Typhoon Lagoon Water Park
Disney's Animal Kingdom
Buena Vista Dr
World Drive
Disney's Caribbean Resort
World Center Dr
Orange Lake Country Club
Disney's Animal Kingdom Lodge
Disney's Blizzard Beach Water Park
Disney's Hollywood Studios
Disney's Pop Century Resort
International Drive
Central Florida GreeneWay
Lake Buena Vista Factory Stores
Osceola Pkwy
Irlo Bronson Mem Hwy
Disney's All-Star Sports Resort
ESPN Wide World of Sports
Falcons Fire Golf Club
Osceola Parkway
Funie Steed Rd
Disney's All-Star Music Resort
Irlo Bronson Mem Hwy
Lake Cecile
Formosa Gardens Blvd
Old Lake Wilson Rd
Celebration Golf Club
Celebration
Celebration Blvd
The Town Center at Celebration
610 Sycamore Street
Celebration, FL 34747
Citrus Ridge
Mystic Dunes Golf Club
Osceola Square Mall
Kissimmee
N. Goodman Rd
OSCEOLA COUNTY
Reunion
Tri County Rd
Ginn Reunion Resort
International Golf Course
Intercession City
Osceola-Polk Line Rd
Loughman Rd
Ronald Reagan Pkwy
Poinciana
POLK COUNTY
Loughman
Tampa 63 miles
Davenport
Lake Apopka
ORLANDO
Kissimmee

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-97

MSBAM 2015-C23	Town Center at Celebration

Mortgage Loan No. 9 – Town Center at Celebration

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Original Balance:	$34,700,000			Location:	Celebration, FL 34747
Cut-off Date Balance:	$34,654,056			General Property Type:	Mixed Use
% of Initial Pool Balance:	3.2%			Detailed Property Type:	Retail/Office
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Metin Negrin			Year Built/Renovated:	1996/N/A
Mortgage Rate:	4.020%			Size:	161,943 SF
Note Date:	4/6/2015			Cut-off Date Balance per Unit:	$214
First Payment Date:	6/1/2015			Maturity Date Balance per Unit:	$171
Maturity Date:	5/1/2025			Property Manager:	Lexin Realty, LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$2,831,234
Seasoning:	1 month			UW NOI Debt Yield:	8.2%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	10.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.36x
Additional Debt Type:	N/A			Most Recent NOI:	$3,211,354 (1/31/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,078,366 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,961,469 (12/31/2012)
Reserves(1)				Most Recent Occupancy(2):	85.1% (5/1/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	94.9% (12/31/2013)
RE Tax:	$253,081	$42,180	N/A	3rd Most Recent Occupancy:	95.6% (12/31/2012)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$48,700,000 (2/20/2015)
Immediate Repairs:	$7,625	$0	N/A	Cut-off Date LTV Ratio:	71.2%
Recurring Replacements:	$267,234	$2,028	N/A	Maturity Date LTV Ratio:	56.8%
TI/LC:	$0	$7,692	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$34,700,000	100.0%	Loan Payoff:	$20,732,262	59.7%
			Reserves:	$527,940	1.5%
			Closing Costs:	$492,098	1.4%
			Return of Equity:	$12,947,700	37.3%
Total Sources:	$34,700,000	100.0%	Total Uses:	$34,700,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)
The Most Recent Occupancy includes the 11,150 SF AMC tenant, which accounts for approximately 6.9% of the NRA and is currently dark but paying rent. The underwritten cash flows exclude the rent being paid by AMC.

The Mortgage Loan.  The ninth largest mortgage loan (the “Town Center at Celebration Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $34,700,000 secured by a first priority fee mortgage encumbering a 161,943 SF mixed-use property in Celebration, Osceola County, Florida (the “Town Center at Celebration Property”). The proceeds of the Town Center at Celebration Mortgage Loan were primarily used to refinance a previous loan which was included in the GSMS 2005-GG4 transaction, fund upfront reserves, pay closing costs and return equity to the members of the Town Center at Celebration Borrower.

The Borrower and the Sponsor. The borrower is Lexin Celebration Commercial LLC (the “Town Center at Celebration Borrower”), a single-purpose Delaware limited liability company. The managing member, Lexin Celebration Commercial MM LLC, a single-purpose Delaware limited liability company, has one independent director. The Town Center at Celebration Borrower is partially owned and is controlled by Metin Negrin, the sponsor and nonrecourse carve-out guarantor. Mr. Negrin is the founder and president of Lexin Capital, a New York-based real estate investment firm founded in 2002. Lexin Capital owns multifamily, office, retail, and hotel properties in New York, Florida, Maryland, Arizona and Nevada.

The Property. The Town Center at Celebration Property is a 161,943 SF mixed-use property (primarily retail and office) situated on a 9.5-acre site within master-planned community of Celebration, Florida (“Celebration”). Celebration was originally developed by an affiliate of The Walt Disney Company (“Disney”) and is approximately two miles away from the Walt Disney World resort via World Drive. The Town Center at Celebration Property consists of 19 one-, two- and three- story buildings containing 89,875 SF of retail space and 72,068 SF of office space as well as 605 parking spaces. A number of the buildings comprising the Town Center at Celebration Property also contain non-collateral, residential condominiums on the second and third floor. The Town Center at Celebration Property has frontage along several roadways within the downtown Celebration area as well as frontage on Lake Rianhard and a park to the south.

The Town Center at Celebration Property is 85.1% leased to 67 tenants. No single tenant (excluding AMC) occupies more than 5% of the NRA. The retail and office components of the Town Center at Celebration Property are 93% leased and 75% leased, respectively. Tenants at the Town Center at

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-98

MSBAM 2015-C23	Town Center at Celebration

Celebration Property include the community’s post office, bank branches and restaurants, among others. The retail component of the Town Center at Celebration Property is concentrated along three streets and has a diverse tenant mix. The downtown design of the Town Center at Celebration Property is modeled after those found in small American towns and has won numerous awards for its architectural design and picturesque setting. The Town Center at Celebration Property was designed to offer pedestrian access to restaurants, banking, hotels, offices and shopping.

The nine tenants that are required to report sales achieved 2014 sales between $557 PSF and $1,114 PSF with a weighted average of $771 PSF.

Major Tenants.

AMC (11,150 SF, 7% of NRA, 0% of underwritten base rent). American Multi-Cinema, Inc. (“AMC”) leases a 11,150 SF, 2-screen movie theater at the Town Center at Celebration Property, but is currently dark and continues to pay rent. The AMC lease originated when the Town Center at Celebration Property was built. AMC stayed open at the Town Center at Celebration for 10 years as required by its lease. The lease expires on October 31, 2021. AMC has listed the space for sublease.

Bank of America (7,597 SF, 5% of NRA, 5% of underwritten base rent). Bank of America, N.A. (“Bank of America”) leases 4,543 SF of retail space and 3,054 SF of office space at the Town Center at Celebration Property. Bank of America’s initial lease for the 4,543 SF retail space commenced on October 27, 2003. In February 2004, Bank of America leased the additional 3,054 SF of office space. The current lease expiration date for both spaces is October 31, 2018, with seven five-year extension options remaining.

Columbia Restaurant (7,500 SF, 5% of NRA, 9% of underwritten base rent). Columbia Restaurant of Celebration, Inc. (“Columbia Restaurant”) leases a 7,500 SF restaurant at the Town Center at Celebration Property. Columbia Restaurant has been at the Town Center at Celebration Property since October 1997 and its most recent lease was entered into on November 1, 2012 for a term of 20 years with two 10-year lease extension options. Columbia Restaurant is a Spanish-Cuban restaurant chain founded in 1905 with seven locations throughout the state of Florida. Columbia Restaurant pays percentage rent in addition to base rent. Columbia Restaurant reported sales at the Town Center at Celebration Property location of $788 PSF for the calendar year of 2014.

Thai Thani (5,575 SF, 3% of NRA, 4% of underwritten base rent). Salisa International, Inc. (“Thai Thani”) leases 5,575 SF of restaurant space at the Town Center at Celebration Property. The lease began on December 15, 2008 and expires on November 30, 2018. Thai Thani is a Thai restaurant with four locations in Florida.

Celebration Town Tavern (5,503 SF, 3% of NRA, 5% of underwritten base rent). Ipswich, Inc. (“Celebration Town Tavern”) leases 5,503 SF of restaurant space at the Town Center at Celebration Property. The lease commenced on February 1, 2001 and has twice exercised extension options with a current lease expiration date of January 31, 2016, with one five-year lease extension option remaining. Celebration Town Tavern is a family-owned seafood and steakhouse located across from the lakefront in downtown Celebration and reported sales of $1,114 PSF for the calendar year of 2014.

The following table presents a summary regarding major tenants at the Town Center at Celebration Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Rent PSF(3)	2014 Sales PSF	Lease Expiration
Anchor/Major Tenants
Bank of America	A/Baa2/A-	7,597	5%	$167,601	5%	$22.06	N/A	10/31/2018
Columbia Restaurant	NR/NR/NR	7,500	5%	$288,120	9%	$38.42	$788	10/31/2032
Thai Thani	NR/NR/NR	5,575	3%	$114,288	4%	$20.50	N/A	11/30/2018
Celebration Town Tavern	NR/NR/NR	5,503	3%	$169,492	5%	$30.80	$1,114	1/31/2016
Subtotal/Wtd. Avg.		26,175	16%	$739,501	24%	$28.25

Other Tenants		100,498	62%	$2,345,364	76%	$23.34
Vacant/Dark Space(4)		35,270	22%	$0	0%	$0.00
Total/Wtd. Avg.		161,943	100%	$3,084,864	100%	$24.35

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant/dark space.

(4)	AMC leases 11,150 SF but is dark and continues to pay rent. Annual UW Base Rent excludes rent paid by AMC.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-99

MSBAM 2015-C23	Town Center at Celebration

The following table presents certain information relating to the lease rollover schedule at the Town Center at Celebration Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
MTM	12	3,566	$26.25	2%	2%	$93,604	3%	3%
2015	14	10,960	$20.13	7%	9%	$220,655	7%	10%
2016	19	40,615	$25.74	25%	34%	$1,045,572	34%	44%
2017	8	9,981	$19.02	6%	40%	$189,806	6%	50%
2018	12	25,939	$22.02	16%	56%	$571,128	19%	69%
2019	5	7,387	$31.69	5%	61%	$234,079	8%	76%
2020	2	4,202	$17.72	3%	63%	$74,471	2%	79%
2021	1	2,646	$24.00	2%	65%	$63,504	2%	81%
2022	4	13,877	$21.90	9%	74%	$303,926	10%	91%
2023	0	0	$0.00	0%	74%	$0	0%	91%
2024	0	0	$0.00	0%	74%	$0	0%	91%
2025	0	0	$0.00	0%	74%	$0	0%	91%
2026	0	0	$0.00	0%	74%	$0	0%	91%
2027	0	0	$0.00	0%	74%	$0	0%	91%
2028 & Beyond	1	7,500	$38.42	5%	78%	$288,120	9%	100%
Vacant/Dark(4)	1	35,270	$0.00	22%	100%	$0	0%	100%
Total/Wtd. Avg.	79	161,943	$24.35	100%		$3,084,864	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant/dark space.

(4)	AMC leases 11,150 SF but is dark and continues to pay rent. The AMC lease expires in 2021.

The Market.  The Town Center at Celebration Property is located in the Orlando-Kissimmee-Sanford metropolitan statistical area (the “Orlando MSA”). According to an industry report, in 2014 the Orlando MSA had a population of approximately 2.3 million and the unemployment rate was 5.8%. Major economic drivers for the Orlando MSA include tourism driven by the Disney and Universal Studios resorts, the professional and technology sectors and the University of Central Florida.

The Town Center at Celebration Property is located in the master planned community of Celebration, in Osceola County, Florida, less than two miles northwest of Walt Disney World. In addition to the Town Center at Celebration Property, Celebration offers residential single family and attached homes, multifamily apartments and condominiums, retail shops, a luxury hotel, schools from kindergarten to 12th grade, a Stetson University Campus, an 18-hole championship golf course, a wellness center, a 172-bed hospital, a large lake with a promenade and miles of walking paths, parks and nature trails. There are three apartment complexes recently built or currently under construction within Celebration including Evander Square (400 units), Emerson at Celebration (350 units) and Celebration Lofts (306 units). A 45,000 SF, 6-building retail development known as Celebration Shops is currently seeking construction permits. The project will be located along the south side of US Highway 192 along the north side of Celebration Avenue and, according to the appraisal, is currently approximately 85% pre-leased to tenants including Walgreens, Pei Wei and Five Guys Burgers. Construction is expected to start in early summer 2015.

The primary demand generators for the area include Walt Disney World, Sea World, Universal Studios, the International Drive tourist corridor (and collateral timeshare and hotel unit developments), and the Orange County Convention Center. There is also surrounding high density residential development within a one- to three-mile radius of the Town Center at Celebration Property. According to an industry report, the estimated 2015 population within a one-, three- and five-mile radius of the Town Center at Celebration Property was 5,390, 13,181 and 36,504, respectively. The estimated 2015 median household income within a one-, three- and five-mile radius was $70,692, $59,703 and $44,564, respectively.

According to the appraisal, the Town Center at Celebration Property is located in the South Outlier retail submarket of the Orlando retail market. According to an industry report, as of the first quarter of 2015, the Orlando retail market was 6.8% vacant and had an average base rental rate of $14.02 PSF on a triple net basis. As of the first quarter of 2015, the South Outlier retail submarket was 5.0% vacant and had an average base rental rate of $19.13 PSF on a triple net basis. The appraiser identified four retail properties in the Orlando retail market that were considered competitive to the Town Center at Celebration Property that had overall occupancies ranging from 90% to 98%, with an average occupancy of 93%. Comparable leases at the four competitive properties ranged in size from 750 SF to 2,800 SF, with comparable annual rents ranging from $25.00 PSF to $42.50 PSF on a triple net basis. The appraiser concluded to market rents of $15.00 PSF for the AMC space, $30.00 PSF for high visibility/small retail space, $35.00 PSF for restaurant space, $26.00 PSF for street retail/office space and $28.00 PSF for retail space located on Market Street or Front Street.

According to the appraisal, the Town Center at Celebration Property is also located in the Tourist Corridor office submarket of the Orlando office market. According to an industry report, as of the first quarter of 2015, the Orlando office market was 11.4% vacant and had an average base rental rate of $18.75 PSF on a triple net basis. As of the first quarter of 2015, the Tourist Corridor office submarket was 9.1% vacant and had an average base rental rate of $19.11 PSF on a triple net basis. The appraiser identified four office properties in the Orlando retail market that were considered competitive to the Town Center at Celebration Property that had overall occupancies ranging from 62% to 100%, with an average occupancy of 73%. Comparable leases at the four competitive properties ranged in size from 200 SF to 27,000 SF, with comparable annual rents ranging from $12.83 PSF to $19.00 PSF on a triple net basis. The appraiser concluded to annual market rents of $15.00 PSF on a triple net basis.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-100

MSBAM 2015-C23	Town Center at Celebration

The following table presents recent occupancy and leasing data at eight primary competitive centers to the Town Center at Celebration Property. Four of the properties represent retail comparables and four represent office comparables:

Competitive Property Summary
Property Name/Location/Comp Type	Year Built	Overall Occ.	Expense Basis	Tenant Name	Lease Date	Lease Size (SF)	Lease Term (Yrs.)	Base Rent (PSF Ann.)	NNN Base Rent (PSF Ann.)
Winter Park Village 510 N. Orange Avenue Winter Park, FL Retail Comparable	1999	95%	NNN	In-Line Asking High Visibility Asking	Mar-15 Mar-15	1,000 2,000	5 5	$27.50 $37.50	$27.50 $37.50
Lakeside Winter Park 125-131 N. Orlando Avenue Winter Park, FL Retail Comparable	2014	94%	NNN	Orlando Paddle Boarding Scott Trade Orange Theory Fitness Marilyn Day Spa	Jun-14 Jun-14 Jun-14 Jun-14	750 1,490 2,800 2,200	5 5 5 10	$35.00 $42.50 $35.00 $37.00	$35.00 $42.50 $35.00 $37.00
The Loop 3250 N. John Young Pkwy Kissimmee, FL Retail Comparable	2005	98%	NNN	Jimmy Johns	Jan-14	1,210	3	$34.00	$34.00
Water Tower Shoppes 6070 W. Irlo Bronson Memorial Hwy Celebration, FL Retail Comparable	2004	90%	NNN	New Asking	Feb-14 --	1,400 1,200-2,550	5 5	$25.00 $35.00	$25.00 $35.00
Celebration Office Center I & II 1170-1180 Celebration Blvd Celebration, FL Office Comparable	2000	62%	Full Service	Renew New New	Mar-13 Aug-13 Sep-14	27,000 5,700 2,300	5 5 3.2	$19.50 $23.50 $23.00	$13.50 $17.50 $17.00
Celebration Place IV 215 Celebration Place Celebration, FL Office Comparable	2001	80%	Full Service	New New New New	Aug-12 Aug-12 Jun-13 Jul-14	25,000 12,500 3,000 4,300	5.3 5.5 5.3 7.3	$19.50 $21.00 $21.50 $23.25	$13.50 $15.00 $15.50 $17.25
Celebration Corporate Center 1420 Celebration Blvd., Suite 200 Celebration, FL Office Comparable	2008	100%	Gross	Asking	Mar-15	200- 2,000	1-3	$25.00	$19.00
Palm Plaza 1420 Celebration Blvd Celebration, FL Office Comparable	2008	100%	Mod Gross	Villa Direct Renew (NNN) La Rosa Realty Smart Network	Jul-14 Jul-13 Sep-13	7,365 2,558 1,131	5 5 3	$18.50 $24.21 $18.83	$18.50 $18.21 $12.83

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-101

MSBAM 2015-C23	Town Center at Celebration

Operating History and Underwritten Cash Flow.  The following table presents certain information relating to the underwritten cash flow at the Town Center at Celebration Property:

Cash Flow Analysis

	2010	2011	2012	2013	2014	1/31/2015 TTM	UW	UW PSF
Base Rent(1)	$3,084,931	$3,048,539	$3,169,628	$3,369,131	$3,452,486	$3,447,852	$3,084,864	$19.05
Vacant Income(2)	$0	$0	$0	$0	$0	$0	$934,446	$5.77
Percentage Rent(3)	$358,622	$398,911	$457,406	$408,635	$419,744	$455,688	$455,688	$2.81
Total Recoveries(4)	$1,499,209	$1,356,710	$1,392,632	$1,395,240	$1,436,566	$1,431,953	$1,412,297	$8.72
Other Income(5)	$126,853	$46,292	$58,475	$63,297	$68,478	$60,149	$60,149	$0.37
Less Vacancy & Credit Loss(6)	($34,684)	($0)	($20,909)	($10,613)	($0)	($0)	($934,490)	($5.77)
Effective Gross Income	$5,034,931	$4,850,452	$5,057,232	$5,225,690	$5,377,274	$5,395,642	$5,012,954	$30.96
Total Operating Expenses	$2,140,033	$2,164,530	$2,095,763	$2,147,324	$2,174,893	$2,184,288	$2,181,720	$13.47
Net Operating Income	$2,894,898	$2,685,922	$2,961,469	$3,078,366	$3,202,381	$3,211,354	$2,831,234	$17.48
Capital Expenditures	$0	$0	$0	$0	$0	$0	$24,291	$0.15
TI/LC	$0	$0	$0	$0	$0	$0	$90,052	$0.56
Net Cash Flow	$2,894,898	$2,685,922	$2,961,469	$3,078,366	$3,202,381	$3,211,354	$2,716,890	$16.78

Occupancy %	85.2%	89.6%	95.6%	94.9%	90.2%	90.7%	85.1%
NOI DSCR	1.45x	1.35x	1.49x	1.54x	1.61x	1.61x	1.42x
NCF DSCR	1.45x	1.35x	1.49x	1.54x	1.61x	1.61x	1.36x
NOI Debt Yield	8.4%	7.8%	8.5%	8.9%	9.2%	9.3%	8.2%
NCF Debt Yield	8.4%	7.8%	8.5%	8.9%	9.2%	9.3%	7.8%

(1)	Underwritten Base Rent excludes the rent paid by the AMC tenant which is currently dark.

(2)	Vacant Income is based on the appraiser’s concluded market rents for vacant units, includes the dark AMC space at the in-place rent as well as recoveries for the vacant and AMC spaces.

(3)	Underwritten Percentage Rent is based on the percentage rent paid by nine tenants for the trailing 12 months ended January 31, 2015.

(4)	Underwritten Total Recoveries are based on tenant by tenant recovery schedules.

(5)	Underwritten Other Income is based on the trailing 12 months ended January 31, 2015 which includes antenna income, storage income, late fees, interest income and miscellaneous income.

(6)	Underwritten vacancy and credit loss is based on the actual in-place vacancy and includes the dark AMC space.

Escrows and Reserves.  The Town Center at Celebration Borrower deposited $253,081 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The Town Center at Celebration Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the Town Center at Celebration Borrower maintains insurance under an acceptable blanket insurance policy). The Town Center at Celebration Borrower deposited $7,625 in escrow for immediate repairs at loan origination. The Town Center at Celebration Borrower deposited $267,234 in escrow at loan origination and is required to make monthly deposits of $2,028 for replacement reserves. The Town Center at Celebration Borrower is required to make monthly deposits of $7,692 for TI/LC reserves.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Town Center at Celebration Mortgage Loan. The Town Center at Celebration Mortgage Loan has springing cash management. Provided a Cash Management Period (as defined below) has not commenced, funds in the lockbox account are swept daily to an account designated by the Town Center at Celebration Borrower. During the continuance of a Cash Management Period, funds in the lockbox account are swept into a cash management account under the control of the lender and then, provided there is no event of default continuing, applied on each monthly payment date to pay debt service on the Town Center at Celebration Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse to the Town Center at Celebration Borrower the amount of monthly operating expenses (not otherwise paid or reserved for in the required reserves) referenced in an annual budget approved by lender together with other amounts incurred by the Town Center at Celebration Borrower in connection with the operation and maintenance of the Town Center at Celebration Mortgaged Property approved by lender, and to remit the remainder to an account to be held by the lender as additional security for the Town Center at Celebration Mortgage Loan.

A “Cash Management Period” will commence

(i) upon the occurrence of an event of default and will continue until lender’s acceptance of the cure of such event of default; or

(ii) upon the debt service coverage ratio being less than 1.10x for two consecutive calendar quarters and will continue until the debt service coverage ratio has been 1.10x or greater for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Mezzanine Loans and Preferred Equity.  Not permitted.

Release of Property. Not permitted.

Terrorism Insurance.  The Town Center at Celebration Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic, provided, however, that if at any time the Terrorism Risk Insurance Program Reauthorization Act of 2007 (including any successor thereto or replacement thereof) is not in effect, the Town Center at Celebration Borrower is only required to obtain such coverage to the extent the applicable premium does not exceed 200% of the premium on the date of closing of the Town Center at Celebration Mortgage Loan and further provided that if the cost of the terrorism coverage would exceed such amount, the Town Center at Celebration Borrower is required to purchase the maximum amount of terrorism insurance with funds equal to such amount.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-102

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-103

MSBAM 2015-C23	Fairfield Inn Chelsea

Mortgage Loan No. 10 – Fairfield Inn Chelsea

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-104

MSBAM 2015-C23	Fairfield Inn Chelsea

Mortgage Loan No. 10 – Fairfield Inn Chelsea

Theatre District
Times Square
Midtown
West Side
East Side
Garment District
MANHATTAN
Chelsea
Flatiron District
Meatpacking District
West Village
Greenwich Village
Hudson River
Hudson River Greenway
Lincoln Tunnel
Intrepid Sea-Air-Space Museum
Jacob Javits Convention Center
Port Authority Bus Terminal
New York Times Building
Bryant Park
New York Public Library
Grand Central Terminal (Metro North)
Chrysler Building
MetLife Building
Empire State Building
Macy's
Herald Square
Madison Square Garden
General Post Office
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Fashion Institute of Technology
The High Line Elevated Park
The High Line
Chelsea Park
Chelsea Waterside Park
Chelsea Piers Sports & Entertainment Complex
Pier 62 Skatepark
Port Authority-West 30th Street Midtown Heliport
Starrett-Lehigh Building
Madison Square Park
Metropolitan Life Building
Flatiron Building
Theo. Roosevelt Birthplace Nat'l. Historic Site
Union Square
Gramercy Park
Washington Square
Washington Arch
New York University
Jefferson Market Library
Forbes Galleries
Grace Church
Fairfield Inn Chelsea
116 West 28th Street
New York, NY 10001
Broadway
Greenwich Ave.
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY
Hoboken
Weehawken
North Bergen
West New York
Union City
Upper West Side
Upper East Side
Central Park
Astoria
Long Island City
Williamsburg
SoHo
Tribeca
Chinatown
Financial District
Brooklyn Heights
Park Slope

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-105

MSBAM 2015-C23	Fairfield Inn Chelsea

Mortgage Loan No. 10 – Fairfield Inn Chelsea

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$32,500,000			Location:	New York, NY 10001
Cut-off Date Balance:	$32,459,862			General Property Type:	Hospitality
% of Initial Pool Balance:	3.0%			Detailed Property Type:	Limited Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Hiu Ian Cheng; Bun B. Cheng			Year Built/Renovated:	2010/N/A
Mortgage Rate:	4.340%			Size:	110 Rooms
Note Date:	4/29/2015			Cut-off Date Balance per Room:	$295,090
First Payment Date:	6/1/2015			Maturity Date Balance per Room:	$238,206
Maturity Date:	5/1/2025			Property Manager:	Real Hospitality Group, LLC
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$4,101,160
IO Period:	0 months			UW NOI Debt Yield:	12.6%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	15.7%
Prepayment Provisions:	LO (25); YM1 (91); O (4)			UW NCF DSCR:	1.93x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$3,934,287 (3/31/2015 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$4,316,969 (12/31/2013)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$4,515,220 (12/31/2012)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	94.0% (3/31/2015)
Reserves(1)				2nd Most Recent Occupancy:	94.5% (12/31/2014)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	96.0% (12/31/2013)
RE Tax:	$341,966	$68,393	N/A	Appraised Value (as of):	$56,400,000 (12/4/2014)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	57.6%
Immediate Repairs:	$4,688	$0	N/A	Maturity Date LTV Ratio:	46.5%
FF&E:	$352,000	$13,874	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$32,500,000	100.0%	Loan Payoff:	$27,967,058	86.1%
			Reserves:	$698,654	2.1%
			Closing Costs:	$385,081	1.2%
			Return of Equity:	$3,449,207	10.6%
Total Sources:	$32,500,000	100.0%	Total Uses:	$32,500,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan.  The tenth largest mortgage loan (the “Fairfield Inn Chelsea Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $32,500,000 secured by a first priority fee mortgage encumbering a limited service hotel known as the Fairfield Inn Chelsea (the “Fairfield Inn Chelsea Property”) located in New York, New York.

The Borrower and the Sponsor. The borrowers are Midtown West Hotel LLC and Chelsea 28th Street, LLC (together, the “Fairfield Inn Chelsea Borrower”), each a New York limited liability company and each with at least one independent director. The Fairfield Inn Chelsea Borrower is 51% owned by Hiu Ian Cheng and Bun B. Cheng, the loan sponsors and nonrecourse carve-out guarantors. The remaining 49% interest in the Fairfield Inn Chelsea Borrower is held by Hing Wan Cheng and Siu K. Cheng. Hiu Ian Cheng and Bun B. Cheng also have ownership interests in three other Chelsea, New York commercial properties.

The Property.  The Fairfield Inn Chelsea Property is a limited service hotel containing 110 rooms in an 18-story building located on West 28th Street, between 6th and 7th Avenues, in Chelsea, New York City, New York. The Fairfield Inn Chelsea Property was built by the Fairfield Inn Chelsea Mortgage Loan sponsor and opened in December, 2010.

The Fairfield Inn Chelsea Property operates as a Fairfield Inn & Suites hotel under a franchise agreement with Marriott International, Inc. that runs through November 30, 2035. It has a guestroom configuration that consists of 89 king rooms, 19 double/double rooms and two suites. Each guestroom features a work desk, 32-inch flat screen TV and complimentary high speed wireless and wired internet. Amenities at the Fairfield Inn Chelsea Property include a breakfast dining area serving complimentary continental breakfast and Starbucks coffee/tea, a sun room, roof deck, fitness center, business center and vending areas. Though the Fairfield Inn Chelsea Property does not have any meeting space, the sun room and roof deck are available for rent for outside events.

Demand at the Fairfield Inn Chelsea Property is approximately 55% commercial driven, 40% leisure driven and 5% meeting and group driven. The top two corporate accounts for 2014 were E&E Co., LTD (248 rooms, $85,032 of revenue) and Credit Argicole (150 rooms, $38,850 of revenue).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-106

MSBAM 2015-C23	Fairfield Inn Chelsea

More specific information about the Fairfield Inn Chelsea Property and the related competitive set is set forth in the table below:

Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Fairfield Inn Chelsea Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	88.7%	$212.82	$188.75	82.3%	$220.78	$181.61	92.8%	103.7%	96.2%
2012	93.1%	$223.72	$208.35	93.7%	$237.03	$222.06	100.6%	105.9%	106.6%
2013	92.6%	$230.85	$213.68	95.8%	$235.18	$225.39	103.5%	101.9%	105.5%
2014	95.0%	$229.25	$217.83	94.5%	$234.80	$221.87	99.4%	102.4%	101.9%
3/31/2015 TTM	94.4%	$227.56	$214.90	94.0%	$234.57	$220.38	99.5%	103.1%	102.6%

Source: Industry Report

The Market.  The Fairfield Inn Chelsea Property is located in the Chelsea neighborhood in New York City, New York, proximate to several mass transit train and bus lines, and to the transportation hub of Pennsylvania Station. Since the mid-1990s the Chelsea neighborhood has become a center of the New York art world, home to more than 350 art galleries and several art museums and performance spaces. Within the immediate neighborhood, there are a variety of restaurants and small retail businesses. One block away is the Fashion Institute of Technology, due west on 10th Avenue is the High Line development, and within six blocks north are Madison Square Garden, Korea Town, the Empire State Building and Herald Square.

The 2014 estimated population within a one-, three- and five-mile radius of the Fairfield Inn Chelsea Property, was 212,174, 1,193,316 and 2,605,060, respectively. The 2014 estimated average household income within a one-, three- and five-mile radius, was $152,785, $137,996 and $112,423, respectively.

The Manhattan lodging market is supported by the demand of a diverse economic base and its status as a leisure destination with approximately 54.3 million visitors in 2013. The Manhattan lodging market had in 2014 an estimated 750,900 accommodated room nights, with an estimated market occupancy of 93.3% and ADR of $234.21, resulting in a market RevPAR of $218.42. The average annual compound change in RevPAR for the market was 9.2% from 2010 to 2014.

With respect to new supply, a limited service Cambria Suites located within one mile of the Fairfield Inn Chelsea Property at 123-125 West 28th Street (135 rooms) was scheduled to open in February, 2015. There is no other projected competing construction in the area.

The Fairfield Inn Chelsea Property and its primary competitive set are shown in the chart below:

Competitive Property Summary
		Estimated 2014 Market Mix			Estimated 2014 Occupancy, ADR and RevPAR
Property Name	Rooms	Commercial	Leisure	Meeting/ Group	Occ.	Occ. Penetr.	ADR	RevPAR	RevPAR Penetr.
Fairfield Inn Chelsea	110	55%	40%	5%	94.6%	101.4%	$236.10	$223.35	102.3%
Hampton Inn Chelsea Manhattan	144	55%	40%	5%	94%	100.8%	$229.00	$215.26	98.6%
Four Points Manhattan Chelsea	158	50%	40%	10%	90%	96.5%	$259.00	$233.10	106.7%
Hampton Inn Manhattan Madison Square Garden	136	55%	40%	5%	94%	100.8%	$225.00	$211.50	96.8%
Holiday Inn Express NYC Madison Square Garden	228	45%	50%	5%	92%	98.7%	$224.00	$206.08	94.4%
Courtyard by Marriott New York Manhattan Chelsea	273	55%	35%	10%	84%	90.1%	$249.00	$209.16	95.8%
Hilton Garden Inn New York Chelsea	169	60%	35%	5%	94%	100.8%	$226.00	$212.44	97.3%
Wyndham Garden Hotel Manhattan Chelsea West	124	45%	50%	5%	94%	100.8%	$218.00	$204.92	93.8%
DoubleTree by Hilton New York City Chelsea	236	60%	35%	5%	94%	100.8%	$229.00	$215.26	98.6%
Hotel Indigo New York City Chelsea	122	60%	35%	5%	98%	105.1%	$240.00	$235.20	107.7%
Holiday Inn Manhattan 6th Avenue	226	60%	30%	10%	95%	101.9%	$210.00	$199.50	91.3%
Hilton New York Fashion District	280	65%	30%	5%	99%	106.2%	$255.00	$252.45	115.6%
Total/Wtd. Avg.	2,206	56%	37%	6%	93.3%		$234.21	$218.42

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-107

MSBAM 2015-C23	Fairfield Inn Chelsea

Operating History and Underwritten Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Cash Flow at the Fairfield Inn Chelsea Property:

Cash Flow Analysis
	2011	2012	2013	2014	3/31/2015 TTM	UW	UW per Room
Occupancy	N/A	93.8%	96.0%	94.5%	94.0%	94.0%
ADR	N/A	$237.48	$234.93	$234.86	$234.62	$234.62
RevPAR	N/A	$222.71	$225.42	$221.94	$220.54	$220.54

Rooms Revenue	N/A	$8,966,216	$9,049,948	$8,912,165	$8,853,346	$8,853,346	$80,485
Other Income	N/A	$4,021,512	$4,215,815	$4,019,718	$4,227,231	$4,227,231	$38,429
Total Revenue	N/A	$12,987,728	$13,265,763	$12,931,883	$13,080,577	$13,080,577	$118,914
Total Expenses	N/A	$8,472,508	$8,948,794	$8,998,662	$9,146,290	$8,979,417	$81,631
Net Operating Income	N/A	$4,515,220	$4,316,969	$3,933,221	$3,934,287	$4,101,160	$37,283
FF&E	N/A	$0	$0	$0	$0	$355,223	$3,229
Net Cash Flow	N/A	$4,515,220	$4,316,969	$3,933,221	$3,934,287	$3,745,937	$34,054

NOI DSCR	N/A	2.33x	2.23x	2.03x	2.03x	2.11x
NCF DSCR	N/A	2.33x	2.23x	2.03x	2.03x	1.93x
NOI Debt Yield	N/A	13.9%	13.3%	12.1%	12.1%	12.6%
NCF Debt Yield	N/A	13.9%	13.3%	12.1%	12.1%	11.5%

Escrows and Reserves.  The Fairfield Inn Chelsea Borrower deposited $341,966 in escrow at origination for taxes and is required to deposit 1/12 of the estimated annual taxes monthly and 1/12 of the estimated annual insurance premiums monthly (unless the Fairfield Inn Chelsea Property is covered under a “blanket policy” acceptable to the lender). The Fairfield Inn Chelsea Borrower deposited $4,688 in escrow at origination for immediate repairs. Additionally, the Fairfield Inn Chelsea Borrower deposited $352,000 in escrow at origination and is required to deposit monthly 2% of rents for the second preceding calendar month for FF&E.

Lockbox and Cash Management. Upon the occurrence of an event of default or a Cash Sweep Period (as defined below) all receivables with respect to the Fairfield Inn Chelsea Property are required to be deposited to the deposit account, and pass daily to the cash management account during a Cash Sweep Period. Also during a Cash Sweep Period, the Fairfield Inn Chelsea Borrower will be required to deposit all excess cash with respect to the Fairfield Inn Chelsea Mortgage Loan to an account to be held by the lender as additional security for the Fairfield Inn Chelsea Mortgage Loan.

A “Cash Sweep Period” will commence when the DSCR is less than 1.20x for any calendar quarter, and will end when the DSCR equals or exceeds 1.25x for two consecutive calendar quarters.

Property Management. The Fairfield Inn Chelsea Property is managed by Real Hospitality Group, LLC. Real Hospitality Group, LLC has over 150 years of combined hospitality industry experience and currently manages 50 hotels in nine states, including three other hotels in Chelsea, New York City, New York.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance.  The Fairfield Inn Chelsea Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-109

MSBAM 2015-C23	US StorageMart Portfolio

Mortgage Loan No. 11 – US StorageMart Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$31,231,500			Location:	Various
Cut-off Date Balance(1):	$31,231,500			General Property Type:	Self Storage
% of Initial Pool Balance:	2.9%			Detailed Property Type:	Self Storage
Loan Purpose:	Refinance			Title Vesting:	Fee/Leasehold
Sponsors:	TKG-StorageMart Partners, LP; New TKG- StorageMart Partners, LP			Year Built/Renovated:	Various/Various
				Size:	4,519,664 SF
Mortgage Rate:	3.79788%			Cut-off Date Balance per Unit(1):	$42
Note Date:	3/26/2015			Maturity Date Balance per Unit(1):	$42
First Payment Date:	5/6/2015			Property Manager:	TKG-StorageMart Management Co., LLC; New TKG-StorageMart Management Co., LLC
Maturity Date:	4/6/2020
Original Term to Maturity:	60 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$39,111,860
Seasoning:	2 months			UW NOI Debt Yield(1):	20.7%
Prepayment Provisions(2):	LO (26); DEF (30); O (4)			UW NOI Debt Yield at Maturity(1):	20.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	5.27x
Additional Debt Type(1):	Pari Passu/Subordinate/Mezzanine			Most Recent NOI:	$41,253,477 (2/28/2015 TTM)
Additional Debt Balance(1):	$157,694,500/$223,574,000/$102,500,000			2nd Most Recent NOI:	$38,121,951 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$33,895,102 (12/31/2012)
Reserves				Most Recent Occupancy(3):	87.4% (2/28/2015 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	87.4% (12/31/2014)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	86.3% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(4):	$676,500,000 (3/4/2015)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(1)(4):	27.9%
Immediate Repairs	$0	Springing	N/A	Maturity Date LTV Ratio(1)(4):	27.9%
Ground Rent	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$412,500,000	80.1%	Loan Payoff:	$339,273,588	65.9%
Mezzanine Loan:	$102,500,000	19.9%	Closing Costs:	$5,810,431	1.1%
			Return of Partnership Preferred Equity:	$169,915,981	33.0%
Total Sources:	$515,000,000	100.0%	Total Uses:	$515,000,000	100.0%

(1)
The US StorageMart Portfolio Mortgage Loan is part of the US StorageMart Portfolio Non-Serviced Loan Combination, which is comprised of six senior notes and two junior notes (described below) with an aggregate principal balance of $412,500,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the note balance of the US StorageMart Portfolio A-1 Note (as defined below) in the aggregate original principal amount of $188,926,000 and exclude the note balance of the US StorageMart Portfolio A-2 Note (as defined below).

(2)
The final lockout and defeasance periods will be determined based on the securitization date of the last promissory note comprising a part of the US StorageMart Portfolio Non-Serviced Loan Combination.

(3)
Most Recent Occupancy is based on the average physical occupancy for the trailing twelve months ending February 2015. The Occupancy Rate for the US StorageMart Portfolio Property is weighted based on the applicable allocated loan amount.

(4)
The Appraised Value of the US StorageMart Portfolio Property has been determined by an appraisal for the entire portfolio and represents a reduction of 75 basis points to the capitalization rate implied for the individual properties (in the aggregate) and assumes the sale of the whole portfolio to a single buyer. The aggregate of the individual appraised values of the individual properties is $598,440,000.

The Mortgage Loan. The eleventh largest mortgage loan (the “US StorageMart Portfolio Mortgage Loan”) is part of a non-serviced loan combination (the “US StorageMart Portfolio Non-Serviced Loan Combination”) evidenced by six senior promissory notes (Note A-1A, Note A-1B, Note A-1C, Note A-1D, Note A-1E and Note A-1F and, collectively, the “US StorageMart Portfolio A-1 Note,” and such notes are pari passu with respect to the other such notes comprising the US StorageMart Portfolio A-1 Note) with a combined original principal amount of $188,926,000, and two junior promissory notes (Note A-2A and Note A-2B and, collectively, the “US StorageMart Portfolio A-2 Note,” and each such note is pari passu with respect to the other note comprising the US StorageMart Portfolio A-2 Note) with a combined original principal amount of $223,574,000. The US StorageMart Portfolio A-2 Note is subordinate to the US StorageMart Portfolio A-1 Note as and to the extent described in “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The US StorageMart Portfolio Non-Serviced Loan Combination” in the Free Writing Prospectus. The aggregate original principal balance of all the promissory notes evidencing the US StorageMart Non-Serviced Loan Combination is $412,500,000 (see “—Additional Secured Indebtedness” below for additional information), and each promissory note is secured by 65 first priority fee and one leasehold mortgages encumbering 66 self storage facilities in fifteen states collectively known as the US StorageMart Portfolio (the “US StorageMart Portfolio Property”). Promissory Note A-1F, in the original principal amount of $31,231,500, represents the US StorageMart Porfolio Mortgage Loan, and Note A-1A, Note A-1B, Note A-1C, Note A-1D and Note A-1E, in the combined original principal amount of $157,694,500, collectively represent the “US StorageMart Portfolio Non-Serviced Companion Loan.” The proceeds of the US StorageMart Portfolio Non-Serviced Loan Combination were used to refinance a previous loan of

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-110

MSBAM 2015-C23	US StorageMart Portfolio

approximately $339,273,588. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The US StorageMart Portfolio Non-Serviced Loan Combination” and “Servicing of the Mortgage Loans—Additional Matters Relating to the Servicing of the Non-Serviced Mortgage Loans” in the Free Writing Prospectus.

When analyzed on a stand-alone basis, Fitch has indicated that the US StorageMart Portfolio Mortgage Loan has credit characteristics commensurate with a “AAA” rated obligation, DBRS has indicated that the US StorageMart Portfolio Mortgage Loan has credit characteristics commensurate with a “AAA” rated obligation and Moody’s has indicated that the US StorageMart Portfolio Mortgage Loan has credit characteristics commensurate with a “Aa1” rated obligation.

The Borrowers and the Sponsors. The borrowers are TKG-StorageMart Partners Portfolio, LLC and New TKG-StorageMart Partners Portfolio, LLC (together, the “US StorageMart Portfolio Borrowers”), each a single purpose Delaware limited liability company. The US StorageMart Portfolio Borrowers are indirectly owned through a joint venture between members of the StorageMart’s management team, which consists of members of the Burnam Family, and Mr. E. Stanley Kroenke. TKG-StorageMart Partners, LP and New TKG-StorageMart Partners, LP, each a Delaware limited partnership, are the US StorageMart Portfolio Mortgage Loan sponsors and Mr. E. Stanley Kroenke is the nonrecouse carve-out guarantor.

Established in 1999, StorageMart is one of the largest owner/operators of self storage properties in the United States with 166 self branded and self managed self storage properties. StorageMart is the second largest private owner and seventh largest owner of self storage properties in North America. StorageMart’s founder, Gordon Burnam, started developing and acquiring individual self storage properties in the early 1970’s. Each of Gordon Burnam’s four children holds an executive position within StorageMart, including Mike Burnam (CEO) and Chris Burnam (President).

Mr. E. Stanley Kroenke was a Wal-Mart Stores, Inc. director from 1995 to 2000 and was listed on the 2014 “Forbes 400” list, with an estimated $5.6 billion net worth.

The Property. The US StorageMart Portfolio Property is comprised of 66 self-branded self storage properties. No single property represents more than 5.3% of the portfolio’s underwritten NCF. In addition, 51.8% of the US StorageMart Portfolio Property’s rentable SF is comprised of climate controlled units. Each property has 24-hour video surveillance and is fully-fenced, with an access controlled gate which tenants can enter with a unique PIN code. Protection plans are required for any tenant that leases at the US StorageMart Portfolio Property.

The US StorageMart Portfolio Property’s weighted average underwritten physical occupancy, in-place rent per square foot and revenue per available square foot are 85.7%, $15.05 and $13.56, respectively.

The US StorageMart Portfolio Property is centrally managed by StorageMart from its Columbia, Missouri headquarters.

The Market. The US StorageMart Portfolio Property is geographically diversified throughout 15 states, with concentrations in high-barrier and growth markets such as Florida, Illinois, New York, New Jersey, Texas and California. The weighted average population density and population household income within a three-mile radius, were 226,493 and $69,566, respectively, as of the fourth quarter of 2014.

The following table presents the geographical distribution for the US StorageMart Portfolio Property:

Geographical Distribution Summary
State	Total Units	% of Total	Total SF	% of Total	Allocated Loan Amount ($000s)(1)	% of Total	UW NCF ($000s)	% of Total	2013 Occ.	2014 Occ.	TTM Occ.(2)	UW Occ.
Florida	5,559	13.5%	558,963	12.4%	$67,558.6	16.4%	$6,430.8	16.8%	83.9%	86.7%	87.2%	86.5%
Missouri	7,373	18.0%	954,488	21.1%	$63,225.8	15.3%	$6,292.6	16.4%	85.9%	84.9%	84.9%	83.6%
Illinois	6,614	16.1%	736,607	16.3%	$59,659.4	14.5%	$5,106.1	13.3%	87.8%	87.8%	87.6%	86.0%
Kansas	4,074	9.9%	564,325	12.5%	$42,398.4	10.3%	$3,488.2	9.1%	89.3%	87.5%	86.9%	83.3%
New York	3,640	8.9%	168,534	3.7%	$36,757.7	8.9%	$3,484.1	9.1%	88.0%	91.4%	91.8%	91.5%
New Jersey	1,813	4.4%	176,994	3.9%	$32,490.7	7.9%	$2,537.1	6.6%	87.7%	89.7%	89.6%	86.9%
Texas	3,057	7.5%	344,903	7.6%	$28,242.7	6.8%	$2,597.5	6.8%	90.1%	88.8%	87.8%	83.2%
California	3,285	8.0%	253,284	5.6%	$26,184.0	6.3%	$2,663.1	6.9%	81.6%	83.9%	84.5%	84.4%
Georgia	1,838	4.5%	235,455	5.2%	$12,751.2	3.1%	$1,367.6	3.6%	78.1%	82.1%	82.1%	79.1%
Minnesota	768	1.9%	162,995	3.6%	$9,529.0	2.3%	$998.0	2.6%	83.1%	88.5%	89.3%	88.1%
Virginia	529	1.3%	44,418	1.0%	$9,384.4	2.3%	$778.2	2.0%	91.5%	90.9%	90.7%	88.4%
Colorado	654	1.6%	80,923	1.8%	$7,855.9	1.9%	$958.9	2.5%	81.5%	90.1%	91.4%	92.5%
Maryland	590	1.4%	65,246	1.4%	$7,738.8	1.9%	$611.5	1.6%	87.3%	87.0%	85.6%	81.1%
Kentucky	828	2.0%	109,250	2.4%	$6,169.0	1.5%	$755.6	2.0%	88.7%	89.4%	90.1%	90.2%
Louisiana	409	1.0%	63,280	1.4%	$2,554.4	0.6%	$274.1	0.7%	82.3%	85.7%	87.3%	87.4%
Total/Wtd. Avg.	41,031	100.0%	4,519,664	100.0%	$412,500.0	100.0%	$38,343.5	100.0%	86.3%	87.4%	87.4%	85.7%

(1)	Allocated Loan Amount for each state is based on the US StorageMart Portfolio Non-Serviced Loan Combination balance of $412,500,000.

(2)
TTM Occupancy is based on the average physical occupancy (based on square footage) for the trailing 12 months ending February 2015. The Wtd. Avg. occupancy rates for the US StorageMart Portfolio Property are calculated based on the applicable allocated loan amounts.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-111

MSBAM 2015-C23	US StorageMart Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the US StorageMart Portfolio Property:

Cash Flow Analysis
	2011	2012	2013	2014	2/28/2015 TTM		UW	UW PSF
Base Rent	N/A	$46,861,620	$52,021,856	$55,780,656	$56,458,269		$69,108,360	$15.29
Total Recoveries	N/A	$0	$0	$0	$0		$0	$0.00
Other Income(1)	N/A	$5,572,988	$6,130,054	$6,319,676	$6,266,826		$6,266,826	$1.39
Discounts Concessions	N/A	($1,980,155)	($2,074,981)	($2,119,371)	($2,166,564)		($2,307,652)	($0.51)
Less Vacancy & Credit Loss	N/A	$0	$0	$0	$0		($11,767,284)	($2.60)
Effective Gross Income	N/A	$50,454,452	$56,076,930	$59,980,961	$60,558,531		$61,300,250	$13.56
Total Operating Expenses	N/A	$16,559,350	$17,954,978	$19,321,871	$19,305,053		$22,188,390	$4.91
Net Operating Income	N/A	$33,895,102	$38,121,951	$40,659,090	$41,253,477		$39,111,860	$8.65
Capital Expenditures	N/A	$0	$0	$0	$0		$768,343	$0.17
Net Cash Flow	N/A	$33,895,102	$38,121,951	$40,659,090	$41,253,477		$38,343,518	$8.48

Occupancy %	N/A	81.5%	86.3%	87.4%	87.4%	(3)	85.7%
NOI DSCR(2)	N/A	4.66x	5.24x	5.59x	5.67x		5.38x
NCF DSCR(2)	N/A	4.66x	5.24x	5.59x	5.67x		5.27x
NOI Debt Yield(2)	N/A	17.9%	20.2%	21.5%	21.8%		20.7%
NCF Debt Yield(2)	N/A	17.9%	20.2%	21.5%	21.8%		20.3%

(1)	Other Income includes late fees, administration fees, common area maintenance reimbursement, interest income, locks, boxes, trucks and protection plan and miscellaneous income.

(2)
NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield numbers presented above are based on the note balance of the US StorageMart Portfolio A-1 Note in the aggregate original principal amount of $188,926,000.

(3)
The 2/28/2015 TTM Occupancy % reflects the weighted average physical occupancy (based on square footage) for the trailing 12 months ending February 2015 and is calculated based on Allocated Loan Amounts.

Additional Secured Indebtedness. The US StorageMart Portfolio Non-Serviced Loan Combination was co-originated by Citigroup Global Markets Realty Corp. and Bank of America, N.A. on March 26, 2015 and is evidenced by the US StorageMart Portfolio A-1 Note, with an original principal amount of $188,926,000, and the US StorageMart Portfolio A-2 Note, with an original principal amount of $223,574,000. A mezzanine note (the “US StorageMart Portfolio Mezzanine Loan”) in the original principal amount of $102,500,000 is secured by the equity interests in the US StorageMart Portfolio Borrower.

Promissory Note A-1F, in the original principal amount of $31,231,500, represents the US StorageMart Portfolio Mortgage Loan. Promissory Note A-1A, Note A-1B, Note A-1C, Note A-2A and Note A-2B in the aggregate original principal amount of $312,574,000 were contributed to the CGBAM 2015-SMRT transaction. In addition, the US StorageMart Portfolio Mezzanine Loan in the original principal amount of $102,500,000 was contributed to the CGBAM 2015-SMRT MZ transaction. Promissory Notes A-1D and A-1E are currently held by Citigroup Global Markets Realty Corp. and are expected to be contributed to a future securitized trust. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The US StorageMart Portfolio Non-Serviced Loan Combination” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus. The US StorageMart Portfolio Non-Serviced Loan Combination will be serviced pursuant to terms of the CGBAM 2015-SMRT trust and servicing agreement.

The following table presents certain information relating to the US StorageMart Portfolio Mortgage Loan, the US StorageMart Portfolio Non-Serviced Loan Combination and the US StorageMart Portfolio Mezzanine Loan:

Full Debt Summary

Notes	Original Principal Balance	Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	UW NCF DSCR	UW NCF Debt Yield	Cut-off Date LTV(1)
Mortgage Loan	$31,231,500	3.79788%	60	0	60	5.27x	20.3%	27.9%
Non-Serviced Companion Loan	$157,694,500	3.79788%	60	0	60	5.27x	20.3%	27.9%
A-2 Note	$223,574,000	3.79788%	60	0	60	2.41x	9.3%	61.0%
Mezzanine Loan	$102,500,000	8.23000%	60	0	60	1.57x	7.4%	76.1%
Total/Wtd. Avg.	$515,000,000	4.68000%	60	0	60	1.57x	7.4%	76.1%

(1)
Based on the Appraised Value of the US StorageMart Portfolio Property of $676,500,000, as determined by an appraisal for the entire portfolio which represents a reduction of 75 basis points to the capitalization rate implied for the individual properties (in the aggregate) and assumes the sale of the whole portfolio to a single buyer. The Cut-off Date LTVs using the sum of the appraised values on an individual basis are 31.6%, 31.6%, 68.9% and 86.1% for the US StorageMart Porffolio Mortgage Loan, the US StorageMart Portfolio Non-Serviced Companion Loan, the US StorageMart Portfolio A-2 Note and the US StorageMart Portfolio Mezzanine Loan, respectively.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-113

MSBAM 2015-C23	The Quarters

Mortgage Loan No. 12 – The Quarters

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Original Balance:	$22,500,000			Location:	Lafayette, LA 70501
Cut-off Date Balance:	$22,500,000			General Property Type:	Multifamily
% of Initial Pool Balance:	2.1%			Detailed Property Type:	Student Housing
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Peter H. Edwards, Sr.; Michael A. Mouron			Year Built/Renovated:	2007/N/A
Mortgage Rate:	4.280%			Size:	575 Beds
Note Date:	5/13/2015			Cut-off Date Balance per Unit:	$39,130
First Payment Date:	7/1/2015			Maturity Date Balance per Unit:	$31,477
Maturity Date:	6/1/2025			Property Manager:	Edwards Student Housing Management Company, LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$1,889,128
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield:	8.4%
Lockbox/Cash Mgmt Status(1):	Soft/Springing			UW NOI Debt Yield at Maturity:	10.4%
Additional Debt Type:	N/A			UW NCF DSCR:	1.35x
Additional Debt Balance:	N/A			Most Recent NOI (As of):	$1,954,212 (3/31/2015 T-6 Ann.)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$1,736,099 (12/31/2013)
				3rd Most Recent NOI:	$2,000,611 (12/31/2012)
Reserves				Most Recent Occupancy:	93.8% (2/19/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	88.2% (12/31/2013)
RE Tax:	$142,322	$20,332	N/A	3rd Most Recent Occupancy:	89.6% (12/31/2012)
Insurance:	$105,369	$8,105	N/A	Appraised Value (As of):	$31,500,000 (2/26/2015)
Recurring Replacements:	$0	$7,662	N/A	Cut-off Date LTV Ratio:	71.4%
				Maturity Date LTV Ratio:	57.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$22,500,000	100.0%	Loan Payoff:	$21,720,871	96.5%
			Closing Costs:	$383,046	1.7%
			Upfront Escrows:	$247,691	1.1%
			Return of Equity:	$148,392	0.7%
Total Sources:	$22,500,000	100.0%	Total Uses:	$22,500,000	100.0%

(1)	Cash management will spring into effect upon the occurrence of an event of default or debt service coverage ratio falling below 1.15x for two consecutive calendar quarters.

The Mortgage Loan. The twelfth largest mortgage loan (“The Quarters Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $22,500,000 and is secured by a first priority fee mortgage encumbering a student housing property located in Lafayette, Louisiana (“The Quarters Property”). The proceeds of The Quarters Mortgage Loan were primarily used to refinance prior existing debt which was included in the FNA 2013-M5 transaction, pay closing costs, fund upfront escrows and return equity to members of The Quarters Borrower (defined below).

The Borrower and the Sponsor. The borrower is Capstone Quarters - Lafayette, LLC (“The Quarters Borrower”), a single-purpose Ohio limited liability company. The managing member, CQ Lafayette SPE, LLC, a Delaware limited liability company, has one independent director. Peter H. Edwards, Sr. and Michael A. Mouron are the sponsors and nonrecourse carve-out guarantors. Mr. Edwards is the chairman of Edwards Companies, a family owned company founded in 1959 with a focus on multifamily development, student housing development, property management, building supply and insulation and land development. Edwards Companies’ current portfolio includes 18 market rate multifamily properties totaling 5,271 units and 20 student housing properties totaling 4,492 units and 11,837 beds. Mr. Mouron is the founder, president and chairman of Capstone Development Partners (“Capstone”), a real estate development company exclusively focused on developing student housing in collaboration with universities. Since 1997, Capstone has developed 85 projects totaling 41,783 beds.

The Mortgaged Property. The Quarters Property is a Class A student housing community in Lafayette, Lousiana consisting of 205 units with a total of 575 beds contained within nine one-, two- and three-story, wood frame buildings featuring brick veneer and vinyl siding exteriors with pitched composition roofs. The Quarters Property caters primarily to students attending the University of Louisiana at Lafayette and is located approximately 1/2 mile (six-blocks) northeast of the university campus and approximately 1.5 miles north of the Lafayette central business district. As of February 19, 2015, The Quarters Property was 93.8% leased.

Units are fully furnished and unit amenities include standard appliances, full size washer/dryer, ice-maker, panic alarms, queen size beds, high speed internet/cable and bedroom door locks. The units come in floorplans of one to four bedrooms. All units have a private bath for each bedroom, and feature a large common area with a fully equipped kitchen and outside deck or patio. Common amenities include a leasing office/clubhouse with recreation room, computer lab; theater with Nintendo Wii and DVD library, fitness center and tanning bed; pool with sun/party deck, fire pit and gazebo;

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-114

MSBAM 2015-C23	The Quarters

limited access entry gates and sand volleyball court. The Quarters Property was constructed in 2007 by The Quarters Borrower, which has a total cost basis of approximately $25.6 million.

The University of Louisiana at Lafayette is the second largest university in Louisiana and the largest campus in the Louisiana state system with an enrollment of approximately 18,800 students. The university was founded in 1898 as Southwestern Louisiana Industrial Institute and is one of the top-ranked universities in the southern region of the United States. It has a nationally ranked business college along with nursing, architecture, biology, and computer sciences departments and currently offers over 80 undergraduate degree programs and over 30 graduate degree programs.

The Market. The Quarters Property is located in Lafayette, Lafayette Parish County, Louisiana, approximately 1/2 mile (six blocks) northeast of the University of Louisiana at Lafayette campus and serves primarily as housing for university students. According to an industry report, the overall Lafayette multifamily market had approximately 10,653 apartment units as of year end 2014, with an average vacancy rate of 4.6%.

The University of Louisiana at Lafayette had a Fall 2014 student enrollment of 18,796, up from an average of 16,669 for the prior five years. The increase in enrollment followed the university’s effort to improve its image and attract more students, as well as improve the academic quality of its students. In recent years, the university completed several new residence halls totaling approximately 1,000 beds and renovated several others. In total, the university currently offers 3,077 on-campus beds, which represented approximately 16% of the Fall 2014 student enrollment. Although the University of Louisiana system requires students to live on campus if accommodations are available, private off-campus apartments are the primary source of student housing in the subject market.

Below is a chart of comparable student housing properties, all of which are in Lafayette and deemed comparable with respect to location:

Comparable Property Summary
Property	Location	Year Built	Occ.		No. of Units	Avg. Size (SF)	No. of Beds	Avg. Monthly Rent Per Bed		Avg. Monthly Rent PSF		Preleased for Fall 2015(2)
Cottage Landing	301 Coolidge Street	2013	97%		47	1,792	189	$628		$1.41		62%
University Place	200 Oak Crest Drive	1970	85%		192	821	336	$613		$1.31		37%
University House	511 Bertrand Drive	2008	95%		168	827	388	$598		$1.67		47%
Campus Crossing	200 Theater Street	2000	96%		144	1,122	528	$417		$1.36		38%
The Edge	1400 North Bertrand Drive	2007	95%		168	1,230	524	$590		$1.50		56%
The Quarters (subject property)	501 Stewart Street	2007	94%	(1)	205	1,208	575	$562	(1)	$1.31	(1)	74%

Source: Appraisal

(1)	Based on underwritten rent roll.

(2)	Based on a survey of market competitors as of March 24, 2015 which was provided by The Quarters Borrower.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Quarters Property:

Cash Flow Analysis
	2009	2010	2011	2012	2013	2014	3/31/2015 T-6 Ann.		UW	UW per Bed
Gross Potential Rent(1)	$3,821,007	$3,740,690	$3,843,172	$3,943,516	$4,004,588	$3,940,998	$3,893,795		$3,886,154	$6,759
Total Recoveries	$1,170	$0	$10,164	$8,695	$4,315	$10,448	$0		$10,448	$18
Other Income	$172,790	$199,255	$154,481	$154,179	$159,437	$171,735	$205,144		$171,735	$299
Vacancy, Concession & Credit Loss (2)	($556,010)	($212,814)	($250,905)	($372,874)	($485,655)	($506,155)	($273,517)		($291,462)	($507)
Effective Gross Income	$3,438,957	$3,727,131	$3,756,913	$3,733,516	$3,682,685	$3,617,026	$3,825,422		$3,776,875	$6,568
Total Operating Expenses	$1,902,471	$1,712,148	$1,562,078	$1,732,905	$1,946,586	$1,894,309	$1,871,210		$1,887,748	$3,283
Net Operating Income	$1,536,485	$2,014,983	$2,194,835	$2,000,611	$1,736,098	$1,722,717	$1,954,212		$1,889,128	$3,285
Capital Expenditures	$0	$0	$17,034	$34,611	$2,979	$34,289	$0		$91,626	$159
Net Cash Flow	$1,536,485	$2,014,983	$2,177,801	$1,966,000	$1,733,119	$1,688,428	$1,954,212		$1,797,501	$3,126

Occupancy %	94.1%	96.4%	97.4%	89.6%	88.2%	95.7%	93.8%	(3)	93.6%
NOI DSCR	1.15x	1.51x	1.65x	1.50x	1.30x	1.29x	1.47x		1.42x
NCF DSCR	1.15x	1.51x	1.63x	1.47x	1.30x	1.27x	1.47x		1.35x
NOI Debt Yield	6.8%	9.0%	9.8%	8.9%	7.7%	7.7%	8.7%		8.4%
NCF Debt Yield	6.8%	9.0%	9.7%	8.7%	7.7%	7.5%	8.7%		8.0%

(1)	Underwritten gross potential rent is based on rents achieved as of the February 19, 2015 rent roll and applying the average in-place rent for similar beds to vacant beds.

(2)	The underwritten vacancy, concessions & credit loss is based on the appraiser’s conclusions of 4.5% physical vacancy, 1.5% concessions and 1.5% credit loss.

(3)	Occupancy as of February 19, 2015.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-115

MSBAM 2015-C23	Spruce Ridge Apartments

Mortgage Loan No. 13 – Spruce Ridge Apartments

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$22,000,000			Location:	Columbus, IN 47201
Cut-off Date Balance:	$22,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	2.1%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Jeffrey N. Bush; James J. Curtis, Jr.			Year Built/Renovated:	2013/N/A
Mortgage Rate:	4.084%			Size:	262 Units
Note Date:	4/27/2015			Cut-off Date Balance per Unit:	$83,969
First Payment Date:	6/1/2015			Maturity Date Balance per Unit:	$71,073
Maturity Date:	5/1/2025			Property Manager:	Sheehan Property Management, Inc.
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$1,901,317
IO Period:	24 months			UW NOI Debt Yield:	8.6%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	10.2%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF DSCR:	1.44x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$1,386,584 (3/31/2015 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$971,648 (12/31/2014)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	N/A
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	91.6% (3/24/2015)
Reserves				2nd Most Recent Occupancy:	81.7% (12/31/2014)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	N/A
RE Tax:	$44,859	$44,859	N/A	Appraised Value (as of):	$32,600,000 (1/23/2015)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	67.5%
Recurring Replacements:	$0	$5,458	N/A	Maturity Date LTV Ratio:	57.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$22,000,000	100.0%	Loan Payoff:	$18,942,082	86.1%
			Reserves:	$44,859	0.2%
			Closing Costs:	$483,101	2.2%
			Return of Equity:	$2,529,958	11.5%
Total Sources:	$22,000,000	100.0%	Total Uses:	$22,000,000	100.0%

The Mortgage Loan. The thirteenth largest mortgage loan (the “Spruce Ridge Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $22,000,000 secured by a first priority fee mortgage encumbering a Class A, 262-unit garden-style apartment community in Columbus, Indiana (the “Spruce Ridge Apartments Property”).

The Borrower and the Sponsor. The borrower is Spruce Ridge Partners, LLC (the “Spruce Ridge Apartments Borrower”), a single-purpose Indiana limited liability company. The Spruce Ridge Apartments Mortgage Loan sponsors and nonrecourse carve-out guarantors are Jeffrey N. Bush and James J. Curtis Jr., co-founder of Hickory Investors and president of Sheehan Companies. Hickory Investors is a privately held real estate and investment holding company involved in the development and construction of real estate properties. Sheehan Companies is a family-owned construction company founded in 1904, that has been involved in the construction, development and rehabilitation of more than 10,000 apartment units with total construction costs in excess of $400 million.

The Property. The Spruce Ridge Apartments Property is a Class A, 262-unit garden-style apartment complex consisting of 14 three-story apartment buildings located in Columbus, Indiana. The Spruce Ridge Apartments Borrower purchased 21 acres of land for $1.7 million in August of 2012 and completed construction of the Spruce Ridge Apartments Property in December of 2013 for a total development cost of approximately $22.3 million. The units at Spruce Ridge Apartments Property contain fully equipped kitchens, full size washer and dryers, walk-in closets, mini-blinds, high-speed internet access, fireplaces in select units, and balconies and patios with storage. Common amenities include an outdoor swimming pool with sunning pavilion, fitness center with lockers and showers, sauna, lighted tennis court, car care center, cyber café with wireless internet, clubhouse and free on-site surface parking. The Spruce Ridge Apartments Property contains approximately 461 surface parking spaces, 46 attached garages and 8 detached garages, reflecting an overall parking ratio of 1.76 spaces per unit.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-116

MSBAM 2015-C23	Spruce Ridge Apartments

The chart below shows the apartment mix at the Spruce Ridge Apartments Property:

Unit Mix Summary(1)
Floor Plan	No. of Units	% of Total	Occupancy	Average Unit Size (SF)	Average Monthly Rent(2)	Average Monthly Rent PSF(2)	Average Monthly Market Rent PSF
1 Bedroom/1 Bath	134	51%	85%	785	$983	$1.25	$1.26
2 Bedroom/1 Bath	30	11%	100%	976	$1,097	$1.12	$1.15
2 Bedroom/2 Bath	86	33%	99%	1,121	$1,202	$1.07	$1.11
3 Bedroom/2 Bath	12	5%	92%	1,453	$1,642	$1.13	$1.18
Total/Avg.	262	100%	92%	948	$1,105	$1.17	$1.17(3)

(1)	Based on a rent roll dated March 24, 2015.

(2)	Average Monthly Rent and Average Monthly Rent PSF exclude vacant units.

(3)	Average of the appraiser’s concluded annual market rent PSF weighted by the total SF of each unit type.

The Market. The Spruce Ridge Apartments Property is located at 3770 Blue Court, south of State Route 46, in Bartholomew County, Indiana, within the greater Columbus area, approximately five miles northeast of the Columbus central business district (“CBD”). The intersection of State Route 46 and Interstate 65, which is located approximately two miles northeast of the Spruce Ridge Apartments Property, is heavily developed with regional and national retailers such as gas stations, fast food restaurants, small shopping centers and motels. The Fair Oaks Mall is located approximately five miles east and is anchored by K-Mart, JC Penney, Elder-Beerman and Goody’s. Top employers in the Columbus CBD include Cummins, Columbus Regional Hospital, NTN Driveshaft Inc. and Faurecia.

2014 estimated population within a one-, three- and five-mile radius of the Spruce Ridge Apartments Property was 6,425, 37,935 and 51,226, respectively. 2014 estimated average household income within a one-, three- and five-mile radius of the Spruce Ridge Apartments Property was $45,658, $64,407 and $70,085, respectively.

The Bartholomew Country multi-family market ended the fourth quarter 2014 with a vacancy rate of 4.6%. As of the second quarter 2014, the average monthly asking rent for a studio, one bedroom, two bedroom, and three bedroom apartment was $524, $824, $884 and $1,025, respectively.

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Cash Flow at the Spruce Ridge Apartments Property:

Cash Flow Analysis
	2011	2012	2013	2014	3/31/2015 TTM	UW	UW per Unit
Base Rent	N/A	N/A	N/A	$3,433,917	$3,460,236	$3,445,784	$13,152
Other Income(1)	N/A	N/A	N/A	$116,166	$134,390	$151,692	$579
Discounts Concessions	N/A	N/A	N/A	($94,627)	($102,511)	($64,512)	($246)
Less Vacancy & Credit Loss	N/A	N/A	N/A	($1,161,399)	($796,591)	($379,036)	($1,447)
Effective Gross Income	N/A	N/A	N/A	$2,294,057	$2,695,524	$3,153,928	$12,038
Total Operating Expenses	N/A	N/A	N/A	$1,322,409	$1,308,940	$1,252,611	$4,781
Net Operating Income	N/A	N/A	N/A	$971,648	$1,386,584	$1,901,318	$7,257
Capital Expenditures	N/A	N/A	N/A	$71,869	$66,639	$65,500	$250
Net Cash Flow	N/A	N/A	N/A	$899,779	$1,319,945	$1,835,818	$7,007

Occupancy %(2)	N/A	N/A	N/A	81.7%	91.6%	88.8%
NOI DSCR	N/A	N/A	N/A	0.76x	1.09x	1.49x
NCF DSCR	N/A	N/A	N/A	0.71x	1.04x	1.44x
NOI Debt Yield	N/A	N/A	N/A	4.4%	6.3%	8.6%
NCF Debt Yield	N/A	N/A	N/A	4.1%	6.0%	8.3%

(1)	Other Income includes application/cancellation/lease termination fees, cable, garage rentals, furniture, pet fees, storage, electric, vending and misc. income.

(2)	TTM occupancy information is based on the Spruce Ridge Apartments Borrower rent roll dated March 24, 2015.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-117

MSBAM 2015-C23	Chinatown Plaza

Mortgage Loan No. 14 – Chinatown Plaza

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$22,000,000			Location:	Las Vegas, NV 89103
Cut-off Date Balance:	$22,000,000			General Property Type:	Retail
% of Initial Pool Balance:	2.1%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Henry Hwang			Year Built/Renovated:	1995; 1997/N/A
Mortgage Rate:	4.284%			Size:	80,068 SF
Note Date:	5/15/2015			Cut-off Date Balance per Unit:	$275
First Payment Date:	7/1/2015			Maturity Date Balance per Unit:	$221
Maturity Date:	6/1/2025			Property Manager:	Chinatown Plaza, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$2,558,353
Seasoning:	0 months			UW NOI Debt Yield:	11.6%
Prepayment Provisions:	LO (24); DEF (89); O (7)			UW NOI Debt Yield at Maturity:	14.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.84x
Additional Debt Type:	N/A			Most Recent NOI:	$2,689,504 (12/31/2014)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,634,686 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,606,392 (12/31/2012)
Reserves				Most Recent Occupancy:	100.0% (12/31/2014)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	98.6% (12/31/2013)
RE Tax:	$15,502	$7,751	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2012)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$35,800,000 (12/31/2014)
Recurring Replacements:	$0	$2,069	$60,000	Cut-off Date LTV Ratio:	61.5%
TI/LC(1):	$350,000	Springing	N/A	Maturity Date LTV Ratio:	49.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$22,000,000	100.0%	Loan Payoff:	$17,625,740	80.1%
			Reserves:	$365,502	1.7%
			Closing Costs:	$297,892	1.4%
			Return of Equity:	$3,710,866	16.9%
Total Sources:	$22,000,000	100.0%	Total Uses:	$22,000,000	100.0%

(1)
On and after the date that the funds on deposit in the TI/LC Reserve are below $50,000, the Chinatown Plaza Borrower is required to make a deposit of not more than $10,000 on each payment date until the funds on deposit in the TI/LC Reserve account reach $50,000.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Chinatown Plaza Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $22,000,000, secured by a first priority fee mortgage encumbering an anchored retail center known as Chinatown Plaza, located in Las Vegas, Nevada (the “Chinatown Plaza Property”). The proceeds of the Chinatown Plaza Mortgage Loan were used to refinance a previous loan in the outstanding amount of approximately $17,625,740.

The Borrower and the Sponsor. The borrower is Chinatown Las Vegas, LLC (the “Chinatown Plaza Borrower”), a single purpose Delaware limited liability company. Equity ownership in the Chinatown Plaza Borrower is held by JHK Investment Group, Inc. JHK Investment Group, Inc. is owned by Henry Hwang (30%), Kwang-Chin Chen (30%) and James Chen (40%).

The sponsor and nonrecourse carve-out guarantor of the Chinatown Plaza Mortgage Loan is Henry Hwang. The Hwang family developed the Chinatown Plaza Property in 1995, and Henry Hwang has been directly involved in the day-to-day operations at the property since its construction.

The Property. The Chinatown Plaza Property is an 80,068 SF anchored retail center, situated on a 7.25-acre site in Las Vegas, Nevada. The Chinatown Plaza Property, consisting of five buildings (three of which were constructed in 1995 and two of which were constructed in 1997), is located approximately four miles southwest of the Las Vegas central business district. As of December 31, 2014, the Chinatown Plaza Property was 100.0% leased to 39 tenants. The Chinatown Plaza Property has been anchored by 99 Ranch Store (14,500 SF, 18.1% of NRA, 7.4% of underwritten base rent), the largest Asian-themed supermarket chain in the United States since opening in 1994. 99 Ranch Store reported sales of $12,339,995 ($851.03 PSF) in 2014 and operates under a lease expiring December 2019 with one 10-year renewal option followed by five five-year renewal options. The second and third largest tenants are Oriental Buy (7,568 SF, 9.5% of NRA, 2.9% of underwritten base rent) under a month to month lease with five remaining five-year renewal options and Harbor Palace Restaurant (6,825 SF, 8.5% of NRA, 10.5% of underwritten base rent) under a lease expiring August 2020 with six six-year renewal options. The remaining in-line tenants represent a mixture of Asian-themed restaurants, office, grocery and retail stores with no single tenant representing more than 5.8% of SF or 7.7% of base rent. Historical occupancy at the Chinatown Plaza Property was 100% as of December 31, 2014, 98.6% as of December 31, 2013, and 100% as of each December 31, 2012, December 31, 2011 and December 31, 2010.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-118

MSBAM 2015-C23	Chinatown Plaza

The following table presents a summary regarding major tenants at the Chinatown Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration
Anchor/Major Tenants
99 Ranch Market	NR/NR/NR	14,500	18.1%	$209,556	7.4%	$14.45	12/1/2019
Oriental Buy(3)	NR/NR/NR	7,568	9.5%	$81,895	2.9%	$10.82	MTM
Harbor Palace Restaurant	NR/NR/NR	6,825	8.5%	$295,344	10.5%	$43.27	8/1/2020
Emperor’s Garden Restaurant	NR/NR/NR	4,650	5.8%	$135,931	4.8%	$29.23	3/1/2020
Mother’s Grill Korean	NR/NR/NR	3,561	4.4%	$171,690	6.1%	$48.21	2/28/2020
Sam Woo BBQ Restaurant	NR/NR/NR	3,521	4.4%	$217,650	7.7%	$61.81	9/1/2015
Subtotal/Wtd. Avg.		40,625	50.7%	$1,112,067	39.4%	$27.37

Other Tenants		39,443	49.3%	$1,709,412	60.6%	$43.34
Vacant Space		0	0%	$0	0%	$0.00
Total/Wtd. Avg.		80,068	100%	$2,821,479	100%	$35.24

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(3)	Oriental Buy tenant is currently on a month-to-month lease with five renewal options.

The following table presents certain information relating to the lease rollover schedule at the Chinatown Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling(4)	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	7	11,243	$26.65	14%	14%	$299,608	11%	11%
2015	3	8,187	$48.02	10%	25%	$393,157	14%	25%
2016	8	11,046	$43.80	14%	38%	$483,765	17%	42%
2017	6	3,026	$62.63	4%	42%	$189,511	7%	48%
2018	5	4,900	$51.83	6%	48%	$253,978	9%	57%
2019	6	23,477	$24.43	30%	78%	$573,500	20%	78%
2020	4	17,365	$36.16	22%	100%	$627,959	22%	100%
Vacant	0	0	$0.00	0%	100%	$0	0%	100%
Total/Wtd. Avg.(5)	39	79,244	$35.60	100%		$2,821,479	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

(4)	Approx. % of Total SF Rolling is based on the total collateral of 80,068 SF.

(5)	Total SF Rolling excludes 824 SF occupied by the landlord’s office.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-119

MSBAM 2015-C23	Chinatown Plaza

The Market. The Chinatown Plaza Property is located at 4205-4255 Spring Mountain Road and is approximately one mile from Interstate 15 and approximately five miles from McCarran International Airport. The Chinatown Plaza Property is located in the Las Vegas market and the Southwest submarket of Las Vegas, Nevada. The Southwest submarket has a retail inventory of 14,757,856 SF with vacancy of 8.2% and average effective rental rate of $18.04 PSF.

The Chinatown Plaza Property is located in an area designated the “Chinatown District.” According to the appraisal, 2014 absorption in the submarket was 43,000 SF with average occupancy of 86.6%.

The estimated 2014 population within a one-, three-, and five-mile radius of the Chinatown Plaza Property was 17,089, 168,189 and 389,268, respectively. The 2014 estimated average household income within a one-, three-, and five-mile radius of the Chinatown Plaza Property was $55,932, $52,401 and $54,133, respectively.

The following table presents the primary competitive properties to the Chinatown Plaza Property:

Competitive Property Summary
Property Name	Address	Year Built	Occupancy	Total GLA (SF)	Major Tenants	Annual Base Rent (PSF) (NNN)
Center at Spring Mountain	5650 West Spring Mountain Road Las Vegas, NV	2000	85%	22,236	N/A	$24.00
Pacific Asian Plaza	5115 Spring Mountain Road Las Vegas, NV	2004	94%	77,868	Yosi Vapor Boutique;1900 Asian Cuisine; Xia Fang; Veggie House	$21.39 - $24.00
GC Plaza	4255 Spring Mountain Road Las Vegas, NV	1998	100%	25,859	Angel Zhou	$21.00 - $30.00
Spring Mountain Square	3775 Spring Mountain Road Las Vegas, NV	2005	86%	20,125	Law Office of Hanh P. Nguyen; Kuma Snow Cream; Koraku USA	$18.00 - $25.50
Gold Key Shops Strip Center	3059 Las Vegas Boulevard Las Vegas, NV	1961	97%	45,081	Kiran Patel	$44.40 - $70.81
Spring Oaks Shopping Center	4711-4825 Spring Mountain Road Las Vegas, NV	1983	98%	125,150	East West Bank	$17.00 - $28.92

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Chinatown Plaza Property:

Cash Flow Analysis
	2011	2012	2013	2014	UW	UW PSF
Base Rent	N/A	$2,641,632	$2,694,000	$2,735,000	$2,821,478	$35.24
Total Recoveries	N/A	$473,739	$480,415	$482,957	$482,957	$6.03
Percentage Rent	N/A	$0	$0	$0	$0	$0.00
Other Income	N/A	$5,000	$8,526	$6,000	$6,000	$0.07
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($165,222)	($2.06)
Effective Gross Income	N/A	$3,120,371	$3,182,941	$3,223,957	$3,145,213	$39.28
Total Operating Expenses	N/A	$513,979	$548,255	$534,453	$586,860	$7.33
Net Operating Income	N/A	$2,606,392	$2,634,686	$2,689,504	$2,558,353	$31.95
TI/LC	N/A	$0	$0	$0	$140,675	$1.76
Capital Expenditures	N/A	$12,010	$12,010	$0	$24,822	$0.31
Net Cash Flow	N/A	$2,594,382	$2,622,676	$2,689,504	$2,392,856	$29.89

Occupancy %	N/A	100.0%	98.6%	100.0%	95.0%
NOI DSCR	N/A	2.00x	2.02x	2.06x	1.96x
NCF DSCR	N/A	1.99x	2.01x	2.06x	1.84x
NOI Debt Yield	N/A	11.8%	12.0%	12.2%	11.6%
NCF Debt Yield	N/A	11.8%	11.9%	12.2%	10.9%

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-120

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-121

MSBAM 2015-C23	Sawgrass Landing Shopping Center

Mortgage Loan No. 15 – Sawgrass Landing Shopping Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Original Balance:	$20,900,000			Location:	Sunrise, FL 33323
Cut-off Date Balance:	$20,900,000			General Property Type:	Retail
% of Initial Pool Balance:	1.9%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Deborah Samuel			Year Built/Renovated:	2007/N/A
Mortgage Rate:	4.170%			Size:	64,500 SF
Note Date:	4/7/2015			Cut-off Date Balance per Unit:	$324
First Payment Date:	6/1/2015			Maturity Date Balance per Unit:	$289
Maturity Date:	5/1/2025			Property Manager:	Samuel & Co, LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	48 months			UW NOI:	$1,649,044
Seasoning:	1 month			UW NOI Debt Yield:	7.9%
Prepayment Provisions:	LO (25); DEF (92); O (3)			UW NOI Debt Yield at Maturity:	8.8%
Lockbox/Cash Mgmt Status(1):	Hard/Springing			UW NCF DSCR:	1.30x
Additional Debt Type:	N/A			Most Recent NOI:	$1,659,823 (12/31/2014)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,583,889 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,391,282 (12/31/2012)
Reserves				Most Recent Occupancy:	100.0% (4/7/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (8/31/2013)
RE Tax:	$37,331	$5,333	N/A	3rd Most Recent Occupancy:	100.0% (6/30/2012)
Insurance:	$0	$5,722	N/A	Appraised Value (as of):	$28,200,000 (1/15/2015)
Recurring Replacements:	$0	$968	N/A	Cut-off Date LTV Ratio:	74.1%
TI/LC:	$0	$4,300	N/A	Maturity Date LTV Ratio:	66.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$20,900,000	100.0%	Loan Payoff(2):	$20,381,665	97.5%
			Reserves:	$37,331	0.2%
			Closing Costs:	$450,348	2.2%
			Return of Equity:	$30,656	0.1%
Total Sources:	$20,900,000	100.0%	Total Uses:	$20,900,000	100.0%

(1)
Cash management will spring into effect upon the occurrence of (a) an event of default, (b) the debt service coverage ratio falling below 1.10x at the end of any calendar quarter or (c) a LA Fitness Cash Sweep Period. A “LA Fitness Cash Sweep Period” will commence upon the occurrence of any of the following: (i) LA Fitness no longer being in possession or going dark, (ii) any termination or cancellation of the LA Fitness lease or (iii) LA Fitness declaring bankruptcy, giving notice to go dark or terminate its lease, or failing to exercise its renewal option 12 months prior to the then-applicable term of its lease.

(2)	Loan Payoff includes $2,625,925 of defeasance costs.

The Mortgage Loan.  The fifteenth largest mortgage loan (the “Sawgrass Landing Shopping Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $20,900,000 secured by a first priority fee mortgage encumbering a 64,500 SF anchored retail center in Sunrise, Florida (the “Sawgrass Landing Shopping Center Property”). The proceeds of the Sawgrass Landing Shopping Center Mortgage Loan were used to defease existing debt which was included in the LBUBS 2007-6 transaction, fund upfront reserves, pay closing costs and return equity to the Sawgrass Landing Shopping Center Borrower (as defined below).

The Borrower and the Sponsor. The borrower is Trikon Sunrise Associates, LLC (the “Sawgrass Landing Shopping Center Borrower”), a single-purpose Florida limited liability company. The sole member of the Sawgrass Landing Shopping Center Borrower is Sam Sawgrass DE, LLC, a single purpose Delaware limited liability company with one independent director. Deborah Samuel, the Sawgrass Landing Shopping Center Mortgage Loan sponsor and nonrecourse carve-out guarantor, indirectly controls and owns the majority of the Sawgrass Landing Shopping Center Borrower. Ms. Samuel is the principal of Samuel & Co., LLC, a diversified real estate company based in Miami, Florida that acquires, develops, owns and manages commercial and residential real estate properties in the United States.

The Property. The Sawgrass Landing Shopping Center Property is a 64,500 SF anchored retail center situated on a 7.4-acre site in Sunrise, Broward County, Florida, 13.9 miles west of the Fort Lauderdale central business district and 34.1 miles northwest of the Miami central business district. The Sawgrass Landing Shopping Center Property consists of three buildings – a free-standing 35,000 SF building occupied by LA Fitness, a 19,560 SF multi-tenanted, single-story building, and a 9,940 SF multi-tenanted, two-story building. The Sawgrass Landing Shopping Center Property is 100% leased to 13 tenants, including national tenants such as LA Fitness, Panera Bread, FedEx Kinkos, Starbucks and T-Mobile. Panera Bread, the only tenant that is required to report sales, reported sales of $619 PSF for the calendar year of 2014. The Sawgrass Landing Shopping Center Property is situated along West Sunrise Boulevard with a combined traffic count of over 40,000 vehicles per day.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-122

MSBAM 2015-C23	Sawgrass Landing Shopping Center

Together, the Sawgrass Landing Shopping Center Property buildings represent three out of four condominium units of a land condominium project. The fourth condominium unit (the “Bank United Parcel”) is owned and occupied by Bank United and is not part of the collateral. The parking areas of the Sawgrass Landing Shopping Center Property comprise the common area of the land condominium project and are shared with the Bank United Parcel pursuant to the condominium declaration and a reciprocal easement agreement. The Sawgrass Landing Shopping Center Property and the Bank United Parcel are also part of a larger commercial park association that currently includes McDonald’s, Goodyear, Mattress Giant and vacant land. The Sawgrass Landing Shopping Center Borrower controls both the condominium association and the commercial park association.

The following table presents a summary regarding major tenants at the Sawgrass Landing Shopping Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	2014 Sales PSF	Occupancy Cost
Anchor/Major Tenants
LA Fitness(3)	NR/NR/NR	35,000	54%	$764,400	43%	$21.84	12/31/2021	N/A	N/A
Panera Bread	NR/NR/NR	4,524	7%	$162,068	9%	$35.82	5/1/2017	$619	7%
Alfred Angelo Bridal	NR/NR/NR	3,490	5%	$122,848	7%	$35.20	11/30/2017	N/A	N/A
Robin Lewis Insurance Company	NR/NR/NR	3,348	5%	$63,934	4%	$19.10	10/1/2018	N/A	N/A
FedEx Kinkos	NR/Baa1/BBB	3,133	5%	$118,239	7%	$37.74	5/31/2017	N/A	N/A
Subtotal/Wtd. Avg.		49,495	77%	$1,231,490	70%	$24.88

Other Tenants		15,005	23%	$536,266	30%	$35.74
Vacant Space		0	0%	$0	0%	$0.00
Total/Wtd. Avg.(4)		64,500	100%	$1,767,756	100%	$27.41

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Lender is required to commence sweeping excess cash upon the commencement of a LA Fitness Cash Sweep Period.

(4)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the Sawgrass Landing Shopping Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
2015	0	0	$0.00	0%	0%	$0	0%	0%
2016	0	0	$0.00	0%	0%	$0	0%	0%
2017	6	17,935	$36.26	28%	28%	$650,267	37%	37%
2018	2	4,859	$26.35	8%	35%	$128,054	7%	44%
2019	1	1,200	$39.00	2%	37%	$46,800	3%	47%
2020	1	2,227	$39.20	3%	41%	$87,298	5%	52%
2021	1	35,000	$21.84	54%	95%	$764,400	43%	95%
2022	1	2,006	$21.22	3%	98%	$42,563	2%	97%
2023	0	0	$0.00	0%	98%	$0	0%	97%
2024	0	0	$0.00	0%	98%	$0	0%	97%
2025	1	1,273	$38.00	2%	100%	$48,374	3%	100%
2026 & Beyond	0	0	$0.00	0%	100%	$0	0%	100%
Vacant	0	0	$0.00	0%	100%	$0	0%	100%
Total/Wtd. Avg.	13	64,500	$27.41	100%		$1,767,756	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market.  The Sawgrass Landing Shopping Center Property is located in the City of Sunrise, Broward County, Florida. The Sawgrass Landing Shopping Center Property is proximate to many of Broward County’s Class A suburban office markets, retail and entertainment corridors. According to the appraisal, the entire Plantation/Sunrise office market currently contains over 27% of the total Class A office space within Broward County. The region is home to a number of large national and international firms. Approximately 1.4 miles south of the Sawgrass Landing Shopping Center Property is the Sawgrass International Corporate Park, South Florida’s largest office park which features 612 acres of facilities for corporate headquarters and regional office operations. A recently constructed IKEA store is located approximately 2 miles south of the Sawgrass Landing Shopping Center Property. The Sawgrass Mills Mall totaling over 2.3 million SF and featuring more than 300 specialty stores  is located less than 1 mile east of the Sawgrass Landing Shopping Center Property. Approximately 1 mile from the Sawgrass Landing Shopping Center Property is the BB&T Center, a 20,000 seat arena and home to the NHL’s Florida Panthers and host of a multitude of sporting and entertainment events.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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According to the appraisal, the estimated 2014 population within a one-, three- and five-mile radius was approximately 5,828, 62,558 and 194,870, respectively. The estimated 2014 estimated median household income within a one-, three- and five-mile radius was approximately $67,001, $67,987 and $59,575, respectively.

The Sawgrass Landing Shopping Center Property is located within the Sawgrass Park retail submarket within the Broward County retail market. According to an industry report, as of year-end 2014, the Broward County retail market consisted of approximately 102.9 million SF with a 6.3% vacancy rate and asking annual rents of $19.44 PSF. As of year-end 2014, the Sawgrass Park retail submarket consisted of approximately 4.4 million SF with a vacancy rate of 3.2% and asking annual rents of $25.88 PSF.

The following table presents a summary of five primary competitive centers in the greater Sunrise area within a 1.5 mile radius of the Sawgrass Landing Shopping Center Property:

Competitive Property Summary
Property Name/Address	Year Built	Local Occ	Overall Occ	Size (SF)	Expense Basis	Tenant Name	Lease Area (SF)	Lease Date	Lease Term	Annual Base Rent (PSF)
Petsmart Plaza 11905-12121 W. Sunrise Blvd Plantation, FL	1998	89%	89%	125,862	NNN	Quoted	N/A	N/A	N/A	$25.00
Sawgrass Square 12472-12610 Sunrise Blvd Sunrise, FL	1997	97%	97%	209,642	NNN	Nail Depot (renewal) Hair Cuttery (renewal) Office Depot (new) Baptist Outpatient Services Quoted	1,769 1,176 16,050 5,400 N/A	May-12 Aug-12 May-13 Sep-13 N/A	5 Yrs 5 Yrs 10 Yrs 10 Yrs N/A	$29.00 $25.00 $17.00 $26.00 $32.00
Center at Sawgrass 12300 W. Sunrise Blvd Plantation, FL	1998	100%	100%	57,003	NNN	Quoted	N/A	N/A	N/A	$17.00
Plantation Crossing 12220 W. Sunrise Blvd Plantation, FL	1997	81%	81%	70,416	NNN	Quoted	N/A	N/A	N/A	$27.00
Gateway at Sawgrass 165 NW 136 Avenue Sunrise, FL	2009	88%	88%	40,136	NNN	Quoted	N/A	N/A	N/A	$30.00

Source: Appraisal

Operating History and Underwritten Cash Flow.  The following table presents certain information relating to the underwritten cash flow at the Sawgrass Landing Shopping Center Property:

Cash Flow Analysis
	2011	2012	2013	2014	UW	UW PSF
Base Rent(1)	$1,479,564	$1,501,762	$1,640,139	$1,739,326	$1,767,756	$27.41
Vacant Rent	$0	$0	$0	$0	$0	$0.00
Total Recoveries	$274,482	$266,595	$289,235	$299,398	$605,034	$9.38
Other Income(2)	$1,078	$1,244	$9,620	$4,958	$0	$0.00
Vacancy & Credit Loss(3)	$0	$0	$0	$0	($118,640)	($1.84)
Effective Gross Income	$1,755,124	$1,769,601	$1,938,994	$2,043,682	$2,254,151	$34.95
Total Operating Expenses	$368,270	$378,319	$355,105	$383,859	$605,107	$9.38
Net Operating Income	$1,386,854	$1,391,282	$1,583,889	$1,659,823	$1,649,043	$25.57
Capital Expenditures	$0	$0	$0	$0	$11,804	$0.18
TI/LC	$19,759	$14,813	$59,751	$3096	$51,600	$0.80
Net Cash Flow	$1,367,095	$1,376,469	$1,524,138	$1,656,727	$1,585,640	$24.58

Occupancy %	100.0%	100.0%	100.0%	100.0%	100.0%
NOI DSCR	1.13x	1.14x	1.30x	1.36x	1.35x
NCF DSCR	1.12x	1.13x	1.25x	1.36x	1.30x
NOI Debt Yield	6.6%	6.7%	7.6%	7.9%	7.9%
NCF Debt Yield	6.5%	6.6%	7.3%	7.9%	7.6%

(1)	Underwritten Base Rent is based on leases in place, with scheduled rent increases through October 2015.

(2)	Other Income includes antenna rent, which is no longer in place.

(3)
Vacancy & Credit Loss and UW Occupancy % are based on a vacancy factor of 5%, which is greater than actual vacancy of 0%, the submarket vacancy of 3.2% and the appraiser’s concluded market vacancy of 2%.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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